Exhibit 10.1

consent and THIRD AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Consent and Third Amendment to Third Amended and Restated Credit Agreement (this “Agreement”) is made as of February 21, 2024 among PHYSICIANS REALTY L.P., a Delaware limited partnership (to be succeeded by DOC OP upon consummation of the Partnership Merger (each as defined below)) (the “Borrower”), PHYSICIANS REALTY TRUST (to be succeeded by DOC upon consummation of the Company Merger (each as defined below)), a Maryland real estate investment trust (the “Parent”), HEALTHPEAK PROPERTIES, INC., a Maryland corporation (“Healthpeak”), HEALTHPEAK OP, LLC, a Maryland limited liability company and direct consolidated subsidiary of Healthpeak (“Healthpeak OP”), KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”), and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower and the Parent (the “Original Credit Parties”), the Administrative Agent and the Lenders have entered into a certain Third Amended and Restated Credit Agreement dated as of September 24, 2021 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of March 31, 2023, as amended by that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of May 24, 2023 and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), wherein the Administrative Agent and the Lenders agreed to provide a revolving credit facility to the Borrower in the aggregate principal amount of up to $1,000,000,000.00 and a term loan facility to the Borrower in the original principal amount of $400,000,000.00.

WHEREAS, the Borrower has informed the Administrative Agent that the Parent and the Borrower entered into that certain Agreement and Plan of Merger dated as of October 29, 2023 (as the same may be amended, modified, supplemented, or restated from time to time, the “Merger Agreement”) with Healthpeak; DOC DR Holdco, LLC (formerly known as Alpine Sub, LLC), a Maryland limited liability company and a direct wholly owned subsidiary of Healthpeak (“DOC”); DOC DR, LLC (formerly known as Alpine OP Sub, LLC), a Maryland limited liability company (“DOC OP”) and a direct wholly owned subsidiary of Healthpeak OP.

WHEREAS, pursuant to the Merger Agreement, (i) the Parent will merge into DOC, with DOC continuing as the surviving entity (the “Company Merger”) and (ii) the Borrower will merge into DOC OP, with DOC OP continuing as the surviving entity (the “Partnership Merger”).

WHEREAS, as a result of the Company Merger, the Partnership Merger and certain other intercompany transactions to be consummated in connection therewith (the “Closing Date Transactions”), DOC shall be a direct wholly owned subsidiary of Healthpeak OP and DOC OP shall be a direct consolidated subsidiary of DOC.

WHEREAS, detailed descriptions of the Company Merger and the Partnership Merger have been made publicly available by the Parent pursuant to that certain Form 8-K filed with the U.S. Securities and Exchange Commission on October 30, 2023, including a copy of the Merger Agreement as Exhibit 2.1 thereto.

WHEREAS, (i) upon the consummation of the Company Merger, DOC, as successor to the Parent, shall assume all rights and obligations of the Parent under the Credit Agreement and the other Credit Documents, including but not limited to the Parent’s rights and obligations as Guarantor thereunder, (ii) upon the consummation of the Partnership Merger, DOC OP, as successor to the Borrower, shall assume all rights and obligations of the Borrower under the Credit Agreement and the other Credit Documents ((i) and (ii) together, the “Assumption”), and (iii) upon the effectiveness of the Assumption, Healthpeak and Healthpeak OP shall guarantee the Obligations under the Credit Agreement and DOC and DOC OP shall guarantee all obligations under that certain Term Loan Agreement dated as of August 22, 2022 (as amended by that certain Consent and Amendment No. 1 dated as of February 10, 2023, and as further amended, restated, supplemented or otherwise modified prior to the date hereof) by and among Healthpeak, Healthpeak OP, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Guarantor Joinders”).

WHEREAS, the closing of the Company Merger and the Partnership Merger is subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, including, among other things, the receipt of applicable stockholder and regulatory approvals.

WHEREAS the Administrative Agent and the Lenders party hereto, constituting all of the Required Class Term Lenders under the Credit Agreement immediately prior to the Consent Effective Time (as defined below) (after giving effect to any Lender assignments to be consummated at or prior to the Consent Effective Time) (the “Consenting Lenders”), have agreed pursuant to and in accordance with Section 11.4 of the Credit Agreement to consent to the Company Merger, the Partnership Merger, the other Closing Date Transactions and the Assumption, to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

WHEREAS the Administrative Agent and the Consenting Lenders have agreed pursuant to and in accordance with Section 11.4 of the Credit Agreement to make certain amendments to the Credit Agreement as set forth in Section 3 hereof, including to effectuate the Guarantor Joinder, in each case to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

WHEREAS, effective as of the Amendment Effective Time, the Borrower will terminate the Revolving Commitments in whole, upon which the Revolving Credit Exposure shall be reduced to $0 and the Revolving Lenders shall be released from their respective Revolving Commitments thereunder (the “Revolver Termination”).

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.            Definitions. Unless otherwise defined herein (including the recitals hereto), capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement and other Credit Documents shall, after such applicable section of this Agreement becomes effective, refer to the Credit Agreement as amended hereby.

2.            Consent Under Credit Agreement. Effective as of the Consent Effective Time (as defined below), the Administrative Agent and the Consenting Lenders consent to the Company Merger, the Partnership Merger, the other Closing Date Transactions, the Assumption, the Guarantor Joinders and any actions related to the foregoing (collectively, the “Permitted Transactions”), in each case notwithstanding anything in the Credit Agreement or any other Credit Document to the contrary. For the avoidance of doubt and without limitation, effective as of the Consent Effective Time, the Administrative Agent and the Consenting Lenders hereby agree that (a) none of the Permitted Transactions shall constitute (i) a Change of Control as defined in the Credit Agreement, (ii) a transaction prohibited by Section 8.10 of the Credit Agreement or (iii) a transaction prohibited by Section 8.12 of the Credit Agreement, (b) the failure of DOC, as successor to the Parent in the Company Merger, to qualify as a REIT shall not constitute a breach of Section 7.16 of the Credit Agreement or a Default or Event of Default under Section 9.1(m) of the Credit Agreement and (c) the Permitted Transactions shall be permitted in their entirety. The consents and agreements set forth in this Section 2 are collectively referred to as the “Consents”. References to the Credit Agreement in this section are to the existing Credit Agreement prior to effectiveness of this Agreement.

3.            Amendments to Credit Agreement.

(a)          Effective as of the Amendment Effective Time, the Credit Agreement and the Compliance Certificate are amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) set forth in Exhibit A to this Agreement (the amendments set forth in Exhibit A, collectively, the “Amendments”; the Credit Agreement as amended by the Amendments, the “Amended Credit Agreement”).

(b)            The Revolving Lenders party hereto hereby acknowledge the Revolver Termination and waive any requirement of advance notice of the Revolver Termination set forth in Section 2.11(b) of the Credit Agreement.

(c)            Each Consenting Lender agrees that, as of the Amendment Effective Date, its Term Commitments are as set forth on Appendix A attached hereto.

4.            Consent Effective Time. The Consents shall become effective as of the first time each of the following conditions has been satisfied or waived by the Administrative Agent (the “Consent Effective Time”):

(a)            Transaction Document. The Administrative Agent shall have received a copy of this Agreement, executed and delivered by a duly authorized officer of each Original Credit Party, the Administrative Agent and each of the Consenting Lenders.

(b)            Representations and Warranties. As of the Consent Effective Time, solely with respect to the Original Credit Parties, (x) the representations and warranties contained in Section 6 of this Agreement shall be true and correct in all material respects and (y) each of the Specified Representations (as defined in the Amended Credit Agreement) shall be true and correct in all material respects; provided that, in each case, (i) any representation or warranty qualified as to materiality shall be true and correct in all respects and (ii) any representation or warranty made solely with respect to a specified prior date shall be true and correct in all material respects (subject to clause (i) of this proviso) as of such specified date.

(c)            No Default. No Default or Event of Default shall have occurred and be continuing immediately prior to the Consent Effective Time or would result from this Agreement.

5.            Amendment Effective Time. The Amendments and the Revolver Termination shall become effective as of the first time each of the following conditions has been satisfied or waived by the Administrative Agent (the “Amendment Effective Time”):

(a)            Effectiveness of Consent. The Consent Effective Time shall have occurred.

(b)            Closing of Permitted Transactions. The Permitted Transactions shall have been immediately prior to the Amendment Effective Time, or substantially concurrently with the Amendment Effective Time will be, consummated.

(c)            Transaction Document. The Administrative Agent shall have received a copy of this Agreement, executed and delivered by a duly authorized officer of each of Healthpeak, Healthpeak OP, DOC and DOC OP (the “Closing Date Credit Parties”).

(d)            Organizational Documents. The Administrative Agent shall have received copies of (i) articles of incorporation, certificate of organization or formation, or other like document for each of the Closing Date Credit Parties certified as of a recent date by the appropriate Governmental Authority, (ii) (A) bylaws, operating agreement, partnership agreement or like document, (B) resolutions approving the transactions contemplated by this Agreement and authorizing execution and delivery of this Agreement, and (C) incumbency certificates, for each of the Closing Date Credit Parties, in each case certified by an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent, and (iii) copies of certificates of good standing, existence or other like document (if available) for each of the Closing Date Credit Parties, dated as of a recent date, from the appropriate Governmental Authority of its jurisdiction of formation or organization.

(e)            Opinions. The Administrative Agent shall have received customary opinions of counsel (including local counsel to the extent reasonably required by the Administrative Agent and requested no later than five (5) Business Days prior to the Amendment Effective Time) for each of the Closing Date Credit Parties addressed to and/or for the benefit of the Administrative Agent and the Lenders party to the Amendments, including, among other things, opinions regarding the due authorization, execution and delivery of the Amendments, and the enforceability thereof.

(f)            Representations and Warranties. As of the Amendment Effective Time, solely with respect to the Closing Date Credit Parties, (x) the representations and warranties contained in Section 6 of this Agreement shall be true and correct in all material respects and (y) each of the Specified Representations (as defined in the Amended Credit Agreement) shall be true and correct in all material respects; provided that, in each case, (i) any representation or warranty qualified as to materiality shall be true and correct in all respects and (ii) any representation or warranty made solely with respect to a specified prior date shall be true and correct in all material respects (subject to clause (i) of this proviso) as of such specified date.

(g)            No Default. No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Time or would result from this Agreement (in each case after giving effect to the Consents).

(h)            Payment of Fees and Expenses. The Administrative Agent shall have received reasonable confirmation that all reasonable and documented out-of-pocket fees and expenses required to be paid by the Borrower on or before the Amendment Effective Time to the Consenting Lenders in connection with the Amendments have been paid to the extent invoiced not less than five Business Days in advance of the Amendment Effective Time, including the reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent in connection with the Amendments.

(i)            KYC. Upon the reasonable written request of any Consenting Lender made at least ten (10) Business Days prior to the Amendment Effective Time, Borrower shall have provided to such Consenting Lender, (i) all documentation and other information about the Credit Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification with respect to the Borrower.

6.             Representations and Warranties. (i) As of the Consent Effective Time, each Original Credit Party hereby represents and warrants and (ii) as of the Amendment Effective Time, each Closing Date Credit Party hereby represents and warrants that:

(a)            Such party has the requisite power and authority to execute, deliver and perform this Agreement.

(b)            Such party has taken all necessary corporate (or analogous) action to authorize the execution, delivery and performance of this Agreement. This Agreement and the Amended Credit Agreement constitute a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and subject to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)            No Default or Event of Default (as defined in (i) to the extent such representation is made by the Original Credit Parties, the Credit Agreement and (ii) to the extent such representation is made by the Closing Date Credit Parties, the Amended Credit Agreement) has occurred and is continuing.

 7.            Consenting Lender Acknowledgement. By submitting its signature page to this Agreement to the Administrative Agent, each Lender party hereto acknowledges and agrees that (i) such signature page may not be withdrawn or revoked, and shall not be returned, except upon the express written consent of the Borrower and (ii) its consents and agreements hereunder are binding upon its successors and assigns, including any assignee under Section 11.5 of the Credit Agreement. Each Consenting Lender hereby acknowledges and agrees that any assignment of all or a portion of their Loans under the Credit Agreement entered into after the date of execution hereof and prior to the Amendment Effective Time shall be expressly subject to the assignee of such Consenting Lender acknowledging to the Borrower that they are bound by the consent provided by such Consenting Lender hereunder.

8.            Limited Effect. As of the Consent Effective Time, any reference in any Credit Document to the Credit Agreement shall be to the Credit Agreement after giving effect to the Consents, and as of the Amendment Effective Time, any reference in any Credit Document to the Credit Agreement shall be to the Credit Agreement after giving effect to the Consents and the Amendments. Except as set forth herein, (i) all of the terms and provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect and (ii) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

9.            Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

10.          General Terms. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. A set of the copies of this Agreement signed by all the parties shall be lodged with the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.            Headings, etc. Section or other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.            Credit Document. Each Credit Party hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein, in the Credit Agreement or in any other Credit Document, this Agreement shall constitute a Credit Document under the Credit Agreement.

13.            Amendments. This Agreement shall not be amended, restated, amended and restated or otherwise modified except as provided in Section 11.4 of the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

physicians realty L.P., a Delaware limited partnership

By:	Physicians Realty Trust, as General Partner

By:	/s/ John Thomas
Name:	John Thomas
Title:	President

PARENT:

PHYSICIANS REALTY TRUST, a Maryland real estate investment trust

By:	/s/ John Thomas
Name:	John Thomas
Title:	President

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Laura Conway
	Name:	Laura Conway
	Title:	Senior Banker

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Laura Conway
	Name:	Laura Conway
	Title:	Senior Banker

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

BMO BANK, N.A., as a Lender

By:	/s/ Jonas L. Robinson
	Name:	Jonas L. Robinson
	Title:	Director

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Tyler Morgan
	Name:	Tyler Morgan
	Title:	Vice President

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

RAYMOND JAMES BANK, as a Lender

By:	/s/ Alexander Sierra
	Name:	Alexander Sierra
	Title:	Senior Vice President

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Mark Hardison
	Name:	Mark Hardison
	Title:	Managing Director

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

CREDIT AGRICOLE CORPORATE INVESTMENT BANK, as a Lender

By:	/s/ Michael Ubriaco
	Name:	Michael Ubriaco
	Title:	Director

By:	/s/ Jill Wong
	Name:	Jill Wong
	Title:	Director

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mitchell Vega
	Name:	Mitchell Vega
	Title:	Senior Vice President

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

CONSENTED TO AND AGREED:

HEALTHPEAK:

HEALTHPEAK PROPERTIES, INC., a Maryland corporation

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

HEALTHPEAK OP:

HEALTHPEAK OP, LLC, a Maryland limited liability company

By:	HEALTHPEAK PROPERTIES, INC., a Maryland corporation, its Managing Member

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

DOC DR HOLDCO, LLC, a Maryland limited liability company

By: HEALTHPEAK OP, LLC, a Maryland limited liability company, its Sole Member

By: HEALTHPEAK PROPERTIES, INC., a Maryland corporation, its Managing Member

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

DOC DR, LLC, a Maryland limited liability company

By: DOC DR HOLDCO, LLC, a Maryland limited liability company, its Managing Member

By: HEALTHPEAK OP, LLC., a Maryland limited liability company, its Sole Member

By: HEALTHPEAK PROPERTIES, INC., a Maryland corporation, its Managing Member

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

[Signature Page to Consent and Third Amendment to Third Amended and Restated Credit Agreement]

EXHIBIT A

COMPOSITE THIRD AMENDED AND RESTATED CREDIT AGREEMENT – CONFORMED THROUGH THE ~~SECOND AMENDMENT AS OF MAY 24, 2023~~CONSENT AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AS OF FEBRUARY 21, 2024 (EFFECTIVE AS OF MARCH 1, 2024)

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 24, 2021,

as amended March 31, 2023, May 24, 2023, and March 1, 2024

among

DOC DR, LLC (as successor to PHYSICIANS REALTY L.P.),
as Borrower,

~~PHYSICIANS REALTY TRUST,~~
~~as Guarantor~~

DOC DR HOLDCO, LLC (as successor to PHYSICIANS REALTY TRUST),
HEALTHPEAK PROPERTIES, INC., and
HEALTHPEAK OP, LLC
as Guarantors

THE LENDERS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

KEYBANC CAPITAL MARKETS, INC., BMO CAPITAL MARKETS, and CITIZENS BANK, N.A.

as Lead Arrangers and Co-Book Runners

BMO CAPITAL MARKETS AND CITIZENS BANK, N.A.,

as Co-Syndication Agents

TABLE OF CONTENTS

Page

Section 1	DEFINITIONS AND INTERPRETATION	1

Section 1.1	Definitions	1
Section 1.2	Accounting Terms	~~41~~51
Section 1.3	Rules of Interpretation	~~42~~52
Section 1.4	~~Divisions~~[Reserved]	~~43~~54
Section 1.5	Rates	~~43~~54

Section 2	LOANS AND LETTERS OF CREDIT	~~44~~54

Section 2.1	Revolving Loans, the Existing Term Loan and Additional Term Loans	~~44~~54
Section 2.2	Swingline Loans	~~45~~56
Section 2.3	Issuances of Letters of Credit and Purchase of Participations Therein	~~47~~58
Section 2.4	Pro Rata Shares; Availability of Funds	~~51~~61
Section 2.5	Evidence of Debt; Register; Lenders’ Books and Records; Notes	~~52~~63
Section 2.6	Scheduled Principal Payments	~~53~~63
Section 2.7	Interest on Loans	~~53~~63
Section 2.8	Conversion/Continuation	~~55~~66
Section 2.9	Default Rate of Interest	~~56~~66
Section 2.10	Fees	~~57~~67
Section 2.11	Prepayments/Commitment Reductions	~~58~~69
Section 2.12	Application of Prepayments	~~59~~70
Section 2.13	General Provisions Regarding Payments	~~60~~70
Section 2.14	Sharing of Payments by Lenders	~~61~~71
Section 2.15	Cash Collateral	~~62~~72
Section 2.16	Defaulting Lenders	~~62~~73
Section 2.17	Removal or Replacement of Lenders	~~65~~75
Section 2.18	Extension of Revolving Maturity Date	~~66~~76
Section 2.19	Increase in Commitments	~~67~~78

Section 3	YIELD PROTECTION	~~69~~80

Section 3.1	Making or Maintaining SOFR Loans	~~69~~80
Section 3.2	Increased Costs	~~71~~82
Section 3.3	Taxes	~~72~~83
Section 3.4	Mitigation Obligations; Designation of a Different Lending Office	~~76~~86
Section 3.5	Permanent Inability to Determine Rate; Benchmark Replacement~~. Notwithstanding anything to the contrary herein or in any other Credit Document:~~	~~77~~87

Section 4	GUARANTY	~~78~~89

Section 4.1	The Guaranty	~~78~~89
Section 4.2	Obligations Unconditional	~~79~~89
Section 4.3	Reinstatement	~~80~~90
Section 4.4	Certain Additional Waivers	~~80~~91
Section 4.5	Remedies	~~80~~91
Section 4.6	Rights of Contribution	~~80~~91
Section 4.7	Guarantee of Payment; Continuing Guarantee	~~81~~91

i

Section 4.8	Keepwell	~~81~~91
Section 4.9	Release	92

Section 5	CONDITIONS PRECEDENT	~~81~~92

Section 5.1	Conditions Precedent to Effective Date	~~81~~92
Section 5.2	Conditions to Term Loan and Each Other Credit Extension	~~84~~95

Section 6	REPRESENTATIONS AND WARRANTIES	~~84~~95

Section 6.1	~~Organization; Requisite Power and Authority; Qualification~~Existence, Qualification and Power	~~85~~96
Section 6.2	~~Capital Stock and Ownership.~~Authorization; No Contravention	~~85~~96
~~Section 6.3~~	~~Due Authorization.~~	~~85~~
~~Section 6.4~~	~~No Conflict.~~	~~85~~
Section ~~6.5~~6.3	Governmental Authorization; Other Consents	~~85~~97
Section ~~6.6~~6.4	Binding ~~Obligation~~Effect	~~86~~97
Section ~~6.7~~6.5	Financial Statements; No Material Adverse Effect	~~86~~97
Section 6.6	Litigation	98
Section 6.7	No Default	98
Section 6.8	~~No Material Adverse Effect; No Default~~Ownership of Property and Valid Leasehold Interests; Liens	~~86~~98
Section 6.9	~~Tax Matters.~~Environmental Compliance	~~86~~98
Section 6.10	~~Properties.~~Insurance	~~87~~99
Section 6.11	~~Environmental Matters.~~Taxes	~~87~~99
Section 6.12	~~No Defaults~~ERISA Compliance	~~87~~102
Section 6.13	~~No Litigation or other Adverse Proceedings~~Margin Regulations; Investment Company Act; REIT Status	~~88~~103
Section 6.14	~~Information Regarding the Borrower and its Subsidiaries~~Disclosure	~~88~~103
~~Section 6.15~~	~~Governmental Regulation.~~	~~88~~
~~Section 6.16~~	~~Employee Matters.~~	~~89~~
~~Section 6.17~~	~~Pension Plans.~~	~~89~~
~~Section 6.18~~	~~Solvency.~~	~~90~~
Section ~~6.19~~6.15	Compliance with Laws~~.~~	~~90~~104
Section 6.16	Intellectual Property; Licenses, Etc.	105
Section 6.17	Use of Proceeds	105
Section 6.18	[Reserved]	105
Section 6.19	Sanctions	105
Section 6.20	~~Disclosure~~Affected Financial Institution	~~90~~106
Section 6.21	~~Insurance; No Casualty or Condemnation~~Anti-Corruption Laws	~~90~~106
Section 6.22	~~Healthcare Facility Representations and Warranties.~~[Reserved]	~~90~~106
~~Section 6.23~~	~~REIT Status.~~	~~91~~
~~Section 6.24~~	~~Unencumbered Properties.~~	~~92~~

Section 7	AFFIRMATIVE COVENANTS	~~92~~106

Section 7.1	Financial Statements ~~and Other Reports.~~	~~92~~106
Section 7.2	~~Existence.~~Certificates; Other Information	~~94~~108
Section 7.3	Notices	111
Section ~~7.3~~7.4	Payment of Taxes ~~and Claims.~~	~~94~~111
Section 7.5	Preservation of Existence, Etc.	112
Section ~~7.4~~7.6	Maintenance of Properties~~.~~	~~95~~112
~~Section 7.5~~	~~Insurance.~~	~~95~~
~~Section 7.6~~	~~Inspections.~~	~~95~~

Section 7.7	~~Lenders Meetings.~~Maintenance of Insurance	~~95~~112
Section 7.8	Compliance with Laws ~~and Material Contracts.~~	~~95~~112
~~Section 7.9~~	~~Use of Proceeds.~~	~~95~~
~~Section 7.10~~	~~Environmental Matters.~~	~~96~~
Section ~~7.11~~7.9	Books and Records~~.~~	~~96~~112
Section ~~7.12~~7.10	~~Additional Subsidiaries.~~Inspection Rights	~~96~~113
~~Section 7.13~~	~~Unencumbered Properties Subject to Eligible Ground Leases.~~	~~97~~
Section ~~7.14~~7.11	~~Release of Guarantors.~~Use of Proceeds	~~98~~113
~~Section 7.15~~	~~Other Seller Guarantees.~~	~~98~~
Section ~~7.16~~7.12	REIT Status~~.~~	~~99~~116
Section ~~7.17~~7.13	~~Electronic Delivery of Certain Information.~~Employee Benefits	~~99~~117
Section 7.14	Anti-Corruption Laws	117

Section 8	NEGATIVE COVENANTS	~~100~~118

Section 8.1	~~Indebtedness.~~Liens	~~100~~120
Section 8.2	~~Liens.~~Investments	~~101~~122
Section 8.3	~~No Further Negative Pledges.~~Indebtedness	~~103~~123
Section 8.4	Fundamental Changes	123
Section 8.5	Dispositions	124
Section ~~8.4~~8.6	Restricted Payments~~.~~	~~103~~124
~~Section 8.5~~	~~Burdensome Agreements.~~	~~104~~
~~Section 8.6~~	~~Investments.~~	~~104~~
Section 8.7	~~Use of Proceeds.~~Change in Nature of Business	~~105~~125
~~Section 8.8~~	~~Financial Covenants.~~	~~105~~
~~Section 8.9~~	~~Capital Expenditures.~~	~~106~~
~~Section 8.10~~	~~Fundamental Changes; Disposition of Assets; Acquisitions.~~	~~107~~
~~Section 8.11~~	~~Disposal of Subsidiary Interests.~~	~~107~~
Section ~~8.12~~8.8	Transactions with Affiliates ~~and Insiders.~~	~~107~~125
~~Section 8.13~~	~~Prepayment of Other Funded Debt.~~	~~108~~
~~Section 8.14~~	~~Conduct of Business.~~	~~108~~
~~Section 8.15~~	~~Fiscal Year.~~	~~108~~
Section ~~8.16~~8.9	~~Amendments to Organizational~~Burdensome Agreements~~/Material Agreements.~~	~~108~~125
Section 8.10	Financial Covenants	127
Section 8.11	Sanctions	129
Section 8.12	Anti-Corruption Laws	130

Section 9	EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS.	~~108~~131

Section 9.1	Events of Default	~~108~~131
Section 9.2	Remedies	~~110~~135
Section 9.3	Application of Funds	~~111~~135

Section 10	AGENCY	~~112~~136

Section 10.1	Appointment and Authority	~~112~~136
Section 10.2	Rights as a Lender	~~113~~137
Section 10.3	Exculpatory Provisions	~~113~~137
Section 10.4	Reliance by Administrative Agent	~~114~~138
Section 10.5	Delegation of Duties	~~114~~138

Section 10.6	Resignation of Administrative Agent	~~114~~139
Section 10.7	Non-Reliance on Administrative Agent and Other Lenders	~~115~~139
Section 10.8	No Other Duties, etc.	~~115~~140
Section 10.9	Administrative Agent May File Proofs of Claim	~~116~~140
Section 10.10	Security Matters	~~116~~140
Section 10.11	Erroneous Payments	~~117~~141

Section 11	MISCELLANEOUS	~~119~~143

Section 11.1	Notices; Effectiveness; Electronic Communications	~~119~~143
Section 11.2	Expenses; Indemnity; Damage Waiver	~~120~~145
Section 11.3	Set-Off	~~122~~147
Section 11.4	Amendments and Waivers	~~122~~148
Section 11.5	Successors and Assigns	~~125~~150
Section 11.6	Independence of Covenants.	~~129~~154
Section 11.7	Survival of Representations, Warranties and Agreements	~~129~~154
Section 11.8	No Waiver; Remedies Cumulative	~~129~~154
Section 11.9	Marshalling; Payments Set Aside	~~129~~154
Section 11.10	Severability	~~129~~155
Section 11.11	Obligations Several; Independent Nature of Lenders’ Rights	~~129~~155
Section 11.12	Headings	~~130~~155
Section 11.13	Applicable Laws	~~130~~155
Section 11.14	WAIVER OF JURY TRIAL	~~130~~156
Section 11.15	Confidentiality	~~131~~156
Section 11.16	Usury Savings Clause	~~131~~157
Section 11.17	Counterparts; Integration; Effectiveness	~~132~~157
Section 11.18	No Advisory of Fiduciary Relationship	~~132~~157
Section 11.19	Electronic Execution of Assignments and Other Documents	~~133~~158
Section 11.20	USA PATRIOT Act	~~133~~158
Section 11.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~133~~158
Section 11.22	Existing Agreement	~~133~~159
Section 11.23	Acknowledgement Regarding Any Supported QFCs	~~134~~159

Appendices

Appendix A	Lenders, Commitments and Revolving Commitment Percentages
Appendix B	Notice Information

Schedules

~~Schedule 6.1~~	~~Organization; Requisite Power and Authority; Qualification~~
~~Schedule 6.2~~	~~Capital Stock and Ownership~~
~~Schedule 6.10(b)~~	~~Real Estate Assets~~
~~Schedule 6.14~~	~~Name, Jurisdiction and Tax Identification Numbers of Borrower and its Subsidiaries~~
~~Schedule 6.24~~	~~Unencumbered Properties~~
~~Schedule 8.1~~	~~Existing Indebtedness~~
~~Schedule 8.2~~	~~Existing Liens~~
~~Schedule 8.6~~	~~Existing Investments~~

Exhibits

Exhibit 2.1	Form of Funding Notice
Exhibit 2.3	Form of Issuance Notice
Exhibit 2.5-1	Form of Revolving Loan Note
Exhibit 2.5-2	Form of Swingline Note
Exhibit 2.5-3	Form of Term Note
Exhibit 2.8	Form of Conversion/Continuation Notice
Exhibit 3.3	Forms of U.S. Tax Compliance Certificates (Forms 1 – 4)
Exhibit ~~7.1~~7.2(~~c~~a)-1	Form of Compliance Certificate
~~Exhibit 7.12~~	~~Form of Guarantor Joinder Agreement~~
Exhibit 11.5	Form of Assignment Agreement

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 24, 2021~~, as amended _______, 2023~~  (as amended, restated, increased, extended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among DOC DR, LLC (as successor to PHYSICIANS REALTY L.P.), a ~~Delaware~~Maryland limited ~~partnership~~liability company (the “Borrower”), DOC DR HOLDCO, LLC (as successor to PHYSICIANS REALTY TRUST), a Maryland ~~real estate investment trust~~limited liability company (the “Parent”), ~~as Guarantor~~HEALTHPEAK PROPERTIES, INC., a Maryland corporation (“Healthpeak”), and HEALTHPEAK OP, LLC, a Maryland limited liability company (“Healthpeak OP”), as Guarantors, the Lenders from time to time party hereto, and KEYBANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, “Administrative Agent”).

RECITALS:

WHEREAS, certain lenders have made available to the Borrower a revolving credit facility and a term loan facility pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of August 7, 2018 (as amended and in effect on the date hereof, the “Existing Agreement”); and

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders have agreed, to amend and restate, in full, the Existing Agreement in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree that the Existing Agreement is hereby amended and restated to read as follows:

Section 1      DEFINITIONS AND INTERPRETATION

Section 1.1      Definitions. The following terms used herein, including in the introductory paragraph, recitals, exhibits and schedules hereto, shall have the following meanings:

“2021 Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of September 20, 2021, among Healthpeak OP, Bank of America, N.A., as administrative agent, L/C issuer and alternative currency fronting lender, and the lenders and other agents party thereto.

“2028 Term Commitment” means, for each 2028 Term Lender, the amount set forth for such Lender on Appendix A (as amended) as such Lender’s “2028 Term Commitment”, or as set forth in the applicable Assignment Agreement, as the same may be increased or reduced as appropriate to reflect any assignments to or by such Lender pursuant to Section 11.5.

“2028 Term Lender” means a Lender having a 2028 Term Commitment, or if such 2028 Term Commitment has terminated, a Lender holding a 2028 Term Loan.

“2028 Term Loan” means a Term Loan made by a 2028 Term Lender to the Borrower on the Second Amendment Effective Date pursuant to Section 2.19 and the Second Amendment.

“2028 Term Loan Lead Arrangers” means, singly and collectively, (i) KeyBank Capital Markets, Inc., (ii) BMO Capital Markets, and (iii) Regions Bank.

“2028 Term Loan Maturity Date” means May 24, 2028.

“2028 Term Note” means a Term Note payable to a 2028 Term Lender, or its registered assignees, in a principal amount equal to the amount of such 2028 Term Lender’s 2028 Term Loan at the time of the making or acquisition of such Loan.

~~“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the assets of another Person or at least a majority of the Capital Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.~~

“Additional Term Commitment” means as defined in Section 2.19.

“Additional Term Loan” means a term loan made by a Lender to the Borrower pursuant to a New Term Loan Amendment entered into in connection with an increase of the Total Facility Amount under Section 2.19.

“Additional Term Note” means a promissory note in the form attached to the applicable New Term Loan Amendment, as such promissory note may be amended, supplemented or otherwise modified from time to time.

“Adjusted Daily Simple SOFR” means with respect to a Daily Simple SOFR Loan, the greater of (1) the sum of (a) Daily Simple SOFR and (b) the SOFR Index Adjustment and (2) the Floor.

~~“Adjusted EBITDA” means, for any period, the sum of (a) EBITDA of the Consolidated Parties for the immediately preceding four-Fiscal Quarter period most recently ended plus (b) non-recurring charges not otherwise added back in the calculation of EBITDA of the Consolidated Parties for the purposes hereof under the definition of “EBITDA”, including acquisition expenses less (c) the Capital Reserves for such period.~~

“Adjusted Term SOFR” means for any Available Tenor and Interest Period with respect to a SOFR Loan, the greater of (1) sum of (a) Term SOFR for such Interest Period and (b) the SOFR Index Adjustment and (2) the Floor.

“Administrative Agent” means as defined in the introductory paragraph hereto, together with its successors and permitted assigns.

“Administrative Questionnaire” means an administrative questionnaire provided by the Lenders in a form supplied by the Administrative Agent.

~~“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, whether pending, threatened in writing against any Credit Party or any of its Subsidiaries or any material property of any Credit Party or any of its Subsidiaries.~~

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” means as defined in Section 3.1(b).

“Affected Loans” means as defined in Section 3.1(b).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means the Administrative Agent.

“Agreement” means as defined in the introductory paragraph hereto.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The aggregate principal amount of the Aggregate Revolving Commitments in effect on the Effective Date is ONE BILLION AND 0/100 dollars ($1,000,000,000.00) and the aggregate principal amount of the Aggregate Revolving Commitments in effect at the Third Amendment Effective Time is $0.00.

“Anti-Corruption Laws” means ~~all Applicable Laws of any jurisdiction applicable to the Credit Parties concerning or relating to bribery or corruption, including without limitation, the~~the United States Foreign Corrupt Practices Act of 1977~~.~~, the UK Bribery Act 2010, and other similar applicable anti-money-laundering and anti-corruption legislation in other applicable jurisdictions, in any such case of the foregoing, to the extent applicable to, and binding on, the Credit Parties and their Subsidiaries.

~~“Anti-Money Laundering Laws” means all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).~~

~~“Applicable Laws” means, as to any Person, all laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.~~

“Applicable Lending Office” means, with respect to each Lender, the office designated by such Lender to the Administrative Agent as such Lender’s lending office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and SOFR Loans.

“Applicable Margin” means the percentage per annum determined, at any time, based on the range into which the Borrower’s Credit Rating then falls, in accordance with the levels in the table set forth below (the “Investment Grade Pricing Grid”). During any period for which the Borrower has received three Investment Grade Ratings which are not equivalent, such Applicable Margin will be determined by (a) the highest Investment Grade Rating if they differ by only one Level and (b) the average of the two highest Investment Grade Ratings if they differ by two or more Levels (unless the average is not a recognized Level, in which case the Applicable Margin will be based on the Level corresponding to the second highest Investment Grade Rating). During any period for which the Borrower has received only two Investment Grade Ratings and such Investment Grade Ratings are not equivalent, the Applicable Margin will be determined by (i) the highest Investment Grade Rating if they differ by only one Level and (ii) the median of the two Investment Grade Ratings if they differ by two or more Levels (unless the median is not a recognized Level, in which case the Applicable Margin will be based on the Investment Grade Rating one Level below the Level corresponding to the higher Investment Grade Rating). All of the foregoing shall be determined solely but reasonably by Administrative Agent from time to time. During any period for which the Borrower has received an Investment Grade Rating from only one Rating Agency, the Applicable Margin shall be determined based on such Investment Grade Rating so long as such Credit Rating is from either S&P or Moody’s. If the Borrower ceases to maintain Investment Grade Rating from either S&P or Moody’s, then from and after such time the Applicable Margin shall be determined with reference to Level V below, with any increase or decrease in the Applicable Margin resulting from such change becoming effective on the date one (1) Business Day immediately following the date on which the Borrower ceases to maintain such Investment Grade Rating.

Investment Grade Pricing Grid

Pricing Level	Credit Rating	Applicable Margin for Revolving Loans that are Base Rate Loans	Facility Fee Rate	Applicable Margin for Revolving Loans that are SOFR Loans and Letter of Credit Fee	Applicable Margin for Term Loans that are Base Rate Loans	Applicable Margin for Term Loans that are SOFR Loans
I	At Least A-or A3	0.00%	0.125%	0.725%	0.00%	0.85%
II	At Least BBB+ or BAA1	0.00%	0.15%	0.775%	0.00%	0.90%
III	At Least BBB or BAA2	0.00%	0.20%	0.85%	0.00%	1.00%
IV	At Least BBB-or BAA3	0.05%	0.25%	1.05%	0.25%	1.25%
V	Below BBB-and BAA3	0.40%	0.30%	1.40%	0.65%	1.65%

During any applicable Sustainability Adjustment Period, the Applicable Margin set forth in the above table for Revolving Loans shall be decreased by the Applicable Sustainability Adjustment (if any) in effect during such Sustainability Adjustment Period; provided that in no event shall the Applicable Margin be less than zero. The Applicable Margin for any Additional Term Loans that are Base Rate Loans and/or SOFR Loans shall be as set forth in the applicable New Term Loan Amendment.

“Applicable Sustainability Adjustment” means, for any Sustainability Adjustment Period (beginning with the Sustainability Adjustment Period commencing in the fiscal year immediately following the first year when the Borrower receives its Sustainability Rating (such first year being referred to as the ~~"~~“First Rated Year~~"~~”)), determined by reference to the Sustainability Rating Change or Sustainability Rating, as applicable, reported in the Compliance Certificate delivered by the Borrower pursuant to Section ~~7.1~~7.2(~~c~~a) for the immediately preceding fiscal year (a “Reference Year”):

(a)            if (i) the Sustainability Rating Change for such Reference Year shall be equal to or greater than five percent (5.0%) or (ii) the Sustainability Rating for such Reference Year shall be equal to or greater than 96, the Applicable Sustainability Adjustment for such Sustainability Adjustment Period shall be a one basis point reduction in the Applicable Margin set forth in the Investment Grade Pricing Grid; and

(b)            if (i) the Sustainability Rating Change for such Reference Year shall be less than five percent (5.0%) or (ii) the Borrower shall have elected in its sole discretion to not report a Sustainability Rating Adjustment in the applicable Compliance Certificate, the Applicable Sustainability Adjustment for such Sustainability Adjustment Period shall be zero and there shall be no Applicable Sustainability Adjustment to the Applicable Margin set forth in the Investment Grade Pricing Grid; provided that this clause (b) shall not apply if the Sustainability Rating Change for such Reference Year cannot be determined due to the occurrence of any event described in clause (A), (B) or (C) of clause (i) of the following proviso;

provided, that, notwithstanding the foregoing,

(i)            if (A) GRESB fails or is no longer able to issue a Sustainability Rating, or otherwise delays the issuance of a Sustainability Rating without the consent of the Borrower, (B) GRESB notifies the Borrower, or makes an announcement to the effect, that it will no longer issue a Sustainability Rating, or (C) the scoring methodologies or other basis upon which the Sustainability Rating is determined shall materially change from the methodologies and basis for the determination of the Sustainability Rating in effect for the First Rated Year, then in any such case,

(x)	the Borrower or Administrative Agent (acting on the instructions of the Required Lenders) may request that negotiations be entered into between the Borrower and the Sustainable Agent (for a period of no more than thirty (30) consecutive days, or such longer period as may be mutually agreed by the Borrower and Administrative Agent (with the consent of the Required Lenders)) with a view to agreeing on a substitute basis for determining a Sustainability Rating;

(y)	during any such negotiation period, the Applicable Sustainability Adjustment with respect to the applicable Sustainability Adjustment Period shall be determined pursuant to clause (a) or (b) of this definition above, based on the Sustainability Rating Change or Sustainability Rating, as applicable, that was in effect and applied immediately prior to the date on which such negotiation period commenced;

(z)	if no agreement can be reached between the Borrower and the Sustainable Agent during such negotiation period, unless otherwise agreed by the Borrower and the Required Lenders, the Applicable Sustainability Adjustment shall be determined pursuant to clause (b) of this definition above and shall apply to the Applicable Margin from and after the last day of such negotiation period;

(ii)            until the delivery of the Compliance Certificate delivered in respect of the First Rated Year, pursuant to Section ~~7.1~~7.2(~~c~~a), the Applicable Sustainability Adjustment shall be zero and there shall be no Applicable Sustainability Adjustment to the Applicable Margin set forth in the Investment Grade Pricing Grid; and

(iii)            the Borrower may elect to deliver to Administrative Agent a revised Compliance Certificate for any Reference Year reflecting a revised Sustainability Rating Change or Sustainability Rating, as applicable, and commencing on the Business Day immediately following the date of delivery of such revised Compliance Certificate through the end of such Sustainability Adjustment Period, such revised Sustainability Rating Change or Sustainability Rating as applicable, shall apply.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

~~“Asset Sale” means a sale, lease, sale and leaseback, assignment, conveyance, exclusive license (as licensor), transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Credit Party or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Capital Stock of any Subsidiary of the Borrower, other than (a) dispositions of surplus, obsolete or worn out property or property no longer used or useful in the business of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business; (b) dispositions of inventory sold, and Intellectual Property licensed or sublicensed, in the ordinary course of business; (c) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (d) dispositions of Cash Equivalents in the ordinary course of business; (e) licenses, sublicenses, leases or subleases granted to any third parties in arm’s-length commercial transactions in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any of its Subsidiaries; (f) dispositions of property or assets to the extent that (i) such property or assets are exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such dispositions of property or assets are promptly applied to the purchase price of such replacement property; (g) dispositions in the ordinary course of business consisting of the abandonment or cancellation of any Intellectual Property which, in the reasonable good faith determination of the Borrower is not material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole; and (h) transfers of property or assets subject to casualty, condemnation or similar event upon receipt of the insurance or condemnation proceeds thereof.~~

“Assignment Agreement” means an assignment agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.5(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit 11.5 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any ~~Capital~~Financing Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any ~~Off-Balance Sheet~~Synthetic Lease Obligation, the capitalized amount of the remaining lease ~~or similar~~ payments under the relevant lease ~~or agreement~~ that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease ~~or agreement~~ were accounted for as a ~~Capital Lease, (c) in the case of Securitization Transactions, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in the case of Sale and Leaseback Transactions, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.~~Financing Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Healthpeak OP and its Subsidiaries for the fiscal year ended December 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Healthpeak OP and its Subsidiaries, including the notes thereto.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer, treasurer or assistant treasurer of such Person or its Controlling or parent entity and, solely for purposes of making the certifications required under Section 5.1(b)(ii) and (v), any secretary or assistant secretary.

“Available Commitment” shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender’s Revolving Commitment over (b) the aggregate outstanding principal amount of all Revolving Credit Exposure of such Lender as of such date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.5(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

~~“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency and such decree, order or appointment is not vacated or discharged within sixty (60) days of its filing; or (b) the commencement against such Person of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (c) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (d) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, or (e) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within sixty (60) days) or shall consent to any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Law or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts with respect to its assets or existence, or (f) such Person shall admit in writing an inability to pay its debts generally as they become due.~~

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 0.50%, (iii) Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, and (iv) the Floor. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.5.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (ii) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other ~~Loan~~Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any ~~Loan~~Credit Document in accordance with Section 3.5 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any ~~Loan~~Credit Document in accordance with Section 3.5.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” ~~shall mean~~means 31 C.F.R. §1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” means as defined in Section 11.23(b).

“Borrower” means ~~as provided in the introductory paragraph to this Agreement~~DOC DR, LLC, a Maryland limited liability company, as successor to Physicians Realty L.P., a Delaware limited partnership.

“Borrowing” means (a) a borrowing consisting of simultaneous Loans of the same Type of Loan and, in the case of Term SOFR Loans, having the same Interest Period, or (b) a borrowing of Swingline Loans, as appropriate.

“Business Day” means (i) any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio or New York, New York are authorized or required by law to close and (ii) with respect to any matters relating to SOFR Loans, a SOFR Business Day.

~~“Calculation Period” means the trailing twelve (12) month calculation period ending on any date of determination.~~

~~“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.~~

~~“Capital Reserves” means a capital reserve per annum calculated as the sum of $0.50 per square foot times the gross leasable area for each Real Estate Asset owned by a Consolidated Party or an Unconsolidated Affiliate.~~

~~“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.~~

~~“Capitalized Lease Obligation” means an obligation under a lease of any property (whether real, personal or mixed) that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet prepared in accordance with GAAP as of the applicable date.~~

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, as collateral for the Letter of Credit Obligations or Swingline Loans, as applicable, or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent, the Issuing Bank or Swingline Lender, as applicable, may agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, the Issuing Bank and/or Swingline Lender, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

~~“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.~~

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of thirty-five percent (35~~)~~%) or more of the ~~Capital Stock of the Parent entitled to vote for~~equity securities of Healthpeak (which equity securities have ordinary voting powers to elect a majority of the members of the board of directors or equivalent governing body of ~~the Parent on a fully diluted basis; or~~Healthpeak (irrespective of whether at such time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency))on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and the Borrower shall not have repaid all of the outstanding Obligations in full in cash (other than contingent Obligations that are not then due and payable) and terminated the Commitments within forty-five (45) days after such “person” or “group” shall have become the “beneficial owner” of such percentage of such stock; or

(b)            during any period of ~~twenty-four~~twelve (~~24~~12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of ~~the Parent~~Healthpeak cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved or recommended by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved or recommended by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)            ~~the Parent ceases to own, directly or indirectly, sixty percent (60.0%) of the limited partnership interests in~~Healthpeak shall, at any time, cease to Control the Borrower (or any permitted successor thereof).

“CME” means CME Group Benchmark Administration Ltd.

~~“CMS” means the Centers for Medicare & Medicaid Services, the federal agency responsible for administering the Medicare, Medicaid, SCHIP (State Children’s Health Insurance), HIPAA (Health Insurance Portability and Accountability Act), CLIA (Clinical Laboratory Improvement Amendments), and several other federal health-related programs.~~

“Co-Documentation Agents” means, singly and collectively, (i) Bank of America, N.A., and (ii) Crédit Agricole Corporate and Investment Bank.

“Co-Syndication Agents” means, singly and collectively, (i) BMO Capital Markets and (ii) Citizens Bank, N.A.

“Commitments” means the Revolving Commitments, the Term Commitments or the Additional Term Commitments, or any combination thereof, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit ~~7.1~~7.2(~~c~~a)-1.

“Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.1(c) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other ~~Loan~~Credit Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

~~“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination for the four-Fiscal Quarter period most recently ended, the ratio of (a) Adjusted EBITDA, to (b) Fixed Charges.~~

~~“Consolidated Interest Charges” means, for any period, for the Consolidated Parties on a consolidated basis, an amount equal to the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (ii) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (iii) the implied interest component of Synthetic Leases with respect to such period.~~

~~“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Total Asset Value on such date.~~

~~“Consolidated Parties” means a collective reference to the Parent and the Subsidiaries of the Parent, and “Consolidated Party” means any one of them.~~

~~“Consolidated Secured Indebtedness Leverage Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (a) Secured Indebtedness, divided by (b) Total Asset Value.~~

~~“Consolidated Taxes” means, for any period, for the Consolidated Parties on a consolidated basis, the aggregate of all taxes, as determined in accordance with GAAP.~~

“Consolidated ~~Total Indebtedness~~Intangible Assets” means, as of any date of determination, ~~without duplication, the aggregate amount of Indebtedness of the Consolidated Parties,~~ an amount equal to the Intangible Assets of the Group on a consolidated basis.

“Consolidated ~~Total Unsecured Indebtedness~~Shareholders’ Equity” means, as of any date of determination, ~~without duplication, the aggregate amount of Unsecured Indebtedness of the Consolidated Parties, on a consolidated basis.~~consolidated shareholders’ equity of the Group, as determined in accordance with GAAP.

~~“Consolidated Unencumbered Asset Value” means, for the Borrower and its Subsidiaries, and without duplication, the sum of (a) the aggregate net book value, as determined in accordance with GAAP, of all real property of a Person that is not subject to a Lien (other than Permitted Liens), plus (b) all accumulated depreciation and amortization with respect to such real properties, plus (c) unrestricted cash and cash equivalents of such Person, plus (d) the sum of (i) unencumbered mezzanine receivables and Unencumbered Mortgage Receivables (at the value reflected in the consolidated financial statements of the Borrower, in accordance with GAAP, as of such date, including the effect of any impairment charges), and (ii) unencumbered marketable securities (at the value reflected in the consolidated financial statements of the Borrower, in accordance with GAAP, as of such date, including the effect of any impairment charges), provided that the items described in this clause (ii) and the preceding clause (i) shall not be taken into account to the extent that the amounts of such items exceed, in aggregate, 20% of the Consolidated Unencumbered Asset Value, plus (e) any Consolidated Party’s pro rata share of the forgoing items attributable to interests in Unconsolidated Affiliates. Furthermore, to the extent that Consolidated Unencumbered Asset Value attributable to (x) a Joint Venture Entity exceeds 25% of Consolidated Unencumbered Asset Value, such excess shall be excluded from the Consolidated Unencumbered Asset Value or (y) as to a foreign asset, any foreign asset not located in an OECD country shall be excluded from the Consolidated Unencumbered Asset Value.~~

~~“Consolidated Unencumbered EBITDA” means, with respect to any Unencumbered Property for any period, (a) the consolidated EBITDA (as defined below) for such Unencumbered Property for the four-Fiscal Quarter period most recently ended less (b) the Capital Reserves for such Unencumbered Property for such period.~~

~~“Consolidated Unsecured Indebtedness” means any Indebtedness that is not secured by a Lien.~~

~~“Consolidated Unsecured Interest Expense” means, for any period of determination, consolidated interest expense for such period attributable to Consolidated Unsecured Indebtedness of the Consolidated Parties.~~

“Consolidated ~~Unsecured Leverage Ratio~~Tangible Net Worth” means, as of any date of determination, for the ~~ratio of~~Group on a consolidated basis, an amount equal to (a) Consolidated ~~Unsecured Indebtedness~~Shareholders’ Equity on such date ~~to~~plus (b) accumulated depreciation and amortization, determined on a consolidated basis in accordance with GAAP, on such date, minus (c) Consolidated ~~Unencumbered Asset Value~~Intangible Assets on such date.

~~“Construction-In-Process” means any Real Estate Asset which does not have buildings or other improvements located thereon, but which is under development for the construction of buildings or improvements which will qualify as or will constitute Healthcare Facilities upon completion (or, to the extent any buildings or improvements are located thereon, such buildings or other improvements are under construction and are non-operational, and no certificate(s) of occupancy have been issued with respect thereto), and/or the budgeted costs associated with the acquisition and construction of such Real Estate Asset, including, but not limited to, the cost of acquiring such Real Estate Asset as reasonably determined by Borrower in good faith, as the context may require.~~

“Contractual Obligation” means, as ~~applied~~ to any Person, any provision of any ~~Security~~security issued by ~~that~~such Person or of any ~~indenture, mortgage, deed of trust, contract, undertaking,~~ agreement, instrument or other ~~instrument~~undertaking to which ~~that~~such Person is a party or by which it or any of its ~~properties~~property is bound ~~or to which it or any of its properties is subject~~.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means as defined in Section 11.23(b).

“Covered Party” means as defined in Section 11.23(a).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit 2.8.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, any Guaranty, ~~any Guarantor Joinder Agreement,~~ the Fee Letter, any document executed and delivered by the Borrower and/or any other Credit Party and/or any Lender pursuant to which any Aggregate Revolving Commitments or the Existing Term Loans are increased or any Additional Term Loans are incurred, in each case pursuant to Section 2.19, any documents or certificates executed by any Credit Party in favor of the Issuing Bank relating to Letters of Credit, and, to the extent evidencing or securing the Obligations, all other documents, instruments or agreements executed and delivered by any Credit Party for the benefit of the Administrative Agent, the Issuing Bank or any Lender in connection herewith or therewith~~, and including for the avoidance of doubt, any Guarantor Joinder Agreement~~  (but specifically excluding secured Swap Contracts and secured Treasury Management Agreements).

“Credit Extension” means the making of a Revolving Loan, an Existing Term Loan, an Additional Term Loan or the issuing of a Letter of Credit.

“Credit Parties” means, collectively, the Borrower and each Guarantor.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

~~“Customary Recourse Exceptions” means, with respect to any Indebtedness, personal recourse or full recourse that is limited to, or based on occurrence of, fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, and violations of single purpose entity covenants.~~

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SOFR Loan” means each Loan bearing interest at a rate based upon Daily Simple SOFR.

“Debt Rating” means, as of any date of determination, the rating by S&P, Moody’s or Fitch of Healthpeak OP’s non-credit enhanced, senior unsecured long-term debt.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief ~~laws~~Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means ~~a condition or event that, after notice or lapse~~any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would ~~constitute~~be an Event of Default.

“Default Rate” means an interest rate equal to the Base Rate plus the Applicable Margin applicable to Base Rate Loans plus two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (e) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Delaware Divided LLC” means any Delaware LLC that has been formed upon consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of comprehensive Sanctions (as of the date of the First Amendment, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Development Property” means ~~Construction in Progress and Unimproved Land~~any real property in which the development and construction with respect thereto are not complete.

~~“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons, whether pursuant to a “plan of division” or similar arrangement pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under the laws of any other applicable jurisdiction and pursuant to which the Dividing Person may or may not survive.~~

“Disclosed Matters” means any event, circumstance, condition or other matter expressly disclosed in the reports and other documents furnished to or filed with the SEC by Healthpeak or any Subsidiary of Healthpeak and that are publicly available on or prior to the Third Amendment Effective Time.

“Disposition” or “Dispose” means the sale, transfer or assignment (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division, in any case other than sales or other dispositions of assets in the ordinary course of business.

“Dollars” and the sign “$” mean the lawful money of the United States.

“EBITDA” means, for any period, for a Person and its Subsidiaries on a consolidated basis, an amount equal to, without duplication, the Net Income of such Person and its Subsidiaries for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Interest Expense of such Person and its Subsidiaries for such period, (ii) the provision for Federal, state, local and foreign taxes on or measured by income of such Person and its Subsidiaries for such period (whether or not payable during that period), (iii) depreciation and amortization expense for such period and (iv) expenses of such Person and its Subsidiaries reducing such Net Income during such period which do not represent a cash expenditure in such period or any prior or future period and minus (b) (i) all items of such Person and its Subsidiaries increasing Net Income for such period which do not represent a cash receipt in such period or any prior or future period and (ii) any addition to EBITDA pursuant to clause (a)(ii) above taken or payable during such period to the extent added to EBITDA in any prior or future period.

~~“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.~~

~~“EBITDA” means, with respect to a Person for any period, the sum of: (a) net income (or loss) of such Person for such period determined on a consolidated basis (excluding any income or losses from minority interests in the case of the Parent), in accordance with GAAP excluding acquisition related costs, and, exclusive of the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization expense; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of deferred market rent into income pursuant to Statement of Financial Accounting Standards number 141.~~

“ECP Rules” means as defined in Section 4.1.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means September 24, 2021.

“Electronic Copy means as defined in Section ~~7.17~~7.15.

“Electronic Record” means as defined in Section ~~7.17~~7.15.

“Electronic Signature” means as defined in Section ~~7.17~~7.15.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.5(b), subject to any consents and representations, if any as may be required therein.

~~“Eligible Ground Lease” means, at any time, a ground lease (a) under which an Unencumbered Property Owner is the lessee and is the fee owner of the structural improvements located thereon, (b) that has a remaining term of not less than thirty (30) years (including the initial term and any additional extension options that are solely at the option of such Unencumbered Property Owner), (c) where no party to such lease is subject to a then continuing Bankruptcy Event, (d) such ground lease (or a related document executed by the applicable ground lessor) contains customary provisions protective of a first mortgage lender to the ground lessee thereunder, and (e) where such Unencumbered Property Owner’s interest in the underlying Real Estate Asset or the ground lease is not subordinate to any Lien other than any fee mortgage (so long as the mortgagee under such fee mortgage has agreed not to disturb the rights and interests of such Unencumbered Property Owner pursuant to a non-disturbance agreement reasonable satisfactory to the Administrative Agent), any Permitted Liens and such other encumbrances that are reasonably acceptable to the Administrative Agent.~~

“Enterprise EBITDA” means, for any period, the sum of (a) EBITDA of the Group on a consolidated basis for such period plus (b) without duplication, Healthpeak OP’s Pro Rata Share of EBITDA of each Material Joint Venture for such period.

~~“Environmental Claim” means any known investigation, written notice, written notice of violation, written claim, action, suit, proceeding, written demand, abatement order or other written order or directive (conditional or otherwise), by any Person arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to human health, safety, natural resources or the environment.~~

“Enterprise Fixed Charges” means, for any period, with respect to the Group on a consolidated basis, the sum of, without duplication, (a) Enterprise Interest Expense paid in cash during such period plus (b) Scheduled Principal Payments during such period plus (c) cash dividends and distributions in respect of preferred stock of the Group during such period (but excluding (i) redemption payments or charges in connection with the redemption of preferred stock and (ii) amounts paid to Healthpeak, Healthpeak OP or any of their respective Subsidiaries); provided that Enterprise Fixed Charges shall not include (i) any amounts with respect to any Intercompany Indebtedness, (ii) gains and losses from unwinding or break-funding of Swap Contracts, (iii) write-offs of unamortized deferred financing fees, (iv) prepayment fees, premiums and penalties, and (v) other unusual or non-recurring items as are reasonably acceptable to the Administrative Agent and the Required Lenders.

“Enterprise Gross Asset Value” means, as of any date of determination, the sum of (a) Gross Asset Value of the Group on a consolidated basis plus (b) without duplication, Healthpeak OP’s Pro Rata Share of Gross Asset Value of each Material Joint Venture; provided that, without duplication, for purposes of calculating the Leverage Ratio, Enterprise Gross Asset Value shall not include the aggregate amount of unrestricted cash and cash equivalents deducted in the calculation of Enterprise Total Indebtedness pursuant to the first proviso of the definition of “Enterprise Total Indebtedness.”

“Enterprise Interest Expense” means, for any period, the sum of (a) Interest Expense of the Group on a consolidated basis for such period plus (b) without duplication, Healthpeak OP’s Pro Rata Share of Interest Expense of each Material Joint Venture for such period.

“Enterprise Secured Debt” means, as of any date of determination, that portion of Enterprise Total Indebtedness that is subject to a Lien (other than Permitted Specified Liens).

“Enterprise Total Indebtedness” means, as of any date of determination, an amount equal to, without duplication, (a) Indebtedness of the Group on a consolidated basis outstanding on such date, plus (b) without duplication, Healthpeak OP’s Pro Rata Share of Indebtedness of each Material Joint Venture outstanding on such date; provided that for purposes of calculating the Leverage Ratio, (x) clause (a) shall be reduced by the aggregate amount of (i) all unrestricted cash and cash equivalents of the Group and (ii) escrow and other deposits to the extent available on such date for the repayment of any of the Indebtedness included in the calculation of clause (a) above up to an amount in the aggregate for this clause (x) not to exceed the aggregate amount of Indebtedness reflected in clause (a) above maturing in the immediately succeeding 24 months and (y) clause (b) shall be reduced by the aggregate amount of (i) all unrestricted cash and cash equivalents of each such applicable Material Joint Venture and (ii) escrow and other deposits to the extent available on such date for the repayment of any of the Indebtedness included in the calculation of clause (b) above up to an amount in the aggregate for this clause (y) not to exceed the aggregate amount of Indebtedness reflected in clause (b) above maturing in the immediately succeeding 24 months; provided, further, that Enterprise Total Indebtedness shall not include accounts payable, intracompany debt, dividends and distributions declared but not payable, security deposits, accrued liabilities or prepaid rent, each as defined in accordance with GAAP.

“Enterprise Unencumbered Asset Value” means, as of any date of determination, the sum of (a) Unencumbered Asset Value of the Group on a consolidated basis plus (b) without duplication, Healthpeak OP’s Pro Rata Share of Unencumbered Asset Value of each Material Joint Venture.

“Enterprise Unsecured Debt” means, as of any date of determination, that portion of Enterprise Total Indebtedness that is not Enterprise Secured Debt or a Guarantee of Enterprise Secured Debt.

“Environmental Laws” means any and all ~~current or future federal or state (or any subdivision of either of them), statutes,~~Federal, state, local, and foreign statutes, laws, regulations, ordinances, ~~orders,~~ rules~~, regulations~~, judgments, ~~Governmental Authorizations, or any other written requirements of Governmental Authorities relating to (i)  any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii)~~ orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment ~~from pollution, in any manner applicable to any Credit Party or any of its Subsidiaries or their respective Facilities.or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.~~

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of ~~the Borrower, Parent~~a Credit Party or any of ~~their respective~~its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the ~~Release~~release or threatened ~~Release~~release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which ~~Borrower or any Subsidiary~~liability is assumed ~~liability~~or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of ~~Capital Stock~~capital stock of (or other ownership or profit interests in) such Person~~,~~ and all of the warrants~~,~~ or options ~~or other rights~~ for the purchase or acquisition from such Person of ~~shares of Capital Stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for~~ shares of capital stock of (or other ownership or profit interests in) such Person ~~or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.~~(but excluding any debt security that is convertible into or exchangeable for capital stock).

~~“Equity Issuance” means, with respect to the Parent or any of its Subsidiaries, any issuance or sale by the Parent or such Subsidiary of shares of its Equity Interests, other than an issuance (a) to the Parent or any of its wholly-owned Subsidiaries, (b) in connection with a conversion of debt securities to equity, (c) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, (d) which occurred prior to the Effective Date, or (e) in connection with any Acquisition or capital expenditures permitted under this Agreement.~~

“ERISA” means the Employee Retirement Income Security Act of 1974~~, and the regulations thereunder~~.

“ERISA Affiliate” means~~, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii)~~  any trade or business (whether or not incorporated) ~~which is a member of a group of trades or businesses~~ under common control with the Credit Parties within the meaning of Section 414(b) or (c) of the Internal Revenue Code ~~of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section~~(and Sections 414(m) ~~or~~and (o) of the Internal Revenue Code ~~of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member~~for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (~~i~~a) a ~~“reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041~~Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Credit Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Credit Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate ~~such plan in a distress~~, the treatment of a Plan amendment as a termination ~~described in~~under Section 4041~~(c)~~ or 4041A of ERISA~~; (iv) the withdrawal from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in material liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution~~, or the commencement of proceedings by the PBGC ~~of proceedings~~ to terminate ~~any~~a Pension Plan~~,~~  or ~~the occurrence of any~~Multiemployer Plan; (e) an event or condition ~~reasonably likely to constitute~~which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan~~; (vi~~ or Multiemployer Plan; or (f) the imposition of ~~liability pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, each case reasonably likely to result in material liability; (vii) the withdrawal of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal is reasonably likely to result in material liability, or the receipt by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it is in “critical” or “endangered” status within the meaning of Section 103(f)(2)(G) or ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, if such reorganization, insolvency or termination is reasonably likely to result in material liability; (viii) the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan if such fines, penalties, taxes or related charges are reasonably likely to result in material liability; (ix) the assertion of a material claim (other than routine claims for benefits and funding obligations in the ordinary course) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against any Person in connection with any Pension Plan such Person sponsors or maintains reasonably likely to result in material liability; (x) receipt from the Internal Revenue Service of a final written determination of the failure of any Pension Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) or 4068 of ERISA.~~any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Credit Party or any ERISA Affiliate in excess of the Threshold Amount.

“Erroneous Payment” means as defined in Section 10.11.

“Erroneous Payment Deficiency Assignment” means as defined in Section 10.11.

“Erroneous Payment Impacted Class” means as defined in Section 10.11.

“Erroneous Payment Return Deficiency” means as defined in Section 10.11.

“Erroneous Payment Subrogation Rights” means as defined in Section 10.11.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” ~~means each of the conditions or events set forth~~has the meaning specified in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

~~“Excluded Subsidiary” means (a) any Subsidiary of the Borrower or the Parent (i) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary; (ii) which is prohibited from guarantying the Indebtedness of any other Person pursuant to (A) any document, instrument or agreement evidencing such Secured Indebtedness or (B) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness; and (iii) the liabilities for which none of the Guarantors (other than the Parent), any of their respective Subsidiaries (other than another Excluded Subsidiary) has any contingent liability or is otherwise liable with respect to any of the Indebtedness of such Subsidiary, except for customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions from non-recourse liability, or (b) any Subsidiary which is not a Wholly-Owned Subsidiary and with respect to which the Parent or the Borrower, as applicable, does not have sufficient voting power (and is unable, after good faith efforts to do so, to cause any necessary non-affiliated equity holders to agree) to cause such entity to become a “Guarantor” or, notwithstanding such voting power, the interests of such non-affiliated holders has material economic value in the reasonable judgment of the Borrower that would be impaired by such Subsidiary becoming a “Guarantor.”~~

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.8 and any other “keepwell,” support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17 or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Agreement” has the meaning given to such terms in the recitals hereto.

“Existing DOC Notes” means those certain notes issued from time to time under that certain Senior Indenture, dated as of March 7, 2017 among the Parent, the Borrower and U.S. Bank National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of March 7, 2017, that certain Second Supplemental Indenture, dated as of December 1, 2017, and that certain Third Supplemental Indenture, dated as of October 13, 2021 and as may be further as amended, supplemented, or otherwise modified from time to time.

“Existing Term Loans” means as defined in Section 2.1(c).

“Extension Effective Date” means as defined in Section 2.18(a).

“Extension Notice” means as defined in Section 2.18(a).

~~“Facility” means any real property including all buildings, fixtures or other improvements located on such real property now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors.~~

“Facility Fee” means as defined in Section 2.10(b).

“Facility Fee Rate” as detailed in the Investment Grade Pricing Grid.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Internal Revenue Code.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to KeyBank or any other Lender selected by the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement dated July 9, 2021, entered into by and among KeyBank, KeyBanc Capital Markets, and the Borrower.

~~“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, principal accounting officer, treasurer or controller of the Parent that such financial statements fairly present, in all material respects, the financial condition of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.~~

“Financing Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a financing lease on the balance sheet of that Person.

“First Rated Year” means as defined in the definition of “Applicable Sustainability Adjustment.”

~~“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.~~

~~“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on December 31 of each calendar year.~~

“Fitch” means Fitch Ratings Inc., together with its successors.

“Fixed Charge Coverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Enterprise EBITDA for the twelve-month period ending on such date to (b) Enterprise Fixed Charges for the twelve-month period ending on such date.

~~“Fixed Charges” means, for any period, the sum of (a)  Consolidated Interest Charges for such period, plus (b)  all regularly scheduled principal payments  made with respect to Indebtedness of  the Borrower, the Guarantors and their respective Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full (provided that any such regularly scheduled principal payments that are not payable monthly shall, for purposes of this definition, be treated as if such payment were payable in equal monthly installments commencing on such payment date to and including the month immediately prior to the date of the next such scheduled payment or, if there is no such next scheduled payment, the maturity date therefor), plus (c) all Preferred Dividends paid during such period. Each Consolidated Party’s Ownership Share of the Fixed Charges of its Unconsolidated Affiliates shall be included in the determination of Fixed Charges.~~

“Floor” means zero percent (0%).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

~~“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.~~

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by the Issuing Bank other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

~~“Funded Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (except as provided in clauses (a)(ii) and (b) below):~~

~~(a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments but specifically excluding (i) trade payables incurred in the ordinary course of business and (ii) earn outs or other similar deferred or contingent obligations incurred in connection with any acquisition or Investment until such time as such earn outs or obligations are recognized as a liability on the balance sheet of the Parent and its Subsidiaries in accordance with GAAP;~~

~~(b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and~~, ~~in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created), excluding any earn out obligations or similar deferred or contingent obligations until such time as such earn outs or obligations are recognized as a liability on the balance sheet of the Parent and its Subsidiaries in accordance with GAAP;~~

~~(c) all obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties);~~

~~(d) the Attributable Indebtedness of Capital Leases, Synthetic Leases and Securitization Transactions;~~

~~(e) all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments;~~

~~(f) Guarantees in respect of Funded Debt of another Person; and~~

~~(g) Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.~~

~~For purposes hereof, the amount of Funded Debt shall be determined (i) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (ii) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), and (iii) based on the amount of Funded Debt that is the subject of the Guarantees in the case of Guarantees under clause (f).~~

“Funding Notice” means a notice substantially in the form of Exhibit 2.1.

“GAAP” means~~, subject to the limitations on the application thereof set forth in Section 1.2,~~ generally accepted accounting principles ~~generally accepted~~ in the United States ~~in effect~~set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination ~~thereof~~, consistently applied.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and (except to the extent such term is used in (or is used in any other defined term that is used in) Section 6 hereof) any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing)).

~~“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.~~

“GRESB” means GRESB B.V., a wholly owned subsidiary of Green Business Certification Inc., a non-profit corporation incorporated in the United States under the laws of the District of Columbia.

“Gross Asset Value” means, as of any date of determination, an amount equal to (a) all assets of a Person and its Subsidiaries as determined in accordance with GAAP plus (b) all accumulated depreciation and accumulated amortization associated with such assets minus (c) Intangible Assets of such Person and its Subsidiaries.

“Group” means Healthpeak, Healthpeak OP and their respective Subsidiaries, including, without limitation, the Borrower.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any payment obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

~~“Guarantor Joinder Agreement” means a guarantor joinder agreement substantially in the form of Exhibit 7.12 delivered by a Domestic Subsidiary of the Borrower pursuant to Section 7.12.~~

“Guarantors” means (a) the Parent, (b) ~~each other Person that joins as a Guarantor pursuant to Section 7.12, (c) with respect to (i) Obligations under any Swap Contract, (ii) Obligations under any Treasury Management Agreement and (iii) any Swap Obligation of a Specified Credit Party (determined before giving effect to Sections 4.1 and 4.8) under the Guaranty, the Borrower~~Healthpeak, (c) Healthpeak OP, and (d) their successors and permitted assigns.

“Guaranty” means the Guaranty made by the Guarantors in favor of the Administrative Agent, the Lenders and the other holders of the Obligations pursuant to Section 4.

“Hazardous Materials” means ~~any~~all explosive or radioactive substances or wastes and all hazardous or toxic substances ~~defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 USCA 9601, et. seq., as amended (“CERCLA”), including any hazardous waste as defined under 40 C.F.R. Parts 260-270, gasoline or petroleum (including crude oil or any fraction thereof), asbestos or~~, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

~~“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.~~

~~“Healthcare Facility” means any Medical Office Property, outpatient center, group medical practice clinic, ASC (hospital-sponsored or seasoned group practice-sponsored), specialty hospital (short-term stay surgery, IRH, oncology), general acute care hospitals, selected post-acute/long-term care facilities and selected senior housing facilities or other property typically owned by healthcare real estate investment trusts and any ancillary businesses that are incidental to the foregoing.~~

~~“Healthcare Laws” means as defined in Section 6.22(a).~~

“Healthpeak” means Healthpeak Properties, Inc., a Maryland corporation, as indirect parent of the Parent after giving effect to the Company Merger (as defined in the Third Amendment).

“Healthpeak Commercial Paper Program” means Healthpeak OP’s commercial paper program, pursuant to which Healthpeak OP may issue short-term commercial paper notes in an aggregate face or principal amount not to exceed $2,000,000,000 at any time outstanding, in accordance with the terms and conditions of certain commercial paper dealer agreements and other related documents, as such program or documents may be amended, modified, extended, refinanced or replaced from time to time.

“Healthpeak Debt” means, collectively, all obligations under the Healthpeak Revolving Credit Agreement, the Healthpeak Term Loan Credit Agreement, the Healthpeak Notes and the Healthpeak Commercial Paper Program, together with any credit agreement(s) or other agreements, notes, offering memoranda, instruments or other documents evidencing indebtedness incurred to refinance or replace any of the foregoing.

“Healthpeak Notes” means those certain notes issued by Healthpeak OP from time to time pursuant to that certain amended and restated indenture dated as of February 10, 2023 (as amended, supplemented, or otherwise modified from time to time), by and among Healthpeak OP, as issuer, Healthpeak, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by one or more supplemental indentures.

“Healthpeak OP” means Healthpeak OP, LLC, a Maryland limited liability company, as the direct parent of the Parent after giving effect to the Partnership Merger (as defined in the Third Amendment).

“Healthpeak Revolving Credit Agreement” means that certain Second Amended and Restated Credit Agreement among Healthpeak OP, as borrower, Healthpeak, as guarantor, Bank of America, N.A., as administrative agent and the lenders party thereto, dated as of September 20, 2021, as amended pursuant to that certain Consent and Amendment No. 1 dated as of February 10, 2023 and as may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Healthpeak Term Loan Credit Agreement” means that certain Term Loan Agreement among Healthpeak OP, as borrower, Healthpeak, as guarantor, Bank of America, N.A., as administrative agent and the lenders party thereto, dated as of August 22, 2022, as amended pursuant to that certain Consent and Amendment No .1 dated as of February 10, 2022 and as may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under ~~Applicable~~applicable Laws relating to any Lender which are currently in effect or, to the extent allowed under such ~~Applicable~~applicable Laws, which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than ~~Applicable~~applicable Laws now allow.

“HMT” has the meaning specified in the definition of “Sanction(s).”

~~“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and the related regulations set forth at 45 CFR Parts 160 and 164.~~

~~“HMO” means any health maintenance organization, managed care organization, any Person doing business as a health maintenance organization or managed care organization, or any Person required to qualify or be licensed as a health maintenance organization or managed care organization under applicable federal or state law (including, without limitation, HMO regulations).~~

“Increase Effective Date” means as defined in Section 2.19(d).

~~“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding (i) trade debt incurred in the ordinary course of business and (ii) earn outs or other similar deferred or contingent obligations incurred in connection with any acquisition or Investment until such time as such earn outs or obligations are recognized as a liability on the balance sheet of the Parent and its Subsidiaries in accordance with GAAP); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person, excluding ground lease obligations recognized as a result of changes in GAAP beginning January 1, 2019; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the voluntary or involuntary liquidation preference, whichever is greater, plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Capital Stock (other than Mandatorily Redeemable Stock)); (h) net obligations under any Swap Contract (which shall be deemed to have an amount equal to the Swap Termination Value thereof at such time but in no event shall be less than zero); (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venture to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).~~

“Indebtedness” means, at any time and with respect to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money, whether secured or unsecured, and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including, without limitation, recourse and non-recourse mortgage debt;

(b)            all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)            aggregate net obligations of such Person under Swap Contracts;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and other accrued obligations in the ordinary course of business and (ii) liabilities with respect to earnouts, reimbursements, true-ups and other similar obligations incurred in connection with the purchase or sale of assets except to the extent such liabilities are required to appear on the balance sheet of such Person prepared in accordance with GAAP);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, to the extent of the value of the property encumbered by such Lien;

(f)            Financing Leases and Synthetic Lease Obligations;

(g)            all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person (other than OP units or LTIP units issued by such Person) at any time prior to the date that is six (6) months after the latest Maturity Date then in effect (other than obligations that can solely be satisfied by delivery of Equity Interests of such Person), valued, in the case of a redeemable preferred interest, at the liquidation preference thereof; and

(h)            all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, (i) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date (which shall be a positive number if such amount would be owed by Healthpeak, Healthpeak OP, the Borrower or any of their respective Subsidiaries and a negative number if such amount would be owed to Healthpeak, Healthpeak OP, the Borrower or any of their respective Subsidiaries) and the net obligations under Swap Contracts shall not be less than zero and (ii) the amount of any Financing Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Any liability will be excluded so long as it is (1) secured by a letter of credit issued for the benefit of Healthpeak, Healthpeak OP, the Borrower or any of their respective Subsidiaries in form and substance and from a financial institution reasonably acceptable to the Administrative Agent, but only to the extent neither Healthpeak, Healthpeak OP, the Borrower nor any of their respective Subsidiaries has liability therefor, (2) any obligation (including obligations under so called “sandwich leases”) against which a third party indemnifies Healthpeak, Healthpeak OP, the Borrower or any of their respective Subsidiaries, or guarantees all loss suffered by Healthpeak, Healthpeak OP, the Borrower or any of their respective Subsidiaries on account thereof, to the extent the indemnitor or guarantor has the financial wherewithal to satisfy its obligation, or (3) otherwise acceptable as a “Covered Liability” in the reasonable discretion of the Administrative Agent and the Required Lenders.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” means as defined in Section 11.2(b).

“Initial Revolving Maturity Date” means as defined in the definition of “Revolving Maturity Date” contained in this Section 1.1.

“Intangible Assets” means, as of any date of determination, assets of a Person and its Subsidiaries that are classified as intangible assets under GAAP, but excluding interests in real estate that are classified as intangible assets in accordance with GAAP.

“Intercompany Indebtedness” means, as of any date, Indebtedness to which the only parties are Healthpeak, Healthpeak OP and/or any of their respective Subsidiaries as of such date and which, if Healthpeak or Healthpeak OP is the borrower with respect to such Indebtedness, is subordinated to the obligations under the Healthpeak Credit Agreement.

“Intellectual Property” means all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises related to intellectual property, licenses related to intellectual property and other intellectual property rights.

“Interest Expense” means, for any period, for a Person and its Subsidiaries on a consolidated basis, the sum, without duplication, of all (a) interest expense for such period determined in accordance with GAAP (but excluding, to the extent included in Interest Expense, (i) any charges resulting from settlement of options to repurchase remarketable bonds, (ii) remaining unamortized fees paid pursuant to the 2021 Credit Agreement, and (iii) amortization of deferred financing fees, amortization of debt discounts and swap breakage costs) and (b) interest that is capitalized in such period in accordance with GAAP.

“Interest Payment Date” means with respect to (a) any Base Rate Loan (other than a Swingline Loan) or any Daily Simple SOFR Loan, the last Business Day of each calendar month, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Borrowing of a Term SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to each Borrowing of Term SOFR Loans, a period of one (1), three (3) or six (6) months (in each case, subject to availability thereof) as selected by the Borrower in the applicable Funding Notice or Conversion/Continuation Notice; provided, however, that (i) the initial Interest Period for any Borrowing of a Term SOFR Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a conversion or continuation shall be the date of such conversion or continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the first day after the last day of the immediately preceding Interest Period; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; (iv) no Interest Period for any Term SOFR Loan with respect to any portion of the Revolving Loans may be selected that would end after the Revolving Commitment Termination Date; (v) no Interest Period with respect to the outstanding portion of the Existing Term Loan or any Additional Term Loans shall extend beyond the applicable Term Maturity Date; and (vi) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Term SOFR Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.

“Interest Rate Determination Date” means, with respect to any Interest Period for any Term SOFR Loan, the Lookback Day with respect to such Term SOFR Loan.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of ~~Capital Stock~~capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) ~~an Acquisition~~the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested ~~plus the cost of all additions thereto, minus repayment of or returns on such Investment~~, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Pricing Grid” means the “Investment Grade Pricing Grid” as defined and otherwise detailed in the definition of Applicable Margin.

“Investment Grade Rating” means a Credit Rating of BBB-/Baa3/BBB- (or the equivalent) or higher from a Rating Agency.

~~“Involuntary Disposition” means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.~~

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit 2.3.

“Issuing Bank” means KeyBank, in its capacity as issuer of Letters of Credit hereunder, together with its successors and permitted assigns.

“Joint Venture ~~Entity” shall mean a Subsidiary of the Borrower which is not a Wholly Owned Subsidiary but which is consolidated with the Borrower and as to which the full financial, sale and other major decision making powers are controlled by the Borrower.~~” means any Person in which Healthpeak OP, directly or indirectly, has an ownership interest but does not consolidate the assets or income of such Person in preparing its consolidated financial statements.

“KeyBank” means KeyBank National Association, together with any successor in interest thereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lead Arrangers” means, singly and collectively, the Revolving Loan Lead Arrangers and the 2028 Term Loan Lead Arrangers.

“Lender” means each Revolving Lender and each Term Lender. The Lenders as of the Effective Date are identified on the signature pages hereto and are set forth on Appendix A.

“Letter of Credit” means any letter of credit issued hereunder.

“Letter of Credit Fees” means as defined in Section 2.10(c)(i).

“Letter of Credit Borrowing” means any Credit Extension resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a Borrowing of Revolving Loans.

“Letter of Credit Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all drawings under Letters of Credit that have not been reimbursed by the Borrower, including Letter of Credit Borrowings. For all purposes of this Agreement, (i) amounts available to be drawn under Letters of Credit will be calculated as provided in Section 1.3(i), and (ii) if a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Sublimit” means, as of any date of determination, the lesser of (i) ten percent (10%) of the Aggregate Revolving Commitments and (ii) the aggregate Available Commitments then in effect.

“Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Enterprise Total Indebtedness outstanding on such date to (b) Enterprise Gross Asset Value as of such date.

“Lien” means ~~(i)~~ any ~~lien,~~ mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest~~, charge or encumbrance~~ or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any ~~agreement to give any of the foregoing, any~~ conditional sale or other title retention agreement, ~~and~~ any ~~lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical~~easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect ~~of~~as any of the foregoing~~, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities~~).

“Loan” means any Revolving Loan, Swingline Loan, the Existing Term Loan, the 2028 Term Loan, or any Additional Term Loan, in each case as the context may require, and the Base Rate Loans and SOFR Loans comprising such Loans.

“Lookback Day” has the meaning specified in the definition of “Term SOFR”.

~~“Mandatorily Redeemable Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock or other equivalent common Capital Stock), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof (other than in connection with customary provisions related to redemptions upon a change of control or asset sale), in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock or other equivalent common Capital Stock); in each case, on or prior to the date on which all of the Obligations are scheduled to be due and payable in full.~~

“Margin Stock” means as defined in Regulation U of the FRB as in effect from time to time.

“Master Agreement” means as defined in the definition of “Swap Contract” contained in this Section 1.1.

~~“Material Acquisition” means (a) a single transaction for the purpose of or resulting, directly or indirectly, in an Acquisition (including the acquisition of assets of any Person whose equity interests are acquired) by one or more of the Borrower and its Subsidiaries of properties or assets of a Person for a gross purchase price equal to or in excess of ten (10%) of Total Asset Value (without giving effect to such Acquisition) or (b) one or more transactions for the purpose of or resulting, directly or indirectly, in an Acquisition (including the acquisition of assets of any Person whose equity interests are acquired) by one or more of the Borrower and its Subsidiaries of properties or assets of a Person in any two consecutive fiscal quarters for an aggregate gross purchase price equal to or in excess of ten (10%) of Total Asset Value (without giving effect to such Acquisitions).~~

“Material Adverse Effect” means ~~any effect, event, condition, action, omission, change or state of facts that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in,~~ a material adverse effect ~~with respect to~~on (~~i~~a) the business, operations, properties~~, assets,~~  or financial condition of the ~~Parent, the Borrower and their Subsidiaries~~Group, taken as a whole~~;~~, (~~ii~~b) the ability of the Credit Parties~~, taken as a whole, to fully and timely perform the Obligations; (iii) the legality, validity, binding effect, or enforceability against a Credit Party of any Credit Document to which it is a party; or (iv~~ to perform any of their material obligations under the Credit Documents, or (c) the rights~~,~~ of or remedies ~~and benefits~~ available to~~, or conferred upon,~~  the Administrative Agent and ~~any Lender or any holder of Obligations~~the Lenders under ~~any~~the Credit ~~Document~~Documents.

“Material Group” has the meaning specified in the definition of “Material Subsidiary.”

“Material Joint Venture” means a Joint Venture in which Healthpeak OP has made a net equity investment of $15,000,000 or greater. For purposes of this definition, Healthpeak OP’s aggregate Investment in a Joint Venture will be valued at book value as shown on the consolidated balance sheet of Healthpeak OP, as determined in accordance with GAAP.

“Material Recourse Indebtedness” means any Indebtedness of Healthpeak, Healthpeak OP, the Parent, the Borrower and/or any of their respective Subsidiaries (other than Indebtedness under the Credit Documents and Indebtedness under Swap Contracts) that (a) does not constitute Non-Recourse Indebtedness, and (b) individually or in the aggregate, has a principal amount (including, without duplication, undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount.

“Material Subsidiary” means each Subsidiary or any group of Subsidiaries (i) which, as of the most recent fiscal quarter of Healthpeak or Healthpeak OP, as applicable, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 7.1 (or, prior to the delivery of such financial statements for the fiscal quarter ending March 31, 2024, for the period of four consecutive fiscal quarters ended December 31, 2023), contributed greater than $100,000,000 of Enterprise EBITDA for such period or (ii) which contributed greater than $300,000,000 of Enterprise Gross Asset Value as of such date. A group of Subsidiaries (a “Material Group”) each of which is not otherwise a Material Subsidiary (defined in the foregoing sentence) shall constitute a Material Subsidiary if the group taken as a single entity satisfies the requirements of the foregoing sentence.

~~“Material Contract” means any Contractual Obligation to which the Parent, the Borrower or any of their Subsidiaries, or any of their respective assets, are bound (other than those evidenced by the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.~~

~~“Material Subsidiary” means (i) all Subsidiaries of the Borrower that own a direct or indirect interest in an Unencumbered Property, (ii) all Subsidiaries of the Borrower that guarantee any other Unsecured Indebtedness of the Borrower or the Parent, or (iii) all Subsidiaries that individually own assets that account for greater than five percent (5%) of Total Asset Value. For the avoidance of doubt, with respect to subclause (iii) of this definition, the term “Material Subsidiary” when referred to in Section 9.1 (f), (g) and (i) shall mean any Subsidiary that owns assets equal to or greater than $100,000,000.~~

~~“Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. §§1396 et seq. and related regulations.~~

~~“Medical Office Properties” means each Property which is fully developed and operational for use primarily as a medical office building or an office building used for ancillary or support services for another Healthcare Facility.~~

~~“Medical Services” means medical and health care services provided to a Person, including, but not limited to, medical and health care services provided to a Person which are covered by a policy of insurance, and includes, without limitation, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided to a Person for a necessary or specifically requested valid and proper medical or health purpose.~~

~~“Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. §§1395 et seq. and related regulations.~~

“Moody’s” means Moody’s Investor Services, Inc., together with its successors.

~~“Mortgage Receivables” means any loan receivables or similar contracts or arrangements for the payment of money, whether senior or subordinated (in right of payment or otherwise), the obligations under which are secured or backed by commercial real estate, which loan receivables may include commercial mortgage pass-through certificates and commercial mortgage-backed bonds or similar securities and the commercial mortgage loans and properties underlying or backing them, or whole loans, whether senior or subordinated (in right of payment or otherwise), secured by commercial real estate.~~

“Mortgage Lien” means any Lien that encumbers a real property owned by a Person other than Permitted Specified Liens.

“Multiemployer Plan” means any ~~“multiemployer~~employee benefit plan~~” as defined~~ of the type described in Section 4001(a)(3~~(37~~) of ERISA ~~which is sponsored, maintained or contributed to by, or required to be contributed to by, any~~, to which a Credit Party or any ~~of its~~ ERISA ~~Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to or was required to contributed to, and still has liability.~~Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negative Pledge” means any provision of a document, instrument or agreement (other than this Agreement or any other Credit Document) that ~~in whole or in part~~is binding on a Credit Party or any Wholly-Owned Subsidiary and prohibits the creation or assumption of any Lien on any assets of ~~a~~such Person to secure the Obligations; provided, however, that ~~an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions~~a provision conditioning a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios ~~that limit such Person’s ability to encumber its assets but that do~~shall not constitute a Negative Pledge so long as such provision does not generally prohibit the encumbrance of ~~its~~such Person’s assets~~,~~  or the encumbrance of specific assets~~, shall not constitute a “Negative Pledge” for purposes of this Agreement~~.

~~“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by any Consolidated Party in connection with any Equity Issuance, net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees and expenses, sales commissions and underwriting discounts), and (b) estimated taxes paid or payable (including sales, use or other transactional taxes and any net marginal increase in income taxes) as a result thereof. For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by any Consolidated Party in connection with any Equity Issuance from and after the date of such disposition of such non-cash consideration.~~

“Net Income” means, for any period, for a Person and its Subsidiaries on a consolidated basis, the net income of such Person and its Subsidiaries for such period as determined in accordance with GAAP (without giving effect to (i) any net after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income, and (ii) gains and losses from dispositions of depreciable real estate investments, impairment charges, the early extinguishment of debt and transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP and other non-recurring items, including, without limitation, charges resulting from settlement of options to repurchase remarketable bonds and other similar charges).

“New Term Loan Amendment” means an amendment to this Agreement providing for the making of one or more Additional Term Loans which shall be consistent with the applicable provisions of this Agreement relating to Additional Term Loans and otherwise reasonably satisfactory to Administrative Agent, Borrower, and any applicable Term Lenders.

“Non-Consenting Lender” means ~~any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Sections 11.4(b) or (c) and (ii) has been approved by the Required Lenders (or all other Lenders, in the case of any such consent, waiver or amendment that requires the approval of all Lenders) (other than, in each case, any Defaulting Lender).~~as defined in Section 2.17(e).1

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Indebtedness” ~~means, for any~~of a Person~~,~~ means any Indebtedness of such Person ~~for the repayment of which such Person has no personal liability (other than for Customary Recourse Exceptions) and/or with respect to which recourse of the applicable holder of such Indebtedness for non-payment is limited to such holder’s Liens on a particular asset or group of assets (other than for Customary Recourse Exceptions).~~, the recourse for which is limited to the asset or assets securing such Indebtedness (and, if applicable, in the event such Person owns no assets other than real estate that secures such Indebtedness and assets incident to ownership of such real estate (e.g., personal property) and has no other Indebtedness, to such Person and/or such Person’s Equity Interests), other than in respect of environmental liabilities, fraud, misrepresentation and other similar matters.

“Note” means a Revolving Loan Note, Term Note, Additional Term Note or Swingline Note.

1 NTD: previous definition duplicative of Section 2.17

“Notice” means a Funding Notice, an Issuance Notice or a Conversion/Continuation Notice.

“Obligations” means, with respect to each Credit Party, all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Credit Party and any Swap Bank that is permitted to be incurred pursuant to Section ~~8.1(f)~~8.3 and (b) all obligations under any Treasury Management Agreement between any Credit Party and any Treasury Management Bank; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

~~“OECD” means the Organization for Economic Co-operation and Development for which the countries listed on the following website https://www.oecd.org (as updated from time to time) shall be included an OECD country for purposes of this Agreement.~~

“OFAC” means the ~~U.S. Department of the Treasury’s~~ Office of Foreign Assets Control of the United States Department of the Treasury.

~~“Off-Balance Sheet  Obligation” means the monetary obligation of a Person under (a) a  Synthetic Lease or similar off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).~~

“Organizational Documents” means (a) with respect to any corporation, ~~its~~the certificate or articles of incorporation ~~or organization, as amended, and its by-laws, as amended, (b)~~and the bylaws (or equivalent or comparable constitutive documents with respect to any ~~limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d~~non-U.S. jurisdiction); (b) with respect to any limited liability company, ~~its~~the certificate or articles of formation or organization~~, certificate of formation or comparable documents, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.~~ and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Outstanding Amount” means (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any Letter of Credit Obligations on any date, the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any Credit Extension of a Letter of Credit occurring on such date and any other changes in the amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by the Borrower of any drawing under any Letter of Credit.

~~“Ownership Share” means the percentage of the Capital Stock owned by a Consolidated Party in an Unconsolidated Affiliate accounted for pursuant to the equity method of accounting under GAAP.~~

“Parent” means ~~as provided in the introductory paragraph to this Agreement~~DOC DR Holdco, LLC, a Maryland limited liability company, as successor to Physicians Realty Trust, a Maryland real estate investment trust.

“Participant” means as defined in Section 11.5(d).

“Participant Register” means as defined in Section 11.5(d).

~~“Patriot Act” means as defined in Section 6.15(f).~~

“Payment Recipient” means as defined in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, ~~which~~that is subject to ~~Section 412 of the Internal Revenue Code or Section 302~~Title IV of ERISA and ~~which~~ is sponsored~~,~~ or maintained ~~or contributed to by, or required to be contributed to by, any~~by a Credit Party or any ~~of its~~ ERISA ~~Affiliates or with respect~~Affiliate or to which ~~any~~a Credit Party or any ~~of its~~ ERISA ~~Affiliates previously sponsored, maintained or contributed to, or was required to contribute to, and still has liability.~~Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Specified Liens” means ~~each of the~~ Liens permitted ~~pursuant to~~under Section ~~8.2~~8.1(c) – (m) and (o) – (q).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

~~“Preferred Dividends” means, for any given period and without duplication, all Restricted Payments accrued or paid (and in the case of Restricted Payments paid, which were not accrued during a prior period) during such period on Preferred Stock issued by a Credit Party or a Subsidiary. Preferred Dividends shall not include dividends or distributions paid or payable (a) solely in Capital Stock (other than Mandatorily Redeemable Stock) payable to holders of such class of Capital Stock; (b) to the Borrower or a Subsidiary; or (c) constituting or resulting in the redemption of Preferred Stock, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.~~

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by a Credit Party or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

~~“Preferred Stock” means, with respect to any Person, Capital Stock in such Person which are entitled to preference or priority over any other Capital Stock in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.~~

“Prime Rate” means the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers.

“Principal Office” means, for the Administrative Agent, the Swingline Lender and the Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office as it may from time to time designate in writing to the Borrower and each Lender.

“Pro Forma Basis” means, for purposes of determining any financial covenant hereunder, that the subject transaction shall be deemed to have occurred as of the first day of the period of four (4) consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions of this Agreement. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of a Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness paid or retired in connection with the subject transaction shall be deemed to have been paid and retired as of the first day of the applicable period; (b) in the case of an acquisition, development or redevelopment, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such acquisition, development or redevelopment shall be included to the extent relating to any period prior to the date of the subject transaction, and (ii) Indebtedness incurred in connection with the subject transaction shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period utilizing the actual interest rates thereunder or, if actual rates are not ascertainable, assuming prevailing interest rates hereunder) and (c) in the case of the issuance or exercise of Equity Interests, Indebtedness paid or retired in connection therewith shall be deemed to have been paid and retired as of the first day of the applicable period.

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Share” means (a) with respect to the EBITDA, Net Income, Interest Expense, Gross Asset Value and Unencumbered Asset Value of each Joint Venture, Healthpeak OP’s direct or indirect percentage ownership interest in such Joint Venture and (b) with respect to the Indebtedness of each Joint Venture (i) if the Indebtedness is recourse to Healthpeak, Healthpeak OP or any of their respective Subsidiaries, the amount of such Indebtedness that is recourse to Healthpeak, Healthpeak OP or such Subsidiary and (ii) if the Indebtedness is not recourse to Healthpeak, Healthpeak OP or any of their respective Subsidiaries, Healthpeak OP’s percentage ownership interest in such Joint Venture.

“QFC” means as defined in Section 11.23.

“QFC Credit Support” means as defined in Section 11.23.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rating Agency” means S&P, Moody’s, or Fitch.

~~“Real Estate Asset” means, a parcel of real property, together with all improvements (if any) thereon (including all tangible personal property owned by the person with a fee or leasehold interest in such real property and used in connection with such fee or leasehold interest in such real property, excluding any right of use value according to GAAP beginning January 1, 2019), owned in fee simple or leased pursuant to a ground lease by any Person; “Real Estate Assets” means a collective reference to each Real Estate Asset.~~

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

~~“Recourse Indebtedness” means Indebtedness that is not Non-Recourse Indebtedness; provided that Customary Recourse Exceptions shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness.~~

“Reference Year” means as defined in the definition of “Applicable Sustainability Adjustment.”

“Refunded Swingline Loans” as defined in Section 2.2(b)(iii).

“Register” means as defined in Section 11.5(c).

“Reimbursement Date” means as defined in Section 2.3(d).

“REIT” means a real estate investment trust as defined in Sections 856 through 860 of the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

~~“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.~~

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” means as defined in Section 10.6(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Class Term Lenders” means, as of any date of determination with respect to any tranche of Term Loans, Term Lenders having greater than fifty percent (50%) of the aggregate amount of such applicable tranche of Term Loans; provided that the portion of such applicable tranche of Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Term Lenders for such applicable tranche of Term Loans.

“Required Lenders” means, as of any date of determination, Lenders having greater than fifty percent (50%) of the aggregate amount of the unfunded Commitments, the outstanding Loans and the Letter of Credit Obligations, or, if the Commitments have been terminated, Lenders holding in the aggregate greater than fifty percent (50%) of the outstanding Loans and Letter of Credit Obligations (including, in each case, the aggregate amount of each Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans); provided that the Commitments of, and the portion of the Loans and Letter of Credit Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having greater than fifty percent (50%) of the aggregate amount of the unfunded Revolving Commitments, the outstanding Revolving Loans and the Letter of Credit Obligations, or, if the Revolving Commitments have been terminated, Revolving Lenders holding in the aggregate greater than fifty percent (50%) of the outstanding Revolving Loans and Letter of Credit Obligations (including, in each case, the aggregate amount of each Revolving Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans); provided that the Revolving Commitments of, and the portion of the Revolving Loans and Letter of Credit Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Resignation Effective Date” means as defined in Section 10.6(a).

“Resolution Authority” means EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, each executive vice president and senior vice president, and the treasurer of any Credit Party. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payment” means ~~any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of the Parent, the Borrower or any Subsidiary, or~~ any payment (whether in cash, securities or other property) by Healthpeak, Healthpeak OP or any of their respective Subsidiaries, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any ~~such Capital Stock~~of Healthpeak’s or Healthpeak OP’s capital stock or other Equity Interest, or on account of any return of capital to ~~such Person’s~~Healthpeak’s or Healthpeak OP’s stockholders, partners or members (or the equivalent Person thereof)~~, or any setting apart of funds or property for any of the foregoing~~; provided that dividends to the extent in the form of Equity Interests shall not constitute Restricted Payments.

“Revolving Commitment” means the commitment of a Revolving Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swingline Loans hereunder and “Revolving Commitments” means such commitments of all Revolving Lenders in the aggregate. The amount of each Revolving Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Effective Date is ONE BILLION AND 0/100 dollars ($1,000,000,000.00) and the aggregate amount of the Revolving Commitments at the Third Amendment Effective Time is $0.00. The Revolving Commitment shall be subject to adjustment as provided in Sections 2.11 and 2.16.

“Revolving Commitment Percentage” means, for each Revolving Lender, a fraction (expressed as a percentage carried to the twelfth decimal place), the numerator of which is such Revolving Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitments; provided that if the commitment of each Revolving Lender to make Revolving Loans and the obligation of the Issuing Bank to issue Letters of Credit have been terminated pursuant to Section 9.2 or if the Aggregate Revolving Commitments have expired, then the Revolving Commitment Percentage of each Revolving Lender shall be determined based on the Revolving Commitment Percentage of such Revolving Lender most recently in effect, giving effect to any subsequent assignments. The Revolving Commitment Percentages as of the Effective Date are set forth on Appendix A. The Revolving Commitment Percentages shall be subject to adjustment as provided in Section 2.16.

“Revolving Commitment Period” means the period from and including the Effective Date to the earlier of (a)(i) in the case of Revolving Loans and Swingline Loans, the Revolving Commitment Termination Date or (ii) in the case of the Letters of Credit, the expiration date thereof, or (b) in each case, the date on which the Revolving Commitments shall have been terminated as provided herein.

“Revolving Commitment Termination Date” means the earliest to occur of (a) the Revolving Maturity Date; (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11(b); and (c) the date of the termination of the Revolving Commitments pursuant to Section 9.2.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Obligations and Swingline Loans at such time.

“Revolving Lender” means each financial institution with a Revolving Commitment, or if the Revolving Commitments have been terminated hereunder, each financial institution holding any Revolving Credit Exposure, together in each instance with its successors and permitted assigns.

“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.1(a).

“Revolving Loan Lead Arrangers” means, singly and collectively, (i) KeyBanc Capital Markets, Inc., (ii) BMO Capital Markets, and (iii) Citizens Bank, N.A.

“Revolving Loan Note” means a promissory note in the form of Exhibit 2.5-1, as it may be amended, supplemented or otherwise modified from time to time.

“Revolving Maturity Date” means (a) September 24, 2025 (the “Initial Revolving Maturity Date”), or (b) if the Initial Revolving Maturity Date set forth in the preceding clause (a) is extended pursuant to Section 2.18, such extended maturity date as determined pursuant to such Section; provided, however, that, in either case, if such date is not a Business Day, the Revolving Maturity Date shall be the next preceding Business Day.

“Revolving Obligations” means the Revolving Loans, the Letter of Credit Obligations and the Swingline Loans.

“Sanction(s)” means any international economic sanctions administered or enforced by the United States federal government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom (“HMT”) or other relevant sanctions authority.

“Scheduled Principal Payment” means, for any period, (a) all regularly scheduled principal payments during such period by Healthpeak and its Subsidiaries with respect to Indebtedness of Healthpeak and its Subsidiaries (other than payments due at final maturity of any tranche of Indebtedness) and (b) without duplication, Healthpeak OP’s Pro Rata Share of all regularly scheduled principal payments during such period with respect to the Indebtedness (other than payments due at final maturity of any tranche of Indebtedness) of each Material Joint Venture. For purposes of determining Scheduled Principal Payments, Indebtedness shall not include accounts payable, intracompany debt, dividends and distributions declared but not payable, security deposits, accrued liabilities or prepaid rent, each as defined in accordance with GAAP.

~~“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any Person (other than a Credit Party) whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.~~

~~“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC, the United Nations Security Council, the European Union or His Majesty’s Treasury (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).~~

~~“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.~~

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment” means that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of the Second Amendment Effective Date by and among the Borrower, the Parent, the Administrative Agent, and the 2028 Term Lenders.

“Second Amendment Effective Date” means May 24, 2023.

“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., and any successor thereto.

“Secured Debt Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Enterprise Secured Debt outstanding on such date to (b) Enterprise Gross Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, the aggregate amount of all unrestricted cash and cash equivalents on such date deducted from Enterprise Secured Debt pursuant to the definition of “Enterprise Total Indebtedness” shall exclude the aggregate amount of all unrestricted cash and cash equivalents deducted from Enterprise Unsecured Debt pursuant to the definition of “Enterprise Total Indebtedness” for the purpose of determining the Unsecured Leverage Ratio as of such date.

~~“Secured Indebtedness” means, as of any date of determination, that portion of Consolidated Total Indebtedness which is secured by a Lien on any real property owned or leased by the Parent, the Borrower or any Subsidiary or Unconsolidated Affiliate, as applicable.~~

~~“Secured Recourse Indebtedness” means any Secured Indebtedness that is also Recourse Indebtedness.~~

“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement (e.g., stock appreciation rights), options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Significant Acquisition” means the acquisition (in one or a series of related transactions) of all or substantially all of the assets or Equity Interests of a Person or any division, line of business or business unit of a Person for an aggregate consideration in excess of $450,000,000.

~~“Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered by the Borrower or any of its Subsidiaries pursuant to which the Borrower or such Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the “Securitization Receivables”) to a special purpose subsidiary or affiliate (a “Securitization Subsidiary”) or any other Person.~~

~~“Shareholder Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.~~

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Index Adjustment” means a percentage equal to 0.10% per annum.

“SOFR Loan” means each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Credit Party” means any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Specified Representations” means the representations and warranties set forth in the Credit Documents relating to: corporate existence of each Credit Party and good standing of such Credit Party in its jurisdiction of organization; power and authority, due authorization, execution and delivery and enforceability, in each case, relating to such Credit Party entering into and performance of the Credit Documents; no conflicts with or consents under such Credit Party’s Organizational Documents, applicable Law or material contractual obligations (in each case, as they relate to the entering into and performance of the Credit Documents); solvency of the Credit Parties and their Subsidiaries on a consolidated basis; Federal Reserve margin regulations; the Investment Company Act of 1940; the Patriot Act; OFAC; and Sanctions and Anti-Corruption Laws.

~~“Subordinated Debt” means any Indebtedness of the Borrower or any of its Subsidiaries that by its terms is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement on terms and conditions, and evidenced by documentation, reasonably satisfactory to the Administrative Agent.~~

~~“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Borrower.~~

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity the accounts of which are consolidated with the accounts of such Person in such Person’s consolidated financial statements prepared in accordance with GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Credit Party.

“Supported QFC” means as defined in Section 11.23.

“Sustainable Agent” shall be such sustainable agent as selected and designated by the Borrower, Healthpeak or Healthpeak OP (as applicable) in consultation with the Administrative Agent, at such time as Borrower, Healthpeak or Healthpeak OP (as applicable) has obtained a Sustainability Rating issued by GRESB.

“Sustainability Adjustment Date” means the Business Day immediately following the date on which the Borrower provides to Administrative Agent a Compliance Certificate referencing the Applicable Sustainability Adjustment for the applicable Reference Year pursuant to Section ~~7.1~~7.2(~~c~~a).

“Sustainability Adjustment Period” means, (a) in the case of the initial Sustainability Adjustment Period, the period commencing on the first Sustainability Adjustment Date following the date upon which the Borrower, Healthpeak or Healthpeak OP (as applicable) obtains a Sustainability Rating and ending on (but excluding) the next Sustainability Adjustment Date and (b) in the case of each other Sustainability Adjustment Period, the period commencing on the last day of the immediately preceding Sustainability Adjustment Period and ending on (but excluding) the next Sustainability Adjustment Date.

“Sustainability Rating” means, with respect to any Reference Year, the “GRESB Score”, as calculated and assigned to the Borrower, Healthpeak or Healthpeak OP (as applicable) from time to time by GRESB and published in the most recently released GRESB Real Estate Assessment thereof. It is understood and agreed that the Sustainability Rating for the First Rated Year shall be deemed to be the ~~Borrower’s~~ initial Sustainability Rating of the Borrower, Healthpeak or Healthpeak OP (as applicable) as in effect following the Effective Date.

“Sustainability Rating Change” means, for any Reference Year, the percentage change of the Sustainability Rating over the Sustainability Rating for the immediately preceding Reference Year.

“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Credit Party and (b) any Lender on the Effective Date or Affiliate of such Lender that is party to a Swap Contract with any Credit Party in existence on the Effective Date, in each case to the extent permitted by Section ~~8.1(f)~~8.3.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any ~~master agreement~~Master Agreement (as defined below), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Lender” means KeyBank in its capacity as Swingline Lender hereunder, together with its successors and permitted assigns in such capacity.

“Swingline Loan” means a Loan made by the Swingline Lender to the Borrower pursuant to Section 2.2.

“Swingline Note” means a promissory note in the form of Exhibit 2.5-2, as it may be amended, supplemented or otherwise modified from time to time.

“Swingline Rate” means the Base Rate plus the Applicable Margin applicable to Revolving Loans that are Base Rate Loans.

“Swingline Sublimit” means, at any time of determination, the lesser of (i) ten percent (10%) of the Aggregate Revolving Commitments and (ii) the aggregate Available Commitments then in effect.

“Synthetic Lease~~” means a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.~~ Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) any similar off-balance sheet financing product that is considered borrowed money indebtedness for tax purposes but classified as an operating lease under GAAP.

~~“Tangible Net Worth” means, as of a given date, (a) the Shareholder Equity of the Parent and its Subsidiaries determined on a consolidated basis plus (b) accumulated depreciation and amortization expense minus (c) the following (to the extent reflected in determining Shareholder Equity of the Parent and its Subsidiaries): (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as “goodwill” under GAAP, all determined on a consolidated basis.~~

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other ~~similar~~ charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means ~~as defined in the lead-in to Section 7.~~the date on which the Obligations shall have been paid in full or otherwise satisfied (other than with respect to contingent indemnification obligations for which no claim has been made and Letters of Credit that have been Cash Collateralized and other obligations of each Credit Party hereunder or under any other Credit Document which, by their express terms, survive such payment in full or satisfaction), and the Commitments hereunder shall have expired or been terminated.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make its portion of the 2028 Term Loan to the Borrower on the Second Amendment Effective Date in an aggregate principal amount not exceeding the amount set forth with respect to such 2028 Term Lender on Appendix A. The aggregate amount of the Term Commitments as of the Second Amendment Effective Date is FOUR HUNDRED MILLION DOLLARS ($400,000,000.00). The Term Commitment shall be subject to adjustment as provided in Section 2.19.

“Term Lender” means each financial institution holding any portion of the 2028 Term Loans or any Additional Term Loan, together with its successors and permitted assigns.

“Term Loan” means any 2028 Term Loans or any Additional Term Loan.

“Term Maturity Date” means (a) with respect to the 2028 Term Loan, the 2028 Term Loan Maturity Date, and (b) with respect to any Additional Term Loan, the maturity date therefor as set forth in the applicable New Term Loan Amendment.

“Term Note” means a promissory note in the form of Exhibit 2.5-3, as it may be amended, supplemented or otherwise modified from time to time.

“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two (2) SOFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.

“Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of Base Rate).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

~~“Total Asset Value” means, as of any date of determination, the sum of the following, without duplication, of the Borrower and its Subsidiaries for the fiscal quarter most recently ended: (a) the Real Estate Asset property values as determined in accordance with GAAP plus all accumulated depreciation associated with such Real Estate Asset, plus (b) unrestricted cash and cash equivalents as of the last day of such Fiscal Quarter, plus (c) the book value of land holdings as of the last day of such fiscal quarter, plus (d) the book value of the actual funded portion of Construction in Progress as of the last day of such Fiscal Quarter, plus (e) the sum of (i) mezzanine receivables and the book value of Mortgage Receivables as of the last day of such Fiscal Quarter (at the value reflected in the consolidated financial statements of the Borrower, in accordance with GAAP, as of such date, including the effect of any impairment charges), and (ii) unencumbered marketable securities (at the value reflected in the consolidated financial statements of the Borrower, in accordance with GAAP, as of such date, including the effect of any impairment charges), plus (f) any Consolidated Party’s pro rata share of the forgoing items attributable to interests in Unconsolidated Affiliates.~~

“Third Amendment” means that certain Consent and Third Amendment to Third Amended and Restated Credit Agreement among the Borrower, each Guarantor, the Administrative Agent and the Lenders party thereto dated as of February 21, 2024.

“Third Amendment Effective Time” means the Amendment Effective Time as defined in the Third Amendment.

“Threshold Amount” means $150,000,000.

“Total Facility Amount” means as defined in Section 2.19.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, commercial credit cards, purchasing cards, cardless e-payable services, debit cards, stored value cards, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Credit Party and (b) any Lender on the Effective Date or Affiliate of such Lender that is a party to a Treasury Management Agreement with any Credit Party in existence on the Effective Date.

“Type of Loan” means a Base Rate Loan, Daily Simple SOFR Loan or Term SOFR Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York (or any other applicable jurisdiction, as the context may require).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means The Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unencumbered Asset Value” means, for a Person and its Subsidiaries on a consolidated basis, as of any date of determination, the sum of (a) the aggregate net book value, as determined in accordance with GAAP, of all real property of a Person that is not subject to a Mortgage Lien plus (b) all accumulated depreciation and amortization with respect to such real properties plus (c) unrestricted cash and cash equivalents of such Person plus (d) the sum of (i) unencumbered mezzanine and mortgage loan receivables (at the value reflected in the consolidated financial statements of Healthpeak, in accordance with GAAP, as of such date, including the effect of any impairment charges) and (ii) unencumbered marketable securities (at the value reflected in the consolidated financial statements of Healthpeak, in accordance with GAAP, as of such date, including the effect of any impairment charges); provided that the items described in this clause (ii) and in the preceding clause (i) shall not be taken into account to the extent that the amounts of such items exceed, in the aggregate, 20% of Unencumbered Asset Value. For purposes of this definition, (1) “Mortgage Lien” shall not include any lien securing Intercompany Indebtedness and (2) for the avoidance of doubt, the value of any asset or property subject to Liens on assets of Healthpeak, Healthpeak OP or any of their respective Subsidiaries securing obligations under Swap Contracts shall not be included in the calculation of Unencumbered Asset Value.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

~~“Unconsolidated Affiliate” means any corporation, partnership, association, joint venture or other entity in each case which is not a Consolidated Party and in which a Consolidated Party owns, directly or indirectly, any Capital Stock.~~

~~“Unencumbered Interest Coverage Ratio” means, the ratio of Consolidated Unencumbered EBITDA to Consolidated Unsecured Interest Expense.~~

~~“Unencumbered Mortgage Receivables” means, with respect to any Person, Mortgage Receivables owned or held by such Person that are not pledged as collateral for, or otherwise subject to a Lien as security for, any Indebtedness.~~

~~“Unencumbered Property” means a Real Estate Asset which, as of any date of determination satisfies all of the following requirements:~~

~~(a)            such Real Estate Asset (a) is one hundred percent (100%) (i) owned in fee simple or (ii) leased pursuant to an Eligible Ground Lease by (x) the Borrower or (y) an Unencumbered Property Owner that is (1) a Domestic Subsidiary and (2) a Wholly-Owned Subsidiary or Joint Venture Entity of the Borrower and (b) is located in a state in the United States or the District of Columbia;~~

~~(b)            such Real Estate Asset is not subject to any Lien (other than a Permitted Lien) or any Negative Pledge (other than pursuant to an Eligible Ground Lease);~~

~~(c)            such Real Estate Asset is free of all material mechanical and structural defects, or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Real Estate Asset; and~~

~~(d)            such Real Estate Asset is a Healthcare Facility that has been fully developed, is operational and is well located within a primary or secondary market and is maintaining a stable current income.~~

~~“Unencumbered Property Owner” means each Person that owns a Real Estate Asset which is or is proposed to be an Unencumbered Property and which is (1) a Domestic Subsidiary and (2) a Wholly-Owned Subsidiary of the Borrower or a Joint Venture Entity.~~

~~“Unimproved Land” means any Real Estate Asset consisting solely of unimproved land on which no construction or general development activity has commenced, but which is zoned for its intended use and is otherwise suitable for future development as a Healthcare Facility; provided, the term “Unimproved Land” shall not include any pad, out-parcel or similar separate parcel included in or adjacent to and part of a larger development of real property comprising any other Real Estate Asset (unless such other Real Estate Asset is Unimproved Land).~~

“United States” or “U.S.” means the United States of America.

~~“Unsecured Indebtedness” means, for any Person, any Indebtedness of such Person that is not secured by a Lien.~~

“Unsecured Leverage Ratio” means, on the last day of any fiscal quarter, the ratio of (a) Enterprise Unsecured Debt outstanding on such date to (b) Enterprise Unencumbered Asset Value as of such date. Notwithstanding anything to the contrary contained herein, for the purposes of this ratio, the aggregate amount of all unrestricted cash and cash equivalents on such date deducted from Enterprise Unsecured Debt pursuant to the definition of “Enterprise Total Indebtedness” shall exclude the aggregate amount of all unrestricted cash and cash equivalents deducted from Enterprise Secured Debt pursuant to the definition of “Enterprise Total Indebtedness” for the purpose of determining the Secured Debt Ratio as of such date.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” means as defined in Section 11.23.

“U.S. Tax Compliance Certificate” means as defined in Section 3.3(f).

“Wholly-Owned Subsidiary” means~~, with respect to any direct or indirect Subsidiary of any Person, that one hundred percent (100%) of the Equity Interests with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by Applicable Laws) is beneficially owned, directly or indirectly, by such Person.~~ any wholly-owned Subsidiary of Healthpeak, Healthpeak OP, Parent or the Borrower, as applicable, in each case, that is not a special purpose entity.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2      Accounting Terms.

(a)            ~~Except as otherwise expressly provided herein, all~~Generally. All accounting terms not ~~otherwise~~specifically or completely defined herein shall ~~have the meanings assigned to them~~be construed in conformity with ~~GAAP. Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to clauses (a), (b), (c) and (d) of Section 7.1~~, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in ~~accordance~~conformity with, GAAP applied on a consistent basis, as in effect ~~at the~~from time ~~of such preparation. If at any time any change in GAAP or in the consistent application thereof would affect~~ to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant ~~or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall object in writing to determining compliance based on such change, then the Administrative Agent and Borrower shall negotiate in good faith to amend such financial covenant, requirement or applicable defined terms to preserve the original intent thereof in light of such change to GAAP (it being understood and agreed that such amendments agreed between the Administrative Agent and the Borrower shall require consent of the Required Lenders only), provided that, until so amended such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to clauses (a), (b), (c) and (d) of Section 7.1 as to which no such objection has been made.~~ ) contained herein, Indebtedness of Healthpeak and its Subsidiaries shall be deemed to be carried in accordance with GAAP, excluding the effects of FASB ASC 825 on financial liabilities. Notwithstanding anything to the contrary in the ~~Credit~~Loan Documents, and notwithstanding any accounting change after January 1, 2019 that would require lease obligations (whether such lease obligations are entered into before or after such date) that would be treated as operating leases to be classified and accounted for as ~~Capital~~Financing Leases or otherwise reflected on the consolidated balance sheet of the Parent and its Subsidiaries, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of such date without giving effect to any such changes in accounting and shall not constitute Indebtedness or a ~~Capital~~Financing Leases of the Parent or any of its Subsidiaries as a result of such changes in accounting.

~~(b)            FASB ASC 825 and FASB ASC 470-20. Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.~~

(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders and the Borrower); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested in writing hereunder by the Administrative Agent setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.3      Rules of Interpretation.

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Sections, Exhibits, Appendices and Schedules shall be construed to refer to Sections of, and Exhibits, Appendices and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)            The terms lease and license shall include sub-lease and sub-license.

(c)            All terms not specifically defined herein or by GAAP, which terms are defined in the UCC, shall have the meanings assigned to them in the UCC of the relevant jurisdiction, with the term “instrument” being that defined under Article 9 of the UCC of such jurisdiction.

(d)            Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)            To the extent that any of the representations and warranties contained in Section 6 under this Agreement or in any of the other Credit Documents is qualified by “Material Adverse Effect”, the qualifier “in all material respects” contained in Section 5.2(c) and the qualifier “in any material respect” contained in Section 9.1(d) shall not apply.

(f)            Whenever the phrase “to the knowledge of” or words of similar import relating to the knowledge of a Person are used herein or in any other Credit Document, such phrase shall mean and refer to the actual knowledge of the Authorized Officers or Responsible Officers of such Person.

(g)            This Agreement and the other Credit Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Credit Parties, and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Credit Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

(h)            Unless otherwise indicated, all references to a specific time shall be construed to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be. Unless otherwise expressly provided herein, all references to dollar amounts and “$” shall mean Dollars.

(i)            Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time (after giving effect to any permanent reduction in the stated amount of such Letter of Credit pursuant to the terms of such Letter of Credit); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit application or other issuer document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(j)            Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(k)            For the avoidance of doubt, the parties intend that the term “Enterprise” refer to financial calculations that cover (i) the Group and (ii) Healthpeak OP’s Pro Rata Share of Material Joint Ventures.

Section 1.4      ~~Divisions~~[Reserved].

~~For all purposes under this Agreement, in connection with Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.~~

Section 1.5      Rates.

The interest rate on Loans may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other ~~Loan~~Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other ~~Loan~~Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.

Section 2      LOANS AND LETTERS OF CREDIT

Section 2.1      Revolving Loans, the Existing Term Loan and Additional Term Loans.

(a)            Revolving Loans. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving loans denominated in U.S. Dollars (each such loan, a “Revolving Loan”) to the Borrower in an aggregate amount up to but not exceeding such Revolving Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loan, in no event shall the Outstanding Amount of Revolving Obligations exceed the Aggregate Revolving Commitments. Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed without premium or penalty (subject to Section 3.1(c)) during the Revolving Commitment Period. The Revolving Loans may consist of Base Rate Loans, Daily Simple SOFR Loans, Term SOFR Loans, or a combination thereof, as the Borrower may request. Each Revolving Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)            Mechanics for Revolving Loans.

(i)            Except pursuant to Section 2.2(b)(iii), all Revolving Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)            Whenever the Borrower desires that the Revolving Lenders make a Revolving Loan, the Borrower shall deliver to the Administrative Agent a fully executed and delivered Funding Notice no later than (x) 1:00 p.m. at least three (3) Business Days in advance of the proposed Credit Date (or such later time as the Administrative Agent may agree) in the case of a Term SOFR Loan and (y) 1:00 p.m. at least one (1) Business Day in advance of the proposed Credit Date (or such later time as the Administrative Agent may agree) in the case of a Loan that is a Base Rate Loan or a Daily Simple SOFR Loan. Except as otherwise provided herein, any Funding Notice for any Loans that are Term SOFR Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

(iii)            Notice of receipt of each Funding Notice in respect of each Revolving Loan, together with the amount of each Revolving Lender’s Revolving Commitment Percentage thereof, respectively, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Revolving Lender with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 1:00 p.m.) not later than 4:00 p.m. on the same day as the Administrative Agent’s receipt of such notice from the Borrower.

(iv)            Each Revolving Lender shall make its Revolving Commitment Percentage of the requested Revolving Loan available to the Administrative Agent not later than 11:00 a.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Credit Extension available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all Loans received by the Administrative Agent in connection with the Credit Extension from the Revolving Lenders to be credited to the account of the Borrower at the Administrative Agent’s Principal Office or such other account as may be designated in writing to the Administrative Agent by the Borrower.

(c)            Existing Term Loan. Pursuant to the Existing Agreement, the Term Lenders thereunder have made Term Loans in the aggregate principal amount of the Term Commitment (the “Existing Term Loans”). Such Existing Term Loans shall continue to be outstanding under this Agreement as Term Loans. On the Closing Date, the Existing Term Loans by the Term Loan Lenders are as set forth on Appendix A attached hereto. On the Third Amendment Effective Date, the Existing Term Loans by the Term Loan Lenders are as set forth on Appendix A to the Third Amendment.

(d)            Additional Term Loan. Any funding of any Additional Term Loan shall be as provided, and subject to the terms and conditions set forth, in the applicable New Term Loan Amendment.

Section 2.2      Swingline Loans.

(a)            Swingline Loans Commitments. During the Revolving Commitment Period and subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrower in the aggregate amount up to but not exceeding the Swingline Sublimit; provided, that after giving effect to the making of any Swingline Loan, in no event shall the Outstanding Amount of the Revolving Obligations exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2 may be repaid and reborrowed during the Revolving Commitment Period. The Swingline Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date, all Swingline Loans and all other amounts owed hereunder with respect to the Swingline Loans and the Revolving Commitments shall be paid in full no later than such date, and no Swingline Loan shall be outstanding for more than ten (10) consecutive Business Days without the Swingline Lender’s express written consent.

(b)            Borrowing Mechanics for Swingline Loans.

(i)            Whenever the Borrower desires that the Swingline Lender make a Swingline Loan, the Borrower shall deliver to the Administrative Agent a Funding Notice no later than 11:00 a.m. on the proposed Credit Date.

(ii)            The Swingline Lender shall make the amount of its Swingline Loan available to the Administrative Agent not later than 3:00 p.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swingline Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swingline Loans received by the Administrative Agent from the Swingline Lender to be credited to the account of the Borrower at the Administrative Agent’s Principal Office, or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

(iii)            With respect to any Swingline Loans which have not been voluntarily prepaid by the Borrower pursuant to Section 2.11, the Swingline Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower), no later than 11:00 a.m. on the day of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by a Borrower) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to the Borrower on such Credit Date in an amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given which the Swingline Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Revolving Lenders other than the Swingline Lender shall be immediately delivered by the Administrative Agent to the Swingline Lender (and not to the Borrower) and applied to repay a corresponding portion of the Refunded Swingline Loans and (2) on the day such Revolving Loans are made, the Swingline Lender’s Revolving Commitment Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender to the Borrower, and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall no longer be due under the Swingline Note of the Swingline Lender but shall instead constitute part of the Swingline Lender’s outstanding Revolving Loans to the Borrower and shall be due under the Revolving Loan Note issued by the Borrower to the Swingline Lender. The Borrower hereby authorizes the Administrative Agent and the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent and the Swingline Lender (up to the amount available in each such account) in order to immediately pay the Swingline Lender the amount of the Refunded Swingline Loans to the extent of the proceeds of such Revolving Loans made by the Revolving Lenders, including the Revolving Loans deemed to be made by the Swingline Lender, are insufficient to repay in full the Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by Section 2.14.

(iv)            If for any reason Revolving Loans are not made pursuant to Section 2.2(b)(iii) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans on or before the third Business Day after demand for payment thereof by the Swingline Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swingline Loans, and in an amount equal to its Revolving Commitment Percentage of the applicable unpaid amount together with accrued interest thereon. On the Business Day that notice is provided by the Swingline Lender (or by the 11:00 a.m. on the following Business Day if such notice is provided after 2:00 p.m.), each Lender holding a Revolving Commitment shall deliver to the Swingline Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of the Swingline Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to the Swingline Lender. In the event any Lender holding a Revolving Commitment fails to make available to the Swingline Lender the amount of such Revolving Lender’s participation as provided in this paragraph, the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon for three (3) Business Days at the rate customarily used by the Swingline Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(v)            Notwithstanding anything contained herein to the contrary, (1) each Revolving Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to clause (iii) above and each Revolving Lender’s obligation to purchase a participation in any unpaid Swingline Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that the Swingline Lender had not received prior notice from the Borrower or the Required Lenders that any of the conditions under Section 5.2 to the making of the applicable Refunded Swingline Loans or other unpaid Swingline Loans were not satisfied at the time such Refunded Swingline Loans or other unpaid Swingline Loans were made; and (2) the Swingline Lender shall not be obligated to make any Swingline Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, or (B) it does not in good faith believe that all conditions under Section 5.2 to the making of such Swingline Loan have been satisfied or waived by the Required Lenders.

Section 2.3      Issuances of Letters of Credit and Purchase of Participations Therein.

(a)            Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Outstanding Amount of the Revolving Obligations exceed the Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Outstanding Amount of the Letter of Credit Obligations exceed the Letter of Credit Sublimit then in effect; and (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) seven (7) days prior to the Revolving Commitment Termination Date, and (2) the date which is one (1) year from the date of issuance of such standby Letter of Credit. Subject to the foregoing (other than clause (v)), the Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one (1) year each, unless the Issuing Bank elects not to extend for any such additional period; provided, the Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time the Issuing Bank must elect to allow such extension; provided, further, in the event that any Revolving Lender is at such time a Defaulting Lender, unless the Issuing Bank has entered into arrangements satisfactory to the Issuing Bank (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender), including by Cash Collateralizing such Defaulting Lender’s Revolving Commitment Percentage of the Outstanding Amount of the Letter of Credit Obligations in a manner reasonably satisfactory to the Administrative Agent, the Issuing Bank shall not be obligated to issue or extend any Letter of Credit hereunder. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(b)            Notice of Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall deliver to the Administrative Agent an Issuance Notice no later than 1:00 p.m. at least three (3) Business Days or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 5.2, an Issuing Bank shall issue the requested Letter of Credit only in accordance with the Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and each Revolving Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Revolving Lender’s respective participation in such Letter of Credit pursuant to Section 2.3(e).

(c)            Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity or invalidity, sufficiency or insufficiency, accuracy or inaccuracy, genuineness (including if fraudulent or forged) or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit; (ii) the validity or invalidity, effectiveness or ineffectiveness or sufficiency or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, the Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of the Issuing Bank to any Credit Party. Notwithstanding anything to the contrary contained in this Section 2.3(c), the Borrower shall retain any and all rights it may have against the Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order.

(d)            Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrower and the Administrative Agent, and the Borrower shall reimburse the Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the Issuing Bank prior to 11:00 a.m. on the date such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Funding Notice to the Administrative Agent requesting the Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 5.2, the Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by the Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrower shall reimburse the Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.3(d) shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this Section 2.3(d).

(e)            Revolving Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender’s Revolving Commitment Percentage (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower shall fail for any reason to reimburse an Issuing Bank as provided in Section 2.3(d), the Issuing Bank shall promptly notify each Revolving Lender of the unreimbursed amount of such honored drawing and of such Revolving Lender’s respective participation therein based on such Revolving Lender’s Revolving Commitment Percentage. Each Revolving Lender shall make available to the Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 p.m. on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by the Issuing Bank. In the event that any Revolving Lender fails to make available to the Issuing Bank on such Business Day the amount of such Revolving Lender’s participation in such Letter of Credit as provided in this Section 2.3(e), the Issuing Bank shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon for three (3) Business Days at the rate customarily used by the Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.3(e) shall be deemed to prejudice the right of any Revolving Lender to recover from the Issuing Bank any amounts made available by such Revolving Lender to the Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of the Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order. In the event an Issuing Bank shall have been reimbursed by other Revolving Lenders pursuant to this Section 2.3(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Revolving Lender which has paid all amounts payable by it under this Section 2.3(e) with respect to such honored drawing such Revolving Lender’s Revolving Commitment Percentage of all payments subsequently received by the Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on Appendix B or at such other address as such Revolving Lender may request.

(f)            Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by the Revolving Lenders pursuant to Section 2.3(d) and the obligations of the Revolving Lenders under Section 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense (other than that such drawing has been repaid) or other right which the Borrower or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank, a Revolving Lender or any other Person or, in the case of a Revolving Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, or financial condition of the Borrower or any of its Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by the Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank under the circumstances in question, as determined by a court of competent jurisdiction in a final, non-appealable order.

(g)            Indemnification. Without duplication of any obligation of the Credit Parties under Section 11.2, in addition to amounts payable as provided herein, each of the Credit Parties hereby agrees, on a joint and several basis, to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable and documented out-of-pocket fees, expenses and disbursements of counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by the Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order, or (2) the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of the Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h)            Applicability of ISP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to such Letter of Credit.

(i)            Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.4      Pro Rata Shares; Availability of Funds.

(a)            Pro Rata Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective pro rata shares of the Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment, or the portion of the aggregate outstanding principal amount of the Revolving Loans, of any Revolving Lender be increased or decreased as a result of a default by any other Revolving Lender in such other Revolving Lender’s obligation to make a Revolving Loan requested hereunder or purchase a participation required hereby.

(b)            Availability of Funds.

(i)            Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any Borrowing of Base Rate Loans or Daily Simple SOFR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(b) or, in the case of a Borrowing of Base Rate Loans or Daily Simple SOFR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.1(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans, plus, in either case, any administrative, processing or similar fees customarily charged by the Administrative Agent in connection therewith. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or each applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Notices given by the Administrative Agent under this subsection (b) shall be conclusive absent manifest error.

Section 2.5      Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)            Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower and each other Credit Party to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or the Borrower’s obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern in the absence of demonstrable error therein.

(b)            Notes. The Borrower shall execute and deliver to (i) each Lender on the Effective Date, (ii) each Person who is a permitted assignee of such Lender pursuant to Section 11.5, and (iii) each Person who becomes a Lender in accordance with Section 2.19, in each case to the extent requested by such Person, a Note or Notes to evidence such Person’s portion of the Revolving Loans, Existing Term Loan and/or Additional Term Loans, as applicable.

Section 2.6      Scheduled Principal Payments.

(a)            Revolving Loans. The principal amount of Revolving Loans is due and payable in full on the Revolving Maturity Date.

(b)            Swingline Loans. The principal amount of the Swingline Loans is due and payable in full on the earlier to occur of (i) the date of demand by the Swingline Lender and (ii) the Revolving Maturity Date.

(c)            Term Loans. The principal amount of the Existing Term Loan and any Additional Term Loan is due and payable in full on the applicable Term Maturity Date.

Section 2.7      Interest on Loans.

(a)            Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)            in the case of Revolving Loans:

(A)            if a Base Rate Loan (including a Base Rate Loan referencing Adjusted Term SOFR), the Base Rate plus the Applicable Margin for Revolving Loans that are Base Rate Loans;

(B)            if a Daily Simple SOFR Loan, Adjusted Daily Simple SOFR plus the Applicable Margin for Revolving Loans that are SOFR Loans; or

(C)            if a Term SOFR Loan, Adjusted Term SOFR plus the Applicable Margin for Revolving Loans that are SOFR Loans;

(ii)            in the case of Swingline Loans, at the Swingline Rate; and

(iii)            In the case of the 2028 Term Loan:

(A)            if a Base Rate Loan (including a Base Rate Loan referencing Adjusted Term SOFR), the Base Rate plus the Applicable Margin for Term Loans that are Base Rate Loans;

(B)            if a Daily Simple SOFR Loan, Adjusted Daily Simple SOFR plus the Applicable Margin for Term Loans that are SOFR Loans;

(C)            if a Term SOFR Loan, Adjusted Term SOFR plus the Applicable Margin for Term Loans that are SOFR Loans;

(iv)            in the case of any Additional Term Loan:

(A)            if a Base Rate Loan (including a Base Rate Loan referencing Adjusted Term SOFR), the Base Rate plus the Applicable Margin for Additional Term Loans that are Base Rate Loans;

(B)            if a Daily Simple SOFR Loan, Adjusted Daily Simple SOFR plus the Applicable Margin for Additional Term Loans that are SOFR Loans;

(C)            if a Term SOFR Loan, Adjusted Term SOFR plus the Applicable Margin for Additional Term Loans that are SOFR Loans;

(b)            The basis for determining the rate of interest with respect to any Loan (except a Swingline Loan, which may only be made and maintained at the Swingline Rate (unless and until converted into a Revolving Loan pursuant to the terms and conditions hereof)), and the Interest Period with respect to any Term SOFR Loan, shall be selected by the Borrower and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day (i) if such Loan is a Term SOFR Loan, such Loan shall become a ~~Base Rate~~Daily Simple SOFR Loan and (ii) if such Loan is a Base Rate Loan or a Daily Simple SOFR Loan, such Loan shall remain a Base Rate Loan or a Daily Simple SOFR Loan, as applicable.

(c)            In connection with Term SOFR Loans, there shall be no more than twelve (12) Interest Periods outstanding at any time. In the event the Borrower fails to specify among a Base Rate Loan, a Daily Simple SOFR Loan or a Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (i) if outstanding as a Term SOFR Loan, shall be automatically converted into a ~~Base Rate~~Daily Simple SOFR Loan on the last day of the then-current Interest Period for such Loan, and (ii) if outstanding as a Base Rate Loan or a Daily Simple SOFR Loan, will remain as, or (if not then outstanding) will be made as, a Base Rate Loan or a Daily Simple SOFR Loan, as applicable. In the event the Borrower fails to specify an Interest Period for any Term SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one (1) month. In the event the Borrower fails to specify in the applicable Funding Notice or Conversion/Continuation Notice whether any SOFR Loan shall be a Daily Simple SOFR Loan or a Term SOFR Loan, the Borrower shall be deemed to have selected a Borrowing of a Daily Simple SOFR Loan. As soon as practicable after 10:00 a.m. on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to each of the Term SOFR Loans for which an interest rate is then being determined (and for the applicable Interest Period in the case of Term SOFR Loans) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender. As soon as practicable after 10:00 a.m. on each SOFR Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to each of the Daily Simple SOFR Loans for which an interest rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

(d)            Interest payable pursuant to this Section 2.7 shall be computed on the basis of (i) for interest at the Base Rate or the Swingline Rate, a 365-day or 366-day year, as the case may be, and (ii) for all other computations of fees and interest, a 360-day year, in each case, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or Daily Simple SOFR Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such Base Rate Loan or Daily Simple SOFR Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or a Daily Simple SOFR Loan being converted to a Term SOFR Loan, the date of conversion of such Base Rate Loan or Daily Simple SOFR Loan to such Term SOFR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.

(e)            [Reserved].

(f)            Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan (other than a voluntary prepayment of a Revolving Loan which interest shall be payable in accordance with clause (i) above), to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

(g)            The Borrower agrees to pay to the Issuing Bank, with respect to drawings honored under any Letter of Credit issued by the Issuing Bank, interest on the amount paid by the Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is the lesser of (y) two percent (2%) per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (z) the Highest Lawful Rate.

(h)            Interest payable pursuant to Section 2.7(g) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the Issuing Bank of any payment of interest pursuant to Section 2.7(g), the Issuing Bank shall distribute to each Revolving Lender, out of the interest received by the Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event the Issuing Bank shall have been reimbursed by the Revolving Lenders for all or any portion of such honored drawing, the Issuing Bank shall distribute to each Revolving Lender which has paid all amounts payable by it under Section 2.3(e) with respect to such honored drawing such Revolving Lender’s Revolving Commitment Percentage of any interest received by the Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Revolving Lenders for the period from the date on which the Issuing Bank was so reimbursed by the Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.

Section 2.8      Conversion/Continuation.

(a)            So long as no Default or Event of Default shall have occurred and then be continuing or would result therefrom, the Borrower shall have the option:

(i)            to convert at any time all or any part of any Loan equal to $100,000 and integral multiples of $50,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Term SOFR Loan may only be converted on the expiration of the Interest Period applicable to such Term SOFR Loan unless the Borrower shall pay all amounts due under Section 2.15 in connection with any such conversion; or

(ii)            upon the expiration of any Interest Period applicable to any Term SOFR Loan, to continue all or any portion of such Loan as a Term SOFR Loan.

(b)            The Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 1:00 p.m. at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (or such later time as the Administrative Agent may agree). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Term SOFR Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.9      Default Rate of Interest.

(a)            If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by ~~Applicable~~applicable Laws.

(b)            If any amount (other than principal of any Loan) payable by the Borrower under any Credit Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then at the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by ~~Applicable~~applicable Laws.

(c)            During the continuance of an Event of Default under Section 9.1(f) or Section 9.1(g), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by ~~Applicable~~applicable Laws.

(d)            During the continuance of an Event of Default other than an Event of Default under Section 9.1(f) or Section 9.1(g), the Borrower shall, at the request of the Required Lenders, pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by ~~Applicable~~applicable Laws.

(e)            Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(f)            In the case of any Term SOFR Loan, upon the expiration of the Interest Period in effect at the time the Default Rate of interest is effective, each such Term SOFR Loan shall thereupon become a Base Rate Loan and shall thereafter bear interest at the Default Rate then in effect for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.10      Fees.

(a)            [Reserved].

(b)            Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Revolving Commitment Percentage, a facility fee (the “Facility Fee”) equal to the product of (x) the applicable Facility Fee Rate based on ~~the Borrower’s~~Healthpeak’s Investment Grade Rating as set forth in the Investment Grade Pricing Grid multiplied by (y) the actual daily amount of the Aggregate Revolving Commitments, subject to adjustments as provided in Section 2.16. The Facility Fee shall accrue at all such times during the Revolving Commitment Period, including at any time during which one or more of the conditions in Section 5 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the Revolving Commitment Termination Date; provided that (1) no Facility Fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender and (2) any Facility Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Revolving Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Revolving Lender shall be a Defaulting Lender. As and when applicable hereunder, the Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Facility Fee Rate separately for each period during such quarter that such Facility Fee Rate was in effect.

(c)            Letter of Credit Fees.

(i)            Commercial and Standby Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Revolving Commitment Percentage a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Margin for Letters of Credit multiplied by the daily maximum amount available to be drawn under such Letter of Credit (collectively, the “Letter of Credit Fees”). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i). The Letter of Credit Fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiration date thereof and thereafter on demand; provided that (1) no Letter of Credit Fees shall accrue in favor of a Defaulting Lender so long as such Revolving Lender shall be a Defaulting Lender and (2) any Letter of Credit Fees accrued in favor of a Defaulting Lender during the period prior to the time such Revolving Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Revolving Lender shall be a Defaulting Lender. If there is any change in the Applicable Margin during any quarter, the daily maximum amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default under Sections 9.1(f) and (g), all Letter of Credit Fees shall accrue at the Default Rate, and during the continuance of an Event of Default other than an Event of Default under Sections 9.1(f) or (g), then upon the request of the Required Revolving Lenders, all Letter of Credit Fees shall accrue at the Default Rate.

(ii)            Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. The Borrower shall pay directly to the Issuing Bank for its own account, on a quarterly basis in arrears, a fronting fee with respect to each Letter of Credit, equal to the greater of (x) a rate per annum of 0.125% multiplied by the average daily amount available to be drawn under such Letter of Credit and (y) $1,500. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on its expiration date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i). In addition, the Borrower shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment, renewal, negotiation and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(d)            Other Fees. The Borrower shall pay to Lead Arrangers, Co-Syndication Agents, and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except to the extent set forth in the Fee Letter.

Section 2.11      Prepayments/Commitment Reductions.

(a)            Voluntary Prepayments.

(i)            Any time and from time to time, the Loans may be repaid in whole or in part, with respect to the Revolving Loans, the Existing Term Loan and any Additional Term Loan, without premium or penalty (subject to Section 3.1):

(A)            with respect to Base Rate Loans (including Base Rate Loans referencing Adjusted Term SOFR), the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount;

(B)            with respect to SOFR Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 3.1(c)) in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount; and

(C)            with respect to Swingline Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in any amount;

(ii)            All such prepayments shall be made:

(A)            upon written or telephonic notice on the date of prepayment in the case of Base Rate Loans or Swingline Loans; and

(B)            upon not less than three (3) Business Days’ prior written or telephonic notice in the case of SOFR Loans;

in each case given to the Administrative Agent, or the Swingline Lender, as the case may be, by 11:00 a.m. on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice for a prepayment by telefacsimile or telephone to each Revolving Lender or Term Lender, as applicable). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.12(a).

(b)            Voluntary Revolving Commitment Reductions.

(i)            The Borrower may, from time to time upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice the Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part (i) the Revolving Commitments (ratably among the Revolving Lenders in accordance with their respective Revolving Commitment Percentage thereof); provided, (A) any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, (B) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Outstanding Amount exceed the Aggregate Revolving Commitments and (C) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit and/or the Swingline Sublimit exceed the amount of the Aggregate Revolving Commitments, the Letter of Credit Sublimit and/or the Swingline Sublimit, as applicable, shall be automatically reduced by the amount of such excess.

(ii)            The Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Commitments of each Revolving Lender proportionately to its Revolving Commitment Percentage thereof.

(c)            Mandatory Prepayments; Excess Outstanding Amounts. If at any time (A) the Outstanding Amount of Revolving Obligations shall exceed the Aggregate Revolving Commitments (B) the Outstanding Amount of Letter of Credit Obligations shall exceed the Letter of Credit Sublimit, or (C) the Outstanding Amount of Swingline Loans shall exceed the Swingline Sublimit, immediate prepayment will be made on or in respect of the Revolving Obligations in an amount equal to such excess; provided, however, that, except with respect to clause (B), Letter of Credit Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swingline Loans have been paid in full.

Section 2.12      Application of Prepayments.

Within each Loan, prepayments will be applied first to Base Rate Loans, then to Daily Simple SOFR Loans, and then to Term SOFR Loans in direct order of Interest Period maturities. In addition:

(a)            Voluntary Prepayments. Voluntary prepayments will be applied as specified by the Borrower.

(b)            Mandatory Prepayments. Mandatory prepayments under Section 2.11(c) above shall be applied to the respective Revolving Obligations, as appropriate, but without a permanent reduction of the aggregate Revolving Commitments and shall be available for re-borrowing in accordance with the terms hereof and of the other Credit Documents.

(c)            Prepayments on the Revolving Obligations will be paid by the Administrative Agent to the Revolving Lenders ratably in accordance with their respective interests therein (except for Defaulting Lenders where their share will be applied as provided in Section 2.16(a) hereof).

Section 2.13      General Provisions Regarding Payments.

(a)            All payments by the Borrower of principal, interest, fees and other Obligations hereunder or under any other Credit Document shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition. The Administrative Agent shall, and the Borrower hereby authorizes the Administrative Agent to, debit a deposit account of the Borrower or any of its Subsidiaries held with the Administrative Agent or any of its Affiliates and designated for such purpose by the Borrower or such Subsidiary in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or under any other Credit Document (subject to sufficient funds being available in its accounts for that purpose).

(b)            In the event that the Administrative Agent is unable to debit a deposit account of the Borrower or any of its Subsidiaries held with the Administrative Agent or any of its Affiliates in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or any other Credit Document (including because insufficient funds are available in its accounts for that purpose), payments hereunder and under any other Credit Document shall be delivered to the Administrative Agent, for the account of the Lenders, not later than 2:00 p.m. on the date due at the Principal Office of the Administrative Agent or via wire transfer of immediately available funds to an account designated by the Administrative Agent (or at such other location as may be designated in writing by the Administrative Agent from time to time); for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next Business Day.

(c)            All payments in respect of the principal amount of any Loan (other than voluntary repayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(d)            The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable pro rata share of all payments and prepayments of principal and interest due to such Lender hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(e)            Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its pro rata share of any SOFR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(f)            Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Facility Fee hereunder, but such payment shall be deemed to have been made on the date therefor for all other purposes hereunder.

(g)            The Administrative Agent may, but shall not be obligated to, deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 2:00 p.m. to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 9.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate (unless otherwise provided by the Required Lenders) from the date such amount was due and payable until the date such amount is paid in full.

Section 2.14      Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any amounts applied by the Swingline Lender to outstanding Swingline Loans, (C) any amounts applied to Letter of Credit Obligations by the Issuing Bank or Swingline Loans by the Swingline Lender, as appropriate, from Cash Collateral provided under Section 2.15 or Section 2.16, or (D) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letter of Credit Obligations, Swingline Loans or other obligations hereunder to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each of the Credit Parties consents to the foregoing and agrees, to the extent it may effectively do so under ~~Applicable~~applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 2.15      Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in an amount sufficient to cover the applicable Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(a)            Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a perfected first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided (other than the Permitted Liens), or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.16 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)            Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided, however, (x) Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 9.3) but shall be released upon the cure, termination or waiver of such Default or Event of Default in accordance with the terms of this Agreement, and (y) the Person providing Cash Collateral and the Issuing Bank or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.16      Defaulting Lenders.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by ~~Applicable~~applicable Law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.4(a)(iii).

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount (other than fees which any Defaulting Lender is not entitled to receive pursuant to Section 2.16(a)(iii)) received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.3) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Bank or the Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Borrowings were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and Letter of Credit Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to (and the underlying obligations satisfied to the extent of such payment) and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees.

(A)            Such Defaulting Lender shall not be entitled to receive any Facility Fee, any fees with respect to Letters of Credit (except as provided in clause (b) below) or any other fees hereunder for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which such Lender (rather than the Borrower or any other Credit Party) has provided Cash Collateral pursuant to Section 2.3(a), Section 2.15 or otherwise.

(C)            With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)            Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Amount of Revolving Loans of such Lender together with such Lender’s participation in Letter of Credit Obligations and Swingline Loans at such time to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)            Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)            Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)            New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the participations in the Letter of Credit Obligations related to any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the Non-Defaulting Lenders in a manner consistent with clause (a)(iv) above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.15.

(d)            Qualified Counterparties. So long as any Lender is a Defaulting Lender, such Lender shall not be a Swap Bank with respect to any Swap Contract entered into while such Lender was a Defaulting Lender.

Section 2.17      Removal or Replacement of Lenders. If (a) any Lender requests compensation under Section 3.2, (b) any Credit Party is required to pay Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, (c) any Lender gives notice of an inability to fund SOFR Loans under Section 3.1(b), (d) any Lender is a Defaulting Lender, or (e) any Lender (a “Non-Consenting Lender”) does not consent (including by way of a failure to respond in writing to a proposed amendment, consent or waiver by the date and time specified by the Administrative Agent) to a proposed amendment, consent, change, waiver, discharge or termination hereunder or with respect to any Credit Document that has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.5), all of its interests, rights (other than its rights under Section 3.2, Section 3.3 and Section 11.2) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)            the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.5(b)(iv);

(ii)            such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, as applicable, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.1(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)            in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to Section 3.3, such assignment is reasonably expected to result in a reduction in such compensation or payments thereafter;

(iv)            such assignment does not conflict with ~~Applicable~~applicable Law; and

(v)            in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed amendment, consent, change, waiver, discharge or termination, the successor replacement Lender shall have consented to the proposed amendment, consent, change, waiver, discharge or termination.

Each Lender agrees that in the event it, or its interests in the Loans and obligations hereunder, shall become subject to the replacement and removal provisions of this Section, it will cooperate with the Borrower and the Administrative Agent to give effect to the provisions hereof, including execution and delivery of an Assignment Agreement in connection therewith, but the replacement and removal provisions of this Section shall be effective regardless of whether an Assignment Agreement shall have been given.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.18      Extension of Revolving Maturity Date.

(a)            Request for Extension. The Borrower may, by written notice (the “Extension Notice”) to the Administrative Agent (which shall promptly notify the Revolving Lenders) not earlier than one hundred twenty (120) days and not later than sixty (60) days prior to the Revolving Maturity Date, request that each Revolving Lender extend the Revolving Maturity Date for two (2) additional six (6) month periods from the Revolving Maturity Date then in effect, each such extension to be irrevocably granted on the date (an “Extension Effective Date”) that each of the conditions set forth in this Section 2.18 have been satisfied. Upon the satisfaction of each of the conditions set forth in this Section 2.18, an Extension Effective Date shall occur and the Revolving Maturity Date then in effect shall be extended for six (6) additional months.

(b)            Conditions to Effectiveness of Extension. Subject to the provisions of the foregoing clause (a), the extension of the Revolving Maturity Date pursuant to this Section shall not be effective with respect to any Revolving Lender unless:

(i)            no Default or Event of Default has occurred and is continuing on the subject Extension Effective Date;

(ii)            the representations and warranties contained in Section 6 and the other Credit Documents are true and correct in all material respects on and as of the subject Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section ~~6.7~~6.5 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1;

(iii)            for the second six (6) month extension, the initial six (6) month extension shall have been validly exercised;

(iv)            Administrative Agent shall have received a pro forma Compliance Certificate as of the subject Extension Effective Date;

(v)            [intentionally deleted]; and

(vi)            the Borrowers shall pay to the Administrative Agent (for the benefit of the Revolving Lenders) on the subject Extension Effective Date a fee (to be shared among and paid to the Revolving Lenders based upon their Revolving Commitment Percentages of the Aggregate Revolving Commitments) equal to the product of (i) 0.0625% multiplied by (ii) the then Aggregate Revolving Commitments.

(c)            Conflicting Provisions. This Section shall supersede any provisions in Section 11.4 to the contrary.

Section 2.19      Increase in Commitments.

(a)            Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, from time to time, request an increase in the Aggregate Revolving Commitments and/or the Existing Term Loan, or the funding of one or more tranches of additional term loans hereunder (the “Additional Term Loans”) by an amount (for all such requests) not exceeding $500,000,000 (to a maximum amount of Aggregate Revolving Commitments plus the Existing Term Loan plus all Additional Term Loans equal to $1,900,000,000 (the “Total Facility Amount”)); provided that any such request shall be in a minimum amount of $10,000,000 and in whole increments of $5,000,000 in excess thereof; provided, further, at Borrower’s option, Borrower may request that any such requested increase or funding be effected through the addition of one or more term loan commitments with respect to one or more tranches of additional term loans (the “Additional Term Commitments”) (and, in such event, all references in this Section 2.19 to any increase or funding, as and to the extent applicable at any time, shall be deemed and construed to mean and refer to any such Additional Term Commitment in the amount of such increase or funding, mutatis mutandis), subject further, however, (1) to the continued applicability of the terms and provisions of this Section 2.19 and (2) in addition to the items specified in Section 2.19(e), the prior execution and delivery by the Credit Parties of such other and further agreements, amendments, instruments, and documents which Administrative Agent may then require in its sole but reasonable determination to effect any such Additional Term Commitment in the amount of such increase (it being understood and agreed that, without limiting the generality of this clause (2), any Additional Term Commitments shall be effected pursuant to one or more New Term Loan Amendments executed and delivered by the Credit Parties, the Administrative Agent, and the applicable Term Lenders). At the time of sending any notice of such requested increase in the Aggregate Revolving Commitments and/or the Existing Term Loan or any notice of such requested funding of an Additional Term Loan, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). The terms and provisions of any Additional Term Commitments and any Additional Term Loans, including the pricing, maturity, fees payable, and other terms thereof, shall be as agreed by the Administrative Agent, the applicable Term Lenders, and the Borrower and set forth in the applicable New Term Loan Amendment; provided that, without the prior written consent of all other Lenders, no Additional Term Loan shall (A) have a maturity date that is earlier than the maturity date of any existing Term Loan or the Revolving Maturity Date, (B) require scheduled amortization of such Additional Term Loan prior to the maturity date of any existing Term Loans or the Revolving Maturity Date, but such Additional Term Loan may permit voluntary prepayment (subject to sub-clause (C) hereof), and (C) rank higher than pari passu in right of payment and with respect to security with all Revolving Loans and any existing Term Loans or have different borrower or guarantors as the Borrower and Guarantors with respect to all Revolving Loans and existing Term Loans. Except as set forth in the immediately prior sentence with respect to the maturity date of any Additional Term Loans made pursuant to this Section 2.19, no Lender that is not a Term Lender with respect to such tranche of Additional Term Loans shall have any consent rights with respect to the terms of such Additional Term Loans set forth in such New Term Loan Amendment so long as such terms are in accordance with the provisions of this Agreement. Each New Term Loan Amendment may, without the consent of any other Lenders, but subject to Sections 11.4(a), (b) and (c), effect such amendments to this Agreement and the other ~~Loan~~Credit Documents as are consistent with this Section 2.19 and may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.19 with respect thereto.

(b)            Lender Elections to Increase. Each Lender may decline or elect to participate in such requested increase in the Aggregate Revolving Commitments and/or Existing Term Loan or such requested funding of an Additional Term Loan, in each case in its sole discretion, and each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and/or Existing Term Loan and/or participate in the funding of an Additional Term Loan and, if so, whether by an amount equal to, greater than, or less than its Revolving Commitment Percentage or pro rata share of the Existing Term Loan, as applicable, of such requested increase or funding (based on such Lender’s Revolving Commitments and the Aggregate Revolving Commitments or pro rata share and outstanding amount of the Existing Term Loan, as applicable, in effect immediately prior to the effectiveness of any such increase or funding). Any Lender not responding within such time period shall be deemed to have declined to (x) increase its Revolving Commitment and/or Existing Term Loan and (y) participate in the funding of an Additional Term Loan.

(c)            Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request for increase or funding made under this Section 2.19. To achieve the full amount (or any lesser amount acceptable to the Borrower and the Administrative Agent) of a requested increase or funding (in the event that the aggregate amount of increases in individual Revolving Commitments and/or Existing Term Loan or funding of an Additional Term Loan by then-existing Lenders is less than the aggregate amount of the requested increase or funding) and subject to the approval of the Borrower, Administrative Agent, the Issuing Bank and the Swingline Lender (which approvals shall not be unreasonably withheld), the Borrower, the Administrative Agent or the Lead Arrangers (or any of the them) may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement and/or commitment agreements in form and substance reasonably satisfactory as to its inclusion of such Eligible Assignees to the Administrative Agent and its counsel. To the extent that the joinder or commitment agreements described above provide for an applicable margin of, and/or commitment or facility fee for, additional Revolving Commitments and/or Existing Term Loan greater than the Applicable Margin and/or Facility Fee with respect to the existing Revolving Commitments and/or Existing Term Loan at such time, the Applicable Margin and/or the Facility Fee (as applicable) for the existing Revolving Commitments and/or Existing Term Loan shall be increased automatically (without the consent of the Required Lenders) such that the Applicable Margin and/or the Facility Fee (as applicable) for such existing Revolving Commitments and/or Existing Term Loan is not less than the applicable margin and/or the commitment fee or facility fee (as applicable) for such additional Revolving Commitments and/or Existing Term Loan. For the avoidance of doubt, the joinder or commitment agreements described above with respect to an Additional Term Loan may have applicable margins, commitment or facility fees, and other terms that are different than those of the Revolving Commitments and/or Existing Term Loan without requiring any modification of such terms.

(d)            Effective Date and Allocations. If the Aggregate Revolving Commitments and/or Existing Term Loan are increased, or an Additional Term Loan is funded, in any case in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase or funding. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase or funding and the Increase Effective Date.

(e)            Conditions to Effectiveness of Increase. As a condition precedent to each such increase in the Aggregate Revolving Commitments and/or Existing Term Loan, or such funding of an Additional Term Loan, the Borrower shall deliver to the Administrative Agent (x) a certificate of each Credit Party dated as of the Increase Effective Date signed by an Authorized Officer of such Credit Party (i) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase or funding, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase or funding, (A) the representations and warranties contained in Section 6 and the other Credit Documents are true and correct in all material respects on and as of the Increase Effective Date (with any representations and warranties which are subject to a materiality qualifier being true and correct in all respects in accordance with the terms thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in all respects, as applicable) as of such earlier date, and except that for purposes of this Section 2.19, the representations and warranties contained in subsections (a), (b) and (c) of Section 6.7 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (d), respectively, of Section 7.1, and (B) no Default or Event of Default exists as of the Increase Effective Date, and (y) such new or additional Notes payable to each of the Lenders as are required to be delivered pursuant to Section 2.5(b). The Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.1(c)) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitment Percentages arising from any non-ratable increase in the Aggregate Revolving Commitments under this Section, and each Credit Party shall execute and deliver such documents or instruments (including, without limitation, a New Term Loan Amendment) as the Administrative Agent may require to evidence such increase in Revolving Commitments and/or Existing Term Loan and/or Additional Term Loan and to ratify each such Credit Party’s continuing obligations hereunder and under the other Credit Documents.

(f)            Conflicting Provisions. This Section shall supersede any provisions in Section 11.4 to the contrary.

Section 3      YIELD PROTECTION

Section 3.1      Making or Maintaining SOFR Loans.

(a)            Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any SOFR Loans that adequate and fair means do not exist for ascertaining the interest rate applicable to such SOFR Loans, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (1) no Loans may be made as, or converted to, SOFR Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, and (2) any Funding Notice or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower and such Loans shall be automatically made or continued as, or converted to, as applicable, Base Rate Loans without reference to the Adjusted Term SOFR component of the Base Rate. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.1(c).

(b)            Illegality or Impracticability of SOFR Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its SOFR Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, SOFR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan without reference to the Adjusted Term SOFR component of the Base Rate, (3) the Affected Lender’s obligation to maintain its outstanding SOFR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans without reference to the Adjusted Term SOFR component of the Base Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a SOFR Loan then being requested by the Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 3.1(a)(1), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 3.1(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, SOFR Loans in accordance with the terms hereof.

(c)            Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable out-of-pocket losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender sustains: (i) if for any reason (other than a default by such Lender) a borrowing of any SOFR Loans does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any SOFR Loans does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its SOFR Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including as a result of an assignment in connection with the replacement of a Lender pursuant to Section ~~3.4(b)~~2.17; or (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(d)            Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)            No Match Funding. Anything to the contrary contained herein notwithstanding, neither the Administrative Agent, nor any Lender, nor any of their Participants, is required actually to match fund any Obligation as to which interest accrues at Adjusted Term SOFR, Adjusted Daily Simple SOFR or the Term SOFR Reference Rate.

(f)            Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, as specified in paragraph (c) of this Section and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. In the absence of any such manifest error, the Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(g)            Delay in Requests. The Borrower shall not be required to compensate a Lender pursuant to this Section for any such amounts incurred more than six (6) months prior to the date that such Lender delivers to the Borrower the certificate referenced in Section 3.1(f).

Section 3.2      Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Bank;

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the Issuing Bank or the applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will reasonably compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)            Capital Requirements. If any Lender, the Issuing Bank or the Swingline Lender (for purposes hereof, may be referred to collectively as “the Lenders” or a “Lender”) determines that any Change in Law affecting such Lender or any Applicable Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender hereunder or the Loans made by, or participations in Letters of Credit and Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the circumstances giving rise thereto shall be delivered to the Borrower and shall be conclusive absent manifest error. In the absence of any such manifest error, the Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Bank, as the case may be, delivers to the Borrower the certificate referenced in Section 3.2(c) and notifies the Borrower of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.3      Taxes.

(a)            Issuing Bank. For purposes of this Section 3.3, the term “Lender” shall include the Issuing Bank.

(b)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall be made without deduction or withholding for any Taxes, except as required by ~~Applicable~~applicable Law. If any ~~Applicable~~applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with ~~Applicable~~applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)            Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with ~~Applicable~~applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)            Tax Indemnification. (i)The Credit Parties shall jointly and severally indemnify each Recipient within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)            Each Lender shall severally indemnify the Administrative Agent within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of a return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Status of Lenders; Tax Documentation. (i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by ~~Applicable~~applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)            executed copies of IRS Form W-8ECI;

(iii)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.3-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form); or

(iv)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-2 or Exhibit 3.3-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by ~~Applicable~~applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by ~~Applicable~~applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by ~~Applicable~~applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)            Treatment of Certain Refunds. Unless required by ~~Applicable~~applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Survival. Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 3.4      Mitigation Obligations; Designation of a Different Lending Office.

(a)            ~~(a)~~  Designation of a Different Lending Office. If any Lender requests compensation under Section 3.2, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or Section 3.3, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

~~(b) Replacement of Lenders. If any Lender requests compensation under Section 3.2, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with Section 3.4(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.5), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.2 or Section 3.3) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:~~

~~(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.5;~~

~~(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.1) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);~~

~~(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to Section 3.3, such assignment will result in a reduction in such compensation or payments thereafter;~~

(b)            ~~(iv) such assignment does not conflict with Applicable Law; and~~[Reserved].2

~~(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.~~

~~A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.~~

Section 3.5      Permanent Inability to Determine Rate; Benchmark Replacement~~.~~ .

Notwithstanding anything to the contrary herein or in any other Credit Document:

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other ~~Loan~~Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 3.5 will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this Section 3.5, all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 3.1(a).

2 NTD: This provision is duplicative of Section 2.17.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other ~~Loan~~Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other ~~Loan~~Credit Document.

(c)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower and the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.5.

(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other ~~Loan~~Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate.

Section 4      GUARANTY

Section 4.1      The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Swap Bank, each Treasury Management Bank, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Swap Contracts or Treasury Management Agreements, (a) the obligations of each Guarantor under this Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (b) no Guarantor shall be deemed under this Section 4 to be a guarantor of any Obligations arising under any Swap Contracts if such Guarantor was not an “Eligible Contract Participant” as defined in § 1a(18) of the Commodity Exchange Act, as further defined and modified by the final rules issued jointly by the Commodity Futures Trading Commission and the SEC as published in 77 FR 30596 (May 23, 2012) (as amended, modified or replaced from time to time, collectively, with the Commodity Exchange Act, the “ECP Rules”), at the time the guaranty of such obligations was entered into, and at such other relevant time or time as provided in the ECP Rules or otherwise, and to the extent that the providing of such guaranty by such Guarantor would violate the ECP Rules or any other ~~Applicable~~applicable Law or regulation; provided however that in determining whether any Guarantor is an “Eligible Contract Participant” under the ECP Rules, the guaranty of the Obligations of such Guarantor under this Article IV by a Guarantor that qualifies as an “Eligible Contract Participant” under § 1a(18)(A)(v)(I) of the Commodity Exchange Act shall be taken into account.

Section 4.2      Obligations Unconditional.

The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by ~~Applicable~~applicable Law, irrespective of any law or regulation or other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until the Termination Date. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)            at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)            any of the acts mentioned in any of the provisions of any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Bank, or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

(c)            the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Bank or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)            as may be applicable at any time, any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(e)            any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Bank or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 4.3      Reinstatement.

The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 4.4      Certain Additional Waivers.

Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

Section 4.5      Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.

Section 4.6      Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under ~~Applicable~~applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Credit Documents and no Guarantor shall exercise such rights of contribution until the Termination Date.

Section 4.7      Guarantee of Payment; Continuing Guarantee.

The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

Section 4.8      Keepwell.

Each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Credit Documents, in each case, by any Specified Credit Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 4 voidable under ~~Applicable~~applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date. Each Credit Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act or any regulations promulgated thereunder.

Section 4.9      Release. Notwithstanding anything herein to the contrary:

(a)            the Guaranty of each Guarantor shall remain in full force and effect with respect to such Guarantor until the earlier of (i) the Termination Date and (ii) the release of such Guarantor pursuant to Section 4.9(b); and

(b)            (i) a Guarantor shall be automatically released from its Guaranty, and any Liens granted by such Guarantor in respect of the Obligations shall be automatically released, upon receipt of the requisite consents for such release as set forth in Section 11.4(b) and (ii) the Guaranty of the Parent, and any Liens granted by the Parent in respect of the Obligations, shall be automatically released if the Parent ceases to be a Subsidiary of Healthpeak in connection with a transaction permitted by, and consummated in accordance with, Section 8.4, so long as, as of the date of such release, (x) the Parent shall not be a guarantor or have any obligation with respect to any Enterprise Unsecured Debt, and (y) no Default or Event of Default shall exist or would occur as a result of such release. The Administrative Agent agrees to furnish to Healthpeak or the Borrower, as applicable, promptly after the request of Healthpeak or the Borrower and at Healthpeak’s or the Borrower’s sole cost and expense, any release, termination, or other agreement or document as is reasonably necessary or advisable to evidence the foregoing release or as may be reasonably requested by Healthpeak or the Borrower.

Section 5      CONDITIONS PRECEDENT

Section 5.1      Conditions Precedent to Effective Date.

The effectiveness of this Agreement and the making of the Existing Term Loan on the Effective Date and any Credit Extension to be made on the Effective Date was subject to the satisfaction of the following conditions on or before the Effective Date:

(a)            Executed Credit Documents. Receipt by the Administrative Agent of fully executed counterparts of the following:

(i)            this Agreement.

(ii)            a Revolving Loan Note in favor of each Revolving Lender requesting a Note.

(iii)            a Term Note in favor of each Term Lender requesting a Note.

(iv)            reserved.

(v)            a Compliance Certificate.

(vi)            each of the other Credit Documents which is to be executed on the Effective Date, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and duly executed by the appropriate parties thereto.

(b)            Organizational Documents. Receipt by the Administrative Agent of the following:

(i)            Charter Documents. Copies of articles of incorporation, certificate of organization or formation, or other like document for each of the Credit Parties certified as of a recent date by the appropriate Governmental Authority.

(ii)            Organizational Documents Certificate. (i) Copies of bylaws, operating agreement, partnership agreement or like document, (ii) copies of resolutions approving the transactions contemplated in connection with the financing and authorizing execution and delivery of the Credit Documents, and (iii) incumbency certificates, for each of the Credit Parties, in each case certified by an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent.

(iii)            Good Standing Certificate. Copies of certificates of good standing, existence or other like document for each of the Credit Parties, dated as of a recent date, from the appropriate Governmental Authority of its jurisdiction of formation or organization.

(iv)            Beneficial Ownership Certification. (i) Upon the reasonable written request of any Lender made at least ten (10) Business Days prior to the Closing Date, Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering rules and regulations, including the PATRIOT Act, in each case at least five (5) days prior to the Closing Date (or such shorter time as any such Lender shall agree to in writing); and (ii) at least five (5) days prior to the Closing Date (or such shorter time as any such Lender shall agree to in writing), any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Credit Party.

(v)            Closing Certificate. A certificate from an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming, among other things, (A) all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower and the other Credit Parties, if any, in connection with this Agreement and the other Credit Documents and the transactions contemplated herein and therein have been obtained and are in full force and effect, (B) no investigation or inquiry by any Governmental Authority regarding this Agreement and the other Credit Documents and the transactions contemplated herein and therein is ongoing, (C) since the date of the most-recent financial statements for the Parent and its Subsidiaries, there has been no event or circumstance which could be reasonably expected to have a Material Adverse Effect, (D) the most recent financial statements were prepared in accordance with GAAP consistently applied, except as noted therein, and fairly presents in all material respects the financial condition and results from operations of the Parent and its Subsidiaries, and (E) as of the Effective Date, the Borrower, the Parent and the other Credit Parties taken as a whole, are Solvent.

(vi)            Amendments/Waivers. To the extent necessary to permit the execution of this Agreement and the other Credit Documents by the applicable Credit Parties’ and the performance of the obligations hereunder and thereunder by the applicable Credit Parties’ and, to the extent necessary, to mirror any changes made to this Agreement, the Administrative Agent shall have received and approved fully executed copies of any and all consents, amendments and/or waivers required by any other loan facilities with respect to which any Credit Party is a party.

(c)            Opinions of Counsel. Receipt by the Administrative Agent of customary opinions of counsel (including local counsel to the extent required by the Administrative Agent) for each of the Credit Parties addressed to and/or for the benefit of the Administrative Agent and the Lenders, including, among other things, opinions regarding the due authorization, execution and delivery of the Credit Documents, and the enforceability thereof.

(d)            Other Due Diligence Matters. Without limiting the foregoing (but without duplication), satisfaction of all of the following conditions:

(i)            All due diligence with respect to the Parent and the Borrower shall be satisfactory to the Administrative Agent, the Lead Arrangers and the Lenders, including, without limitation, all diligence required for each Lender to complete its Patriot Act and “know your customer” requirements;

(ii)            If requested by Administrative Agent, searches of Uniform Commercial Code filings in the jurisdiction of organization of each Credit Party, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

(iii)            There exists no action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or other Governmental Authority that purports to affect any transaction contemplated hereby or by any of the other Credit Documents, or that will have a Material Adverse Effect on the Parent, the Borrower, their Affiliates or their Subsidiaries, except to the extent approved by the Administrative Agent;

(iv)            Each of the Parent, the Borrower, and their respective Subsidiaries are in compliance with all terms and covenants set forth herein and in each of the other Credit Documents; and

(v)            The Administrative Agent, the Lead Arrangers and the Lenders shall have received pro forma financial projections for the Parent, the Borrower and their respective Subsidiaries on a consolidated basis, for ~~Fiscal Years~~fiscal years ended December 31, 2021, December 31, 2022, December 31, 2023 and December 31, 2024, respectively, which pro form financial projections shall be acceptable to the Administrative Agent, the Lead Arrangers and the Lenders, in their sole discretion.

(e)            Funding Notice; Funds Disbursement Instructions. The Administrative Agent shall have received (a) a duly executed Funding Notice with respect to the funding of the Existing Term Loan and any other Credit Extension to occur on the Effective Date (if any) and (b) duly executed disbursement instructions (with wiring instructions and account information) for all disbursements to be made on the Effective Date (if any).

(f)            Fees and Expenses. The Administrative Agent shall have confirmation that all reasonable and documented out-of-pocket fees and expenses required to be paid on or before the Effective Date have been paid, including the reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent.

For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

The funding of the initial Loans hereunder (whether on the Effective Date or on a later Credit Date) shall evidence the satisfaction of the foregoing conditions.

Section 5.2      Conditions to Term Loan and Each Other Credit Extension.

The obligation of each Revolving Lender to fund its Revolving Commitment Percentage of any Credit Extension on any Credit Date, including the Effective Date, and the obligation of each Term Lender to fund its portion of the Term Loan on any Credit Date, are subject to the satisfaction, or waiver in accordance with Section 11.4, of the following conditions precedent:

(a)            the Administrative Agent shall have received a fully executed and delivered Funding Notice, together with the documentation and certifications required therein with respect to each Credit Extension;

(b)            after making the Credit Extension requested on such Credit Date, the aggregate outstanding principal amount of the Revolving Loans shall not exceed the aggregate Revolving Commitments then in effect;

(c)            as of such Credit Date or the Effective Date, as applicable, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that date to the same extent as though made on and as of that date (with any representations and warranties which are subject to a materiality qualifier being true and correct in all respects in accordance with the terms thereof), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(d)            as of such Credit Date or the Effective Date, as applicable, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension (including the making of a Term Loan) that would constitute an Event of Default or a Default; and

(e)            all of the conditions precedent set forth in Section 5.1 shall have been satisfied on or prior to such Credit Date or the Effective Date, as applicable.

The Administrative Agent or the Required Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the reasonable good faith judgment of such Administrative Agent or Required Lenders, such request is warranted under the circumstances.

Section 6      REPRESENTATIONS AND WARRANTIES

~~In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make each Credit Extension to be made thereby and to make the Term Loan on the Effective Date, the Borrower, Parent and each other Credit Party, as applicable, represents and warrants to the Administrative Agent and each of the Lenders, on the Effective Date that:~~

Each Credit Party represents and warrants to the Administrative Agent and the Lenders that (it being understood and agreed that the only representations and warranties that shall be made by any Credit Party at and as of the Third Amendment Effective Time shall be the Specified Representations):

Section 6.1      ~~Organization; Requisite Power and Authority; Qualification~~Existence, Qualification and Power. Each Credit Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents to which it is a party and (c) is duly qualified to do business and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (other than with respect to any Credit Party or any Material Subsidiary), clause (b)(i) or clause (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

~~Each Credit Party and Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 6.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, (c) as to each Credit Party only, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (d) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect. The information included in each Beneficial Ownership Certification is true and correct in all respects (on and as of the date delivered).~~

~~Section 6.2 Capital Stock and Ownership. Schedule 6.2 correctly sets forth the ownership interest of the Borrower in its Subsidiaries as of the~~ Effective Date. The Capital Stock of each Credit Party and its Subsidiaries has been duly authorized and validly issued and, to the extent applicable, is fully paid and non-assessable. Except as set forth on ~~Schedule 6.2, as of the Effective Date, there is no existing option, warrant, call, right, commitment, buy-sell, voting trust or other shareholder agreement or other agreement to which any Subsidiary is a party requiring, and there is no membership interest or other Capital Stock of any Subsidiary outstanding which upon conversion or exchange would require, the issuance by any Subsidiary of any additional membership interests or other Capital Stock of any Subsidiary or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Subsidiary.~~

Section 6.2               ~~Section 6.3 Due~~ Authorization~~.~~; No Contravention. The execution, delivery and performance ~~of the Credit Documents have~~ by each Credit Party of each Credit Document to which it is party has been duly authorized by all necessary ~~action on the part of each Credit Party that is a party thereto.~~

~~Section 6.4~~ corporate or other organizational action~~No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents~~, and do not and will not~~:~~  (a) ~~violate in any material respect any provision of any Applicable Laws relating to any Credit Party, any of the~~contravene the terms of any of such Credit Party’s Organizational Documents ~~of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party; (b) except as would~~ ; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Credit Party is party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or (c), to the extent such conflict, breach, contravention or violation, or creation of any such Lien or required payment, could not reasonably be expected to have a Material Adverse Effect~~, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of any Credit Party; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of the Administrative Agent for the benefit of the holders of the Obligations) whether now owned or hereafter acquired; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party (other than those which have already been obtained or to the extent the failure to obtain any such approval or consent would not reasonably be expected to have a Material Adverse Effect).~~.

Section 6.3      ~~Section 6.5~~ Governmental Authorization; Other Consents. ~~The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for any filings, recordings or consents which heretofore have been obtained or made, as applicable.~~

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Credit Document, except for such approvals, consents, exemptions, authorizations or other actions or notices or filings which have already been completed or obtained.

Section 6.4      ~~Section 6.6~~ Binding ~~Obligation~~Effect. ~~Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability.~~

This Agreement has been, and each other Credit Document to which each Credit Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Credit Party. This Agreement constitutes, and each other Credit Document to which each Credit Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

Section 6.5      ~~Section 6.7~~ Financial Statements; No Material Adverse Effect.(a)      The ~~audited consolidated balance sheet of the Parent and its Subsidiaries for the most recent Fiscal Year ended, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto~~Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; ~~and~~ (ii) fairly present ~~in all material respects the~~the consolidated financial condition of ~~the Consolidated Parties~~Healthpeak OP and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein~~.~~ ; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Healthpeak OP and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.

~~(b)~~ (b)      The unaudited consolidated balance sheet of ~~the Parent~~Healthpeak OP and its Subsidiaries for the ~~most recent Fiscal Quarter~~fiscal quarter ended June 30, 2022, and the related unaudited consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on such ~~Fiscal Quarter~~date, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein or as otherwise permitted pursuant to Section 1.2, (ii) fairly present the consolidated financial condition of ~~the Consolidated Parties~~Healthpeak OP and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments~~,~~  and (iii) show all material indebtedness and other material liabilities, direct or contingent, of ~~the Consolidated Parties~~Healthpeak OP and its Subsidiaries as of the date ~~of such financial statements~~thereof, including liabilities for taxes, material commitments and material Indebtedness, in each case, to the extent required by GAAP.

~~(c) The consolidated pro forma balance sheet of the Borrower and its Subsidiaries as the date of the formation of the Parent, and the related consolidated pro forma statements of income and cash flows of the Borrower and its Subsidiaries for the period covered thereby, with a Financial Officer Certification, copies of which have been furnished to each Lender, fairly present the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the consolidated pro forma results of operations of the Borrower and its Subsidiaries for such period, all in accordance with GAAP.~~

(c)            Since the date of the Audited Financial Statements, there has been no event or condition, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 6.6      Litigation. There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of any Credit Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any of their respective Subsidiaries or against any of their properties or revenues that (a)  affect or pertain to this Agreement or any other Credit Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.7      ~~Section 6.8 No Material Adverse Effect;~~ No Default~~.No Material Adverse Effect. Since December 31, 2020, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.~~

~~(b) No Default~~. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

Section 6.8      Ownership of Property and Valid Leasehold Interests; Liens.

(a)            Each of the Credit Parties and each of their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or valid leasehold interests as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The property of each Credit Party and each of its Subsidiaries is subject to no Liens, other than Liens permitted by Section 8.1.

Section 6.9      ~~Tax Matters.~~Environmental Compliance. There are no existing violations of Environmental Laws by any Credit Party or any Subsidiary or claims against any Credit Party or any Subsidiary alleging potential liability under, or responsibility for the violation of, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.10      Insurance. Each Credit Party and each of its Subsidiaries maintain or require the tenants or managers of their owned properties to maintain insurance that complies with the requirements set forth in Section 7.7.

Section 6.11      Taxes. Each Credit Party and its Subsidiaries have filed all ~~federal~~Federal, state and other material tax returns and reports required to be filed, and have paid all ~~federal~~Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their ~~respective~~ properties, income or assets~~, income, businesses and franchises~~  otherwise due and payable, except (a) those which are being ~~actively~~ contested in good faith ~~and~~ by appropriate proceedings diligently conducted and for which adequate reserves ~~have been provided in accordance with GAAP. There~~ with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, or (b) where the failure to take any of the foregoing actions could not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect. To the knowledge of any Credit Party, there is no proposed tax assessment against ~~any~~such Credit Party or any ~~of its Subsidiaries~~Subsidiary that would, if made, have a Material Adverse Effect.

~~Section 6.10 Properties.~~

~~(a) Title. Each of the Credit Parties and its Subsidiaries has (i) good, insurable and fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their financial statements and other information referred to in Section 6.7 and in the most recent financial statements delivered pursuant to Section 7.1, in each case except for assets disposed of since the date of such financial statements as permitted under Section 8.10. All such properties and assets are free and clear of Liens other than Permitted Liens.~~

~~(b) Real Estate Assets. As of the Effective Date, Schedule 6.10(b) contains a true, accurate and complete list of all Real Estate Assets of the Credit Parties.~~

~~(c) Intellectual Property. Each of the Credit Parties and its Subsidiaries owns or is validly licensed to use all Intellectual Property that is necessary for the present conduct of its business, free and clear of Liens (other than Permitted Liens), without conflict with the rights of any other Person unless the failure to own or benefit from such valid license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of each Credit Party, no Credit Party nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person unless such infringement, misappropriation, dilution or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.~~

~~Section 6.11 Environmental Matters. No Credit Party nor any of its Subsidiaries nor any of their respective current Facilities (solely during and with respect to Person’s ownership thereof) or operations, and to their knowledge, no former Facilities (solely during and with respect to any Credit Party or its Subsidiary’s ownership thereof), is or are subject to any outstanding order, ongoing consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) no Credit Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law; (c) to each Credit Party’s and its Subsidiaries’ knowledge after due inquiry, there are no, and have been no, Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against such Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (d) no Credit Party nor any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility (solely during and with respect to such Credit Party or its Subsidiary’s ownership thereof), and neither the Borrower’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any equivalent state rule defining hazardous waste. Compliance by the Credit Parties and their respective Subsidiaries with all current requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.~~

~~Section 6.12 No Defaults. No Credit Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations (other than Contractual Obligations relating to Indebtedness), except in each case where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.~~

~~Section 6.13 No Litigation or other Adverse Proceedings. There are no Adverse Proceedings that (a) purport to affect or pertain to this Agreement or any other Credit Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.~~

~~Section 6.14 Information Regarding the Borrower and its Subsidiaries. Set forth on Schedule 6.14, is the jurisdiction of organization, the exact legal name (and for the prior five years or since the date of its formation has been) of the Borrower and each of its Subsidiaries and the true and correct U.S. taxpayer identification number (or foreign equivalent, if any) of the Borrower, in each case as of the Effective Date.~~

~~Section 6.15 Governmental Regulation.~~

~~(a) No Credit Party nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940. No Credit Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.~~

~~(b) No Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.). To its knowledge, no Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. No Credit Party nor any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.~~

~~(c) None of the Credit Parties or their Subsidiaries or their respective Affiliates is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.~~

~~(d) None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has any of its assets located in Sanctioned Entities, or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.~~

~~(e) Each Credit Party and its Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. None of the Credit Parties or their respective Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value or has used or will use the proceeds of any Loan (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or any of its Subsidiaries or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.~~

~~(f) To the extent applicable, each Credit Party and its Subsidiaries are in compliance with Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (as amended from time to time, the “Patriot Act”).~~

~~(g) No Credit Party or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the FRB as in effect from time to time.~~

~~Notwithstanding anything to the contrary contained in this Section 6.15, no representation or warranty is made with respect to any Person (other than a Credit Party or a Related Party with respect to a Credit Party) that owns or holds Capital Stock of the Parent or the Borrower or any of their respective Subsidiaries or Affiliates.~~

~~Section 6.16 Employee Matters. No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the best knowledge of each Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the best knowledge of each Credit Party, threatened against any of them, (b) no strike or work stoppage in existence or to the knowledge of each Credit Party, threatened that involves any Credit Party or any of its Subsidiaries, and (c) to the best knowledge of each Credit Party, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the best knowledge of each Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.~~

~~Section 6.17 Pension Plans. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each of the Credit Parties and their Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to its Pension Plan, and have performed all their obligations under each Pension Plan in all material respects, (b) each Pension Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter or is the subject of a favorable opinion letter from the Internal Revenue Service indicating that such Pension Plan is so qualified and, to the best knowledge of the Credit Parties, nothing has occurred subsequent to the issuance of such determination letter which would cause such Pension Plan to lose its qualified status except where such event could not reasonably be expected to result in a Material Adverse Effect, (c) except as could not reasonably be expected to have a Material Adverse Effect~~, ~~no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Pension Plan (other than for routine claims and required funding obligations in the ordinary course) or any trust established under Title IV of ERISA has been incurred by any Credit Party, any of its Subsidiaries or any of their ERISA Affiliates, (d) except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred, and except to the extent required under Section 4980B of the Internal Revenue Code and Section 601 et seq. of ERISA or similar state laws and except as could not reasonably be expected to have a Material Adverse Effect, no Pension Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Credit Party or any of their Subsidiaries.~~

~~Section 6.18 Solvency.The Borrower, the Parent and the other Credit Parties taken as a whole, are, and on each Credit Date will be, Solvent.~~

Section 6.12      ~~Section 6.19~~ ERISA Compliance ~~with Laws~~.(a)      Each ~~Credit Party and its Subsidiaries~~Plan is in compliance with ~~(a)~~ the ~~Patriot Act and OFAC rules and regulations as provided in Section 6.15 and (b) except such noncompliance with such other Applicable Laws that~~applicable provisions of ERISA, the Internal Revenue Code and other Federal or state Laws, except for any such failures to comply as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect~~, all other Applicable Laws. Each Credit Party and its Subsidiaries possesses all certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by them and the failure of which to have~~ . (x) Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination or opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, (y) to the knowledge of any Credit Party, nothing has occurred that could reasonably be expected to ~~have~~prevent, or cause the loss of, such qualification, in the case of each of clauses (x) and (y), except as could not reasonably be expected to result in a Material Adverse Effect ~~and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit the failure of which to have or retain could reasonably be expected to have a Material Adverse Effect. The information included in the Beneficial Ownership Certification is true and correct in all respects.~~ . Each Credit Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

(b)            There are no pending or, to the knowledge of any Credit Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)            (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; except in each case referred to in clauses (i) through (v), to the extent that any such event, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.13           Margin Regulations; Investment Company Act; REIT Status.

(a)            No Credit Party is engaged and no Credit Party will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)            No Credit Party is, and no Credit Party is required to be, registered as an “investment company” under the Investment Company Act of 1940.

(c)            Healthpeak meets all requirements to qualify as a REIT.

Section 6.14      ~~Section 6.20~~ Disclosure. ~~No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to the Lenders by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby (other than projections and pro forma financial information contained in such materials) contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in any material manner in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material. There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders.~~

~~Section 6.21 Insurance; No Casualty or Condemnation.~~

(a)            No report, financial statement, certificate or other information furnished in writing by or on behalf of any Credit Party or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as and when furnished and as modified or supplemented by other information so furnished), together with all such information previously provided and when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made (together with all such information previously provided and when taken as a whole), not materially misleading; provided, however, that it is understood that no Credit Party makes any representation or warranty with respect to any general economic or specific industry information, any projections, pro forma financial information, financial estimates, forecasts and forward-looking information, except that, with respect to projected financial information concerning the Credit Parties and their respective Subsidiaries furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document, each Credit Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared. It is further understood that (i) any projected financial information furnished to the Administrative Agent or any Lender is not to be viewed as facts, is not a guarantee of future performance and is subject to significant uncertainties and contingencies, many of which are beyond a Credit Party’s control, (ii) no assurance is given by such Credit Party that such projections will be realized and (iii) the actual results may differ from such projections and such differences may be material.

~~The properties  of the Credit Parties and their Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Credit Party or the applicable Subsidiary operates. As of the Effective Date, to the best of Borrower’s knowledge no uninsured casualty has occurred and no condemnation or condemnation proceeding shall have been instituted with respect to any of the Real Estate Assets owned by each Credit Party and its Subsidiaries.~~

(b)            The information included in each Beneficial Ownership Certification is true and correct in all respects (on and as of the date delivered).

Section 6.15      ~~Section 6.22 Healthcare Facility Representations and Warranties.~~Compliance with Laws~~Compliance With Healthcare Laws. Without limiting the generality of Section 6.19 hereof or any other representation or warranty made herein, no Credit Party or Subsidiary and, to the knowledge of the Credit Parties, no tenant, is in material violation of any applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare (including without limitation Section 1128B of the Social Security Act, as amended, 42 U.S.C. Section 1320a 7b (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and Section 1877 of the Social Security Act, as amended, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute” (collectively, “Healthcare Laws”) where such violation would result in a Material Adverse Effect. The Credit Parties and, to the knowledge of the Credit Parties, each of the tenants, have maintained in all material respects all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to the knowledge of the Credit Parties, there are no notices of material violations of the Healthcare Laws with respect to any Credit Party, any tenant or any of the Real Estate Assets owned by any Credit Party.~~

~~(b) Licenses, Permits, and Certifications.~~

~~(i) To the knowledge of the Credit Parties and each Unencumbered Property Owner, each tenant has such permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authorities as are necessary under applicable law or regulations to own its properties and to conduct its business and to receive reimbursement under Medicare and Medicaid (including without limitation such permits as are required under such federal, state and other health care laws, and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto), if the failure to obtain such permits, licenses, franchises, certificates and other approvals or authorizations could reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, no Credit Party or Unencumbered Property Owner is the owner of any licenses or permits required for the provision of Medical Services at any of the Real Estate Assets owned by any Credit Party or Unencumbered Property Owner.~~

~~(ii) To the knowledge~~. Each of the Credit Parties and each ~~Unencumbered Property Owner, each tenant has all Medicare, Medicaid and related agency supplier billing number(s) and related documentation necessary to receive reimbursement from Medicare and/or Medicaid for any Medical Service furnished by such Person in any jurisdiction where it conducts business if the failure to obtain billing number(s) or related documentation could~~ Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. ~~To the knowledge of the Credit Parties or any Unencumbered Property Owner, no tenant is currently subject to suspension, revocation, renewal or denial of its Medicare and/or Medicaid certification, supplier billing number(s), or Medicare and/or Medicaid participation agreement(s).~~

Section 6.16      Intellectual Property; Licenses, Etc. Each Credit Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing is not a representation or warranty with respect to infringement or other violation of the IP Rights of any other Person (which is addressed in the following sentence of this Section 5.16). To the knowledge of any Credit Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Credit Party or any Subsidiary infringes upon any rights held by any other Person to an extent that such infringement could reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending against any Credit Party or any of its Subsidiaries or, to the knowledge of any Credit Party, threatened against such Credit Party or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.17      Use of Proceeds. The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.11. No proceeds of the Loans hereunder will be used for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders (or other equity owners), as appropriate, of such other Person has approved such acquisition.

Section 6.18      [Reserved].

~~(c) HIPAA Compliance. No Credit Party or Unencumbered Property Owner is a “covered entity” within the meaning of HIPAA. In addition, to the knowledge of the Credit Parties or any Unencumbered Property Owner, no Credit Party or Unencumbered Property Owner is the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could reasonably be expected to cause a Material Adverse Effect.~~

Section 6.19      Sanctions. None of the Credit Parties, any Subsidiary of the Credit Parties or, to the knowledge of the chief executive officer, chief financial officer or general counsel of any Credit Party, any director, officer or employee thereof is an individual or entity that is currently (i) the subject of any Sanctions or in violation of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

Section 6.20      Affected Financial Institution.~~Medical Services.~~  No Credit Party ~~or Unencumbered Property Owner is in the business of providing Medical Services~~is an Affected Financial Institution.

Section 6.21      ~~Section 6.23 REIT Status~~Anti-Corruption Laws. ~~Commencing with the short taxable year ending December 31, 2013, the Parent has been organized and operating in conformity with the requirements for qualification and taxation as a REIT. The Borrower is a partnership or other disregarded entity for federal income tax purposes under the Internal Revenue Code.~~

Each Credit Party and each of its Subsidiaries (a) have conducted their businesses for the past two years (or if any Credit Party or Subsidiary was formed within the past two years, for the duration of such Credit Party’s or Subsidiary’s existence) and, to the knowledge of the chief executive officer, chief financial officer, chief operating officer (if any) or general counsel of such Credit Party, their respective directors, officers, agents and employees are, in each case, in compliance in all material respects with the Anti-Corruption Laws and (b) have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance by each Credit Party, its Subsidiaries and, to the knowledge of the chief executive officer, chief financial officer, chief operating officer (if any) or general counsel of such Credit Party, their respective directors, officers, agents and employees with applicable Anti-Corruption Laws and applicable Sanctions.

Section 6.22      [Reserved]~~Unencumbered Properties~~.

~~Schedule 6.24 is a true and complete list of sets forth a list of all Unencumbered Properties and the owner (or ground-lessor) of such Unencumbered Properties as of the Effective Date. All such Unencumbered Properties satisfy the requirements for an Unencumbered Properties set forth in the definition thereof.~~

Section 7      AFFIRMATIVE COVENANTS~~Each Credit Party covenants and agrees that until  the date on which the Obligations shall have been paid in full or otherwise satisfied (other than with respect to contingent indemnification obligations for which no claim has been made and Letters of Credit that have been Cash Collateralized and other obligations of each Credit Party hereunder or under any other Credit Document which, by their express terms, survive such payment in full or satisfaction), and the Commitments hereunder shall have expired or been terminated (such date, the “Termination Date”), such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.~~

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent Obligations that are not then due and payable), each Credit Party shall, and shall (except in the case of the covenants set forth in Sections 7.1, 7.2, 7.3 and 7.12) cause each of its Subsidiaries to:

Section 7.1      Financial Statements ~~and Other Reports. The Borrower will deliver, or will cause to be delivered,~~. Deliver to the Administrative Agent (~~on behalf of the Lenders~~for distribution to each Lender):

~~(a) Quarterly Financial Statements for the Parent and its Subsidiaries. As soon as available and in no event later than the earlier of (i) the date that is forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year (excluding the fourth Fiscal Quarter), or (ii) the date that is ten (10) days after the filing of Parent’s Quarterly Report on Form 10-Q with the SEC for such Fiscal Quarter, the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;~~

~~(b) Audited Annual Financial Statements for the Parent and its Subsidiaries. As soon as available and in no event later than the earlier of (x) the date that is ninety (90) days after the end of each Fiscal Year, or (y) the date that is ten (10) days after the filing of Parent’s Annual Report on Form 10-K with the SEC for such Fiscal Year, (i) the consolidated balance sheets of the Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by the Parent, which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);~~

~~(c) Compliance Certificate.~~

(a)            as soon as available, but in any event within five (5) Business Days following the date Healthpeak is required to file its Form 10 K with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b 25 or any successor provision thereto or otherwise) (commencing with the fiscal year ending December 31, 2024), a consolidated balance sheet of the Group as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth, commencing with the fiscal year ending December 31, 2025, in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (provided that, to the extent the components of such consolidated financial statements relating to a prior fiscal period are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements as they relate to such components); and

(b)            as soon as available, but in any event within five (5) Business Days following the date Healthpeak is required to file its Form 10 Q with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b 25 or any successor provision thereto or otherwise) (commencing with the fiscal quarter ending March 31, 2024), an unaudited consolidated balance sheet of the Group as at the end of such fiscal quarter, and the related unaudited consolidated statements of income or operations for such fiscal quarter and for the portion of Healthpeak’s fiscal year then ended, and an unaudited statement of cash flow for the portion of Healthpeak’s fiscal year then ended setting forth, commencing with the fiscal quarter ending June 30, 2025, in each case in comparative form the figures for the corresponding date of the previous fiscal year or the corresponding portion of the previous fiscal year, as applicable, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer as fairly presenting the consolidated financial condition of the Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 7.2(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

Section 7.2      Certificates; Other Information. Deliver to the Administrative Agent (for distribution to each Lender):

(a)            ~~(i) Together~~concurrently with ~~each~~the delivery of the financial statements ~~pursuant to clauses (a) and (b) of Section 7.1~~referred to in Sections 7.1(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2024), a duly completed Compliance Certificate ~~(including all back-up calculations)~~signed by a Responsible Officer; ~~and~~

(b)            promptly after any request by the Administrative Agent, copies of any management letters submitted to the board of directors (or the audit committee of the board of directors) of any Credit Party by independent accountants in connection with an audit of the accounts of the Credit Parties and their respective Subsidiaries;

(c)            [reserved];

~~(ii) Together with each delivery of the financial statements pursuant to clauses (a) and (b) of Section 7.1.~~

~~(d) Annual Budget; Actual Capital Expenditures. As soon as available, but in any event on or prior March 1st of each calendar year, and in each case reasonably acceptable to the Administrative Agent quarterly forecasts prepared by management of the Parent or the Borrower of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries for the Fiscal Year beginning on January 1st of such year;~~

~~(e) Information Regarding Credit Parties. Each Credit Party will furnish to the Administrative Agent prompt written notice of any change (i) in such Credit Party’s legal name, (ii) in such Credit Party’s corporate organizational structure, or (iii) in such Credit Party’s Federal Taxpayer Identification Number;~~

(d)            ~~(f) SEC Filings. Promptly~~promptly after the same are ~~filed,~~available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Credit Party, and copies of all annual, regular, periodic and special reports and registration statements ~~that the Parent~~which such Credit Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act~~, provided that any documents~~ of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)            promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of such Credit Party or any Subsidiary thereof, other than ordinary course or routine notices, correspondence, inquiries, examinations or audits;

(f)            promptly following any written request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation (to the extent any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has provided a Beneficial Ownership Certification to any Lender or the Administrative Agent in connection with this Agreement as required by the Beneficial Ownership Regulation); and

(g)            promptly, such additional information regarding the business, financial or corporate affairs of any Credit Party or any Subsidiary, or compliance with the terms of the Credit Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to ~~this~~ Section 7.1(~~f)~~a) or (b) or Section 7.2(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which ~~the Parent~~Healthpeak OP or Healthpeak posts such documents, or provides a link thereto on ~~the Parent’s~~Healthpeak OP’s or Healthpeak’s website on the Internet at www.healthpeak.com; or (ii) on which such documents are posted on ~~the Borrower’s~~Healthpeak OP’s or Healthpeak’s behalf on ~~Debtdomain or another relevant~~an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, ~~third-party~~third-party website or whether sponsored by the Administrative Agent)~~; provided further that: (x) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (y) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and, upon written request by the Administrative Agent, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything to the contrary, as to any information contained in materials furnished pursuant to this Section 7.1(f), the Borrower shall not be separately required to furnish such information under Sections 7.1(a) or (b) above or pursuant to any other requirement of this Agreement or any other Credit Document;~~ .

~~(g) Notice of Default and Material Adverse Effect. Promptly upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event (including, without limitation, any Adverse Proceeding) that constitutes a Default or an Event of Default or that notice has been given to any Credit Party with respect thereto; (ii) that any Person has given any notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 9.1(b), or (iii) the occurrence of any Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition or change, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;~~

~~(h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event which individually or in the aggregate results in liability of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000, a written notice specifying the nature thereof, what action any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) (1) promptly upon reasonable request of the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to each Pension Plan; and (2) promptly after their receipt, copies of all notices received by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event which individually or in the aggregate results in liability of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000;~~

~~(i) SEC Investigations. Promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other material inquiry (other than comment letters related to SEC filings) by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof; and~~

~~(j) Sustainability Rating. Prompt notice to Administrative Agent of any discontinuation of the Sustainability Rating after an Authorized Officer becomes aware of such event.~~

Each Credit Party hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of any Credit Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel that do not wish to receive material non-public information with respect to any Credit Party or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Credit Party hereby agrees that so long as such Credit Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” each Credit Party shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to such Credit Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.15) (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” or that are marked “PRIVATE” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, no Credit Party shall be under any obligation to mark any Borrower Materials “PUBLIC.”

~~(k) Other Information. (i) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements and other communications sent or made available generally by the Parent to its security holders acting in such capacity or by any Subsidiary of the Parent to its security holders, if any, other than the Parent or another Subsidiary of the Parent, provided that no Credit Party shall be required to deliver  to the Administrative Agent or any Lender the minutes of any meeting of its Board of Directors, and (ii) such other information and data with respect to the Parent or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Required Lenders.~~

Section 7.3      Notices. Promptly following knowledge thereof by a Responsible Officer, notify the Administrative Agent (which shall notify each Lender) of:

(a)            the occurrence of any Default or Event of Default;

(b)            any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)            the information set forth in Section 7.13 at the times required therein;

(d)            any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary; and

(e)            any announcement by a Rating Agency of any change or possible adverse change in a Debt Rating.

Each notice pursuant to ~~clauses (g) and (h) of~~ this Section ~~7.1~~7.3 (other than Section 7.3(e)) shall be accompanied by a statement of ~~an Authorized~~a Responsible Officer ~~of the Borrower~~ setting forth details of the occurrence referred to therein and stating what action the ~~Borrower and/or the other~~ applicable Credit Party has taken and proposes to take with respect thereto. Each notice pursuant to Section ~~7.1~~7.3(~~g~~a) shall describe with particularity any and all provisions of this Agreement and any other Credit Document that have been breached.

~~Section 7.2 Existence.~~

~~Each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (a) its existence under the laws of its jurisdiction of formation or organization, and (b) all rights and franchises, licenses and permits material to its business, except in either case to the extent permitted by Section 8.10 or not constituting an Asset Sale hereunder.~~

Section 7.4      ~~Section 7.3~~ Payment of Taxes ~~and Claims.~~. Pay and discharge as the same shall become due and payable, all of its tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person, in each case in this Section 7.4, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

~~The Borrower, the Parent and each Unencumbered Property Owner will, and will cause each of its respective Subsidiaries to, pay (a) all federal, state and other material taxes imposed upon it or any of its properties or assets or  in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such tax or claim need be paid if it  is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor. The Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower or any Subsidiary).~~

Section 7.5      Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and, where applicable, good standing under the Laws of the jurisdiction of its organization except in a transaction not prohibited by Section 8.4 or 8.5, or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 7.6      ~~Section 7.4~~ Maintenance of Properties~~.~~. (a) Maintain, preserve and protect, or make contractual or other provisions to cause to maintain, preserve or protect, all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make, or make contractual or other provisions to cause to be made, all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

~~Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair,  working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of any Credit Party and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.~~

Section 7.7      ~~Section 7.5~~ Maintenance of Insurance~~.~~. Maintain, or use reasonable efforts to cause the tenants under all leases to which it is a party as landlord or the manager of its facilities to maintain, insurance with respect to its owned properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and owning similar properties in localities where the applicable Credit Party or the applicable Subsidiary operates, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (including with respect to any captive insurance subsidiary or self-insurance, a system or systems of self-insurance and reinsurance which accords with the practices of similar businesses).

~~The Credit Parties will maintain or cause to be maintained, with financially sound and reputable insurers, property insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of each Credit Party and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each Credit Party and its Subsidiaries shall at all times comply  in all material respects with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting any property.~~

Section 7.8      Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 7.9      Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of any Credit Party or its Subsidiary, as the case may be.

Section 7.10      ~~Section 7.6 Inspections.~~Inspection Rights ~~Borrower and Parent will, and will cause each of its respective Subsidiaries to~~. Subject to (x) rights of tenants, (y) applicable health and safety laws, and (z) except to the extent disclosure could reasonably be expected to contravene attorney client privilege or similar protection or violate any confidentiality or privacy obligation or otherwise contravene applicable law, permit representatives and independent contractors of the Administrative Agent and each Lender (in each case of a Lender, coordinated through the Administrative Agent) to visit and inspect any of its properties, ~~to conduct field audits,~~ to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants~~, all at the expense of the Borrower and at~~ (provided that the Credit Parties shall have the right to participate in any such discussions), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the ~~Borrower~~Credit Parties; provided, however, that ~~so long as no~~, excluding any such visits and inspections during the continuation of an Event of Default ~~exists, the Borrower shall not be obligated to pay for more than~~, only one (1) such visit and inspection ~~per year~~by the Administrative Agent during any calendar year shall be at the reasonable expense of the Borrower; provided, further, however, that when an Event of Default exists~~,~~ and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

~~Section 7.7 Lenders Meetings.~~

~~The Borrower will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at the Borrower’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent.~~

~~Section 7.8 Compliance with Laws and Material Contracts. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with (a) the Patriot Act and OFAC rules and regulations, (b) all other Applicable Laws and (c) all Material Contracts, noncompliance with, with respect to clauses (b) and (c), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Promptly following any request therefor, the Credit Parties shall deliver information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and Anti-Money Laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.~~

Section 7.11      ~~Section 7.9~~ Use of Proceeds~~.~~. Use proceeds of the Credit Extensions for working capital and general corporate purposes, including Investments not prohibited by Section 8.2, dividends and distributions, and acquisitions and developments and, in each case, not in contravention of any applicable Law in any material respect or of any Credit Document.

~~The Credit Parties will use the proceeds of the Credit Extensions for (a) working capital, capital expenditures, payment of dividends and redemptions, and other lawful corporate purposes (including, but not limited to, the acquisition of Healthcare Facilities), and (b) to pay transaction fees, costs and expenses related to credit facilities established pursuant to this Agreement and the other Credit Documents, in each case not in contravention of Applicable Laws or of any Credit Document. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the FRB as in effect from time to time or any other regulation thereof or to violate the Exchange Act.~~

~~Section 7.10 Environmental Matters.~~

~~(a) Environmental Disclosure. Each Credit Party will deliver to the Administrative Agent and the Lenders with reasonable promptness, such documents and information as from time to time may be reasonably requested by the Administrative Agent or any Lender.~~

~~(b) Hazardous Materials Activities, Etc. The Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) respond to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.~~

~~Section 7.11 Books and Records. Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Parent in conformity with GAAP.~~

~~Section 7.12 Additional Subsidiaries.~~

~~Subject to Section 7.12(c) below, within thirty (30) days (or such later time as the Administrative Agent may agree, not to exceed an additional thirty (30) days) after the occurrence of any event described in Section 7.12(b)(i) or (ii) below with respect to any Material Subsidiary, the Borrower and the other Credit Parties shall:~~

~~(a) [Reserved];~~

~~(b) cause such Person to become a Guarantor by executing and delivering to the Administrative Agent a Guarantor Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Section 5.1(b), and favorable opinions of counsel to such joining Guarantor (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the immediately foregoing clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided that the foregoing requirements of this clause (b) shall apply only if:~~

~~(i) Such Material Subsidiary which is an Unencumbered Property Owner or any other Subsidiary that directly or indirectly own an Equity Interest in such Material Subsidiary, becomes obligated in respect of, any Indebtedness of Parent, the Borrower or any Subsidiary of the Parent or Borrower; or~~

~~(ii) As to any other Material Subsidiary; such Material Subsidiary (or any other Subsidiary that directly or indirectly own an Equity Interest in such Material Subsidiary) Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of Parent, the Borrower or any Subsidiary of the Parent or Borrower, unless the terms of such Indebtedness prohibit the execution of such guaranty.~~

~~(c) Notwithstanding the foregoing or anything to the contrary in the Credit Documents, no such Subsidiary shall be required to become a Guarantor under Section 7.12(b)(ii) if such Subsidiary (I) is an Excluded Subsidiary or a Foreign Subsidiary, or (II) is expressly prohibited in writing from guaranteeing Indebtedness of any other Person pursuant to (x) a provision in any document, instrument or agreement evidencing Indebtedness or other material agreement of such Subsidiary, (y) a provision of such Subsidiary's Organizational Documents to the extent required by another holder of the Capital Stock of such Subsidiary in connection with the formation thereof or (z) a provision of such Subsidiary's Organizational Documents, which provision was included in such Organizational Document or such other document, instrument or agreement as an express condition to the extension of Indebtedness to such Subsidiary by any of a third party creditor providing the subject financing, any other third-party guarantor thereof or any rating agency in respect thereof, or was included in such Organizational Documents in contemplation of such Subsidiary’s entering into any such Indebtedness or other material agreement; provided, that if (A) any Subsidiary qualifying as an Excluded Subsidiary as of the date of its acquisition or formation ceases to qualify as an Excluded Subsidiary, or (B) the applicable prohibition against guaranteeing Indebtedness of any other Person shall no longer be in effect with respect to a Subsidiary that is or was not required to become a Guarantor under clause (II) above, the Credit Parties shall promptly notify the Administrative Agent that such Subsidiary no longer qualifies as an Excluded Subsidiary or that such prohibition is no longer in effect with respect to such Subsidiary (as applicable), and the Credit Parties shall, within thirty (30) days (or such later time as the Administrative Agent may agree) after the date that such Subsidiary ceases to so qualify or such prohibition is no longer in effect with respect to such Subsidiary (or such later date, in each case, with the written consent of the Administrative Agent), cause such Subsidiary to become a Guarantor in accordance with the provisions of clause (b) of this Section 7.12 (unless, in the case of a Subsidiary previously subject to a prohibition against guaranteeing Indebtedness, such Subsidiary otherwise qualifies as an Excluded Subsidiary thereafter).~~

~~(d) [Reserved].~~

~~Section 7.13 Unencumbered Properties Subject to Eligible Ground Leases. The Borrower (and each applicable Credit Party and/or Unencumbered Property Owner) shall, with respect to each Unencumbered Property subject to an Eligible Ground Lease:~~

~~(a) Make all payments and otherwise perform in all material respects all obligations in respect of each such Eligible Ground Lease and keep each such Eligible Ground Lease in full force and effect and not allow any such Eligible Ground Lease to lapse or be terminated or any rights to renew any such Eligible Ground Lease to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to any such Eligible Ground Lease, except, in any case, where the failure to do so would not be reasonably likely to have a Material Adverse Effect.~~

~~(b) Without limiting the foregoing, with respect to each Eligible Ground Lease related to any Unencumbered Property, except, in any case, where the failure to do so would not be reasonably likely to have a Material Adverse Effect:~~

~~(i) pay when due the rent and other amounts due and payable thereunder (subject to applicable cure or grace periods);~~

~~(ii) timely perform and observe all of the material terms, covenants and conditions required to be performed and observed by it as tenant thereunder (subject to applicable cure or grace periods);~~

~~(iii) do all things necessary to preserve and keep unimpaired such Eligible Ground Lease and its material rights thereunder;~~

~~(iv) not waive, excuse or discharge any of the material obligations of the ground lessor or other obligor thereunder;~~

~~(v) diligently and continuously enforce the material obligations of the ground lessor or other obligor thereunder;~~

~~(vi) not do, permit or suffer any act, event or omission which would result in a default thereunder (or which, with the giving of notice or the passage of time, or both, would constitute a default thereunder), in each case which would permit the applicable ground lessor to terminate or exercise any other remedy with respect to such Eligible Ground Lease;~~

~~(vii) cancel, terminate, surrender, modify or amend any of the provisions of any such Eligible Ground Lease or agree to any termination, amendment, modification or surrender thereof if the effect of such cancellation, termination, surrender, modification, amendment or agreement is to shorten the term of such Eligible Ground Lease;~~

~~(viii) deliver to the Administrative Agent all default notices received by it or sent by it under the applicable Eligible Ground Lease;~~

~~(ix) Reserved;~~

~~(x) not permit or consent to the subordination of such Eligible Ground Lease to any mortgage or other leasehold interest of the premises related thereto, unless the Borrower has obtained customary non-disturbance rights in connection with such subordination.~~

~~Section 7.14 Release of Guarantors. If no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, following the release of all liability of a Guarantor of any Indebtedness of such Guarantor under the Credit Documents or otherwise (other than contingent indemnification and reimbursement obligations for which no claim has been made), at the request and expense of the Borrower and without the need for any consent or approval of the Lenders, the Administrative Agent shall execute and deliver a release of the Guaranty made by such Guarantor in a form acceptable to the Borrower and the Administrative Agent. For the avoidance of doubt, the Administrative Agent may only release a Guaranty provided that each of the Credit Parties and the Administrative Agent otherwise continue to remain in compliance with the terms of this Agreement and the other Credit Documents, including without limitation, Section 7.12 hereof, and provided further that it shall not impact the limitations set forth in Section 11.4(b)(ix) with respect to the Parent (as Guarantor).~~

~~Section 7.15 Other Seller Guarantees.In the event that pursuant to the acquisition of a Real Estate Asset, Parent or Borrower or any of the Consolidated Parties issue Equity Interests to any seller (or its affiliates) of such Real Estate Asset in full or partial consideration for the acquisition of such Real Estate Asset, at the request of the Parent or the Borrower or such Consolidated Party, such seller may issue to Administrative Agent for the benefit of the Lender a so-called “vertical slice guaranty” as security for the Loan in form and substance acceptable to Administrative Agent after satisfaction of such guarantor’s compliance with Section 7.8.~~

Section 7.12      ~~Section 7.16~~ REIT Status~~.~~. Healthpeak shall maintain its qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code.

~~The Parent and the Borrower will, and will cause  each of their respective Subsidiaries to, operate their businesses at all times so as to satisfy all requirements necessary for the Parent to qualify as a REIT, and the Parent shall maintain its status, and such election to be treated, as a REIT. The Borrower shall at all times be a partnership or other disregarded entity for federal income tax purposes under the Internal Revenue Code.~~

Section 7.13      ~~Section 7.17 Electronic Delivery of Certain Information.~~ Employee Benefits. (a) Comply with the applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) furnish to the Administrative Agent (x) within five (5) Business Days after any Responsible Officer or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of any Credit Party or any of its ERISA Affiliates in an aggregate amount exceeding the Threshold Amount or the imposition of a Lien, a statement setting forth details as to such ERISA Event and the action, if any, that such Credit Party or ERISA Affiliate proposes to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request.

Section 7.14      Anti-Corruption Laws. Conduct its businesses in compliance in all material respects with applicable Anti-Corruption Laws and maintain policies and procedures reasonably designed to promote and achieve compliance by each Credit Party, its Subsidiaries and, to the knowledge of the chief executive officer, chief financial officer, chief operating officer (if any) or general counsel of such Credit Party, their respective directors, officers, agents and employees with applicable Anti-Corruption Laws.

~~(a) Documents, including financial reports to be delivered pursuant to Section 7.1 hereof, required to be delivered pursuant to this Agreement may be delivered by electronic communication and delivery, including, the Internet, including the website maintained by the Securities and Exchange Commission, e-mail or intranet websites to which the Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered on the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Borrower notifies the Administrative Agent of said posting by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent and provides a link thereto; provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. New York time on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance to the extent the Administrative Agent shall have so requested, the Borrower shall be required to provide paper copies of the certificates required by Section 7.1 to the Administrative Agent. Except as otherwise provided herein, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.~~

~~(b) Documents required to be delivered pursuant to Section 2 may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.~~

~~(c)  This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Credit Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each such Credit Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered or a paper-based recordkeeping system was used, as the case may be. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party without further verification and (ii) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.~~

Section 8     NEGATIVE COVENANTS~~Each Credit Party covenants and agrees that until the Termination Date, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 8.~~

~~Section 8.1 Indebtedness.~~

~~No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than:~~

~~(a) the Obligations, including the Guarantee of the Obligations by any Guarantors;~~

~~(b) Indebtedness of any Credit Party or any Subsidiary of any Credit Party to any other Credit Party or any other such Subsidiary so long as any such Indebtedness owing by any Credit Party to any Subsidiary which is not a Credit Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;~~

~~(c) Guarantees of Indebtedness otherwise permitted under this Section 8.1;~~

~~(d) Indebtedness existing on the Effective Date and described in Schedule 8.1, together with any Permitted Refinancing thereof;~~

~~(e) Indebtedness with respect to (x) Capital Leases and (y) purchase money Indebtedness; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness; provided further that the sum of the aggregate principal amount of any Indebtedness under this clause (e) shall not exceed at any time $5,000,000;~~

~~(f) Indebtedness in respect of any Swap Contract that is entered into in the ordinary course of business to hedge or mitigate risks to which any Credit Party or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities (it being acknowledged by the Credit Parties that a Swap Contract entered into for speculative purposes or of a speculative nature is not a Swap Contract entered into in the ordinary course of business to hedge or mitigate risks);~~

~~(g) Indebtedness arising in connection with the financing of insurance premiums in the ordinary course of business;~~

~~(h) cash management obligations and other Indebtedness in respect of endorsements for collection or deposit, netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts in the ordinary course of business;~~

~~(i) Indebtedness representing deferred compensation to officers, directors, employees of the Parent and its Subsidiaries;~~

~~(j) Secured Recourse Indebtedness of any Credit Party or any Subsidiary (other than any Subsidiary which is a Guarantor hereunder); provided, the Credit Parties shall be in compliance, on a pro forma basis after giving effect to such Recourse Indebtedness and related transactions, with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1;~~

~~(k) Unsecured Indebtedness of the Credit Parties and their Subsidiaries provided the Credit Parties shall be in compliance, on a pro forma basis after giving effect to such Unsecured Indebtedness and related transactions, with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1; and~~

~~(l) Non-Recourse Indebtedness of any Subsidiaries that are not Unencumbered Property Owners hereunder; provided, the Credit Parties shall be in compliance, on a pro forma basis after giving effect to such Non-Recourse Indebtedness and related transactions, with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1.~~

~~Section 8.2 Liens.~~

~~No~~So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent Obligations that are not then due and payable), no Credit Party shall, nor shall it permit any ~~of its~~Subsidiary (except Section 8.9 shall apply only to Wholly-Owned Subsidiaries) to, directly or indirectly:

Section 8.1          Liens~~, create~~. Create, incur, assume or ~~permit~~suffer to exist any Lien ~~on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Subsidiaries~~upon any of its property, assets or revenues, whether now owned or hereafter acquired, ~~created or licensed or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any Applicable Laws related to intellectual property, except:~~other than the following:

~~(a) As may be applicable at any time, Liens in favor of the Administrative Agent for the benefit of the holders of the Obligations granted pursuant to any Credit Document;~~

(a)            Liens pursuant to any Credit Document;

(b)            Liens securing Indebtedness of Healthpeak and its Subsidiaries permitted under Section 8.3;

(c)            ~~(b)~~ Liens for Taxes not yet due or ~~for Taxes if obligations with respect to such Taxes~~which are being contested in good faith and by appropriate proceedings ~~promptly instituted and~~ diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

~~(c) statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) or 4068 of ERISA that would constitute an Event of Default under Section 9.1(j)), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;~~

(d)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(e)            ~~(d)~~ pledges or deposits or other Liens ~~incurred~~arising in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other ~~types of~~ social security legislation, or to secure ~~the performance of tenders,~~ statutory obligations, ~~surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the subject Real Estate Asset on account thereof;~~other than any Lien imposed by ERISA;

(f)            Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;

(g)            the interests of lessees and lessors under leases or subleases of, and the interest of managers or operators with respect to, real or personal property made in the ordinary course of business;

(h)            Liens on property where Healthpeak or its Subsidiaries is insured against such Liens by title insurance;

(i)            Liens on property acquired by Healthpeak or any of its Subsidiaries after the date hereof and which are in place at the time such properties are so acquired and not created in contemplation of such acquisition;

(j)            Liens securing assessments or charges payable to a property owner association or similar entity, which assessments are not yet due and payable or that are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(k)            Liens securing assessment bonds, so long as Healthpeak or its Subsidiaries is not in default under the terms thereof;

(l)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(m)            ~~(e)~~ easements, rights-of-way, restrictions~~, encroachments,~~  and other ~~minor~~similar encumbrances~~, defects or irregularities in title, in each case which do not and will not interfere in any material respect~~ affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of ~~any Credit Party or any of its Subsidiaries, including, without limitation, all encumbrances shown on any policy of title insurance in favor of the Administrative Agent with respect to any Real Estate Asset~~the applicable Person;

~~(f) any interest or title of a lessor or sublessor under any lease of real estate not prohibited hereunder (including the interests of any ground lessor under an Eligible Ground Lease respecting any Unencumbered Property);~~

(n)            Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(h) or securing appeal or other surety bonds related to such judgments;

(o)            ~~(g)~~ Liens solely on any cash earnest money deposits made by ~~any Credit Party~~Healthpeak or any of its Subsidiaries in connection with any letter of intent~~,~~  or purchase agreement ~~permitted hereunder~~;

(p)            assignments to a reverse Section 1031 exchange trust;

~~(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;~~

~~(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;~~

~~(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use, operation or development of any real property;~~

~~(k) licenses of patents, trademarks and other intellectual property rights granted by any Credit Party or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of such Credit Party or such Subsidiary;~~

~~(l) Liens existing as of the Effective Date and described in Schedule 8.2;~~

~~(m) Liens securing purchase money Indebtedness (other than on any Unencumbered Property) and Capital Leases to the extent permitted pursuant to Section 8.1(e); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness or the assets subject to such Capital Lease, respectively;~~

~~(n) Liens in favor of the Issuing Bank or the Swingline Lender on cash collateral securing the obligations of a Defaulting Lender to fund risk participations hereunder;~~

~~(o) Liens on assets (other than on any Unencumbered Property) consisting of judgment or judicial attachment liens relating to judgments which do not constitute an Event of Default hereunder;~~

(q)            ~~(p)~~ licenses ~~(including licenses of Intellectual Property), sublicenses, leases or subleases~~of intellectual property granted ~~to third parties~~ in the ordinary course of business;

~~(q) Liens in favor of collecting banks under Section 4-210 of the UCC;~~

(r)            Liens ~~(including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;~~on assets of Healthpeak OP or any of its Subsidiaries securing obligations under Swap Contracts; and

(s)            precautionary UCC filings in respect of operating leases

; provided that, notwithstanding the forgoing, in no event shall any Credit Party create, incur, assume or suffer to exist any Lien on the Equity Interests of Healthpeak OP or any other Subsidiary of Healthpeak that directly or indirectly owns any Equity Interests of Healthpeak OP, in each case, that is owned by a Credit Party.

~~(s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; and~~

~~(t) Liens securing Secured Recourse Indebtedness and Non-Recourse Indebtedness of any Credit Party or any Subsidiary thereof which is not an Unencumbered Property Owner (including any Foreign Subsidiary and any Excluded Subsidiary) to the extent such Secured Recourse Indebtedness or secured Non-Recourse Indebtedness is permitted pursuant to Section 8.1.~~

Section 8.2          Investments.

(a)            Make or allow Investments in Development Property to exceed, in the aggregate at any one time outstanding, 35% of Enterprise Gross Asset Value.

(b)            Make or allow Investments in Joint Ventures to exceed, in the aggregate at any one time outstanding, 25% of Enterprise Gross Asset Value. For purposes of this Section 8.2(b), the Credit Parties’ aggregate Investment in Joint Ventures will be valued at book value as shown on the consolidated balance sheet of Healthpeak, as determined in accordance with GAAP.

Section 8.3      ~~No Further Negative Pledges.~~Indebtedness ~~No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Contractual Obligation (other than this Agreement and the other Credit Documents) that limits the ability of the Borrower or any such Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 8.3 shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.1(e) solely to the extent any such negative pledge relates to the property financed by or subject to Permitted Liens securing such Indebtedness, (ii) any Contractual Obligation incurred or provided in favor of any holder of Indebtedness permitted under Section 8.1(l) solely to the extent such Contractual Obligation prohibits the pledge of the Capital Stock of the Borrower to secure any Indebtedness, (iii) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iv) customary restrictions and conditions contained in any agreement relating to the disposition of any property or assets permitted under Section 8.10 pending the consummation of such disposition, (v) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (vi) any Contractual Obligation (including, without limitation, any negative pledge) incurred or provided in favor of any holder of Indebtedness permitted under Section 8.1(k).~~

. Create, incur, assume or suffer to exist any Indebtedness of any Credit Party or any of its Subsidiaries, except:

(a)            (x) Indebtedness under the Credit Documents, (y) Indebtedness of any Credit Party or any of its Subsidiaries existing on the Third Amendment Effective Date, including but not limited to the Healthpeak Debt and the Existing DOC Notes and (z) Guarantees by the Parent and the Borrower of any Indebtedness of PEAK OP, including but not limited to all obligations of PEAK OP under or arising in connection with the Healthpeak Debt;

(b)            other Indebtedness; provided that (i) at the time of the incurrence of such Indebtedness and immediately after giving effect thereto (including any Liens associated therewith) no Event of Default has occurred and is continuing or would result therefrom and (ii) with respect to obligations of a Credit Party in respect of Swap Contracts, such Swap Contracts shall be (x) entered into in order to manage existing or anticipated risk and not for speculative purposes or (y) (i) for the sale of Equity Interests issued by Healthpeak at a future date that could be discharged solely by (1) delivery of Healthpeak’s Equity Interests, or, (2) solely at Healthpeak’s option made at any time, payment of the net cash value of such Equity Interests at the time, irrespective of the form or duration of such agreement, commitment or arrangement and (ii) not for speculative purposes.

Section 8.4          Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom, (i) any Person may merge with or into, consolidate with or amalgamate with Healthpeak OP or the Borrower in a transaction in which Healthpeak OP or the Borrower, as applicable, shall be the continuing or surviving Person, (ii) any Person (other than Healthpeak) may merge with or into, consolidate with or amalgamate with any Subsidiary (other than Healthpeak OP or the Borrower) in a transaction in which the continuing or surviving Person shall be a Subsidiary of Healthpeak OP, (iii) any Subsidiary of Healthpeak OP (other than the Borrower) may merge with or into, consolidate with or amalgamate with any Person in order to consummate an Investment permitted by Section 8.2 or a Disposition permitted by Section 8.5; (iv) any Subsidiary of Healthpeak OP (other than the Borrower) may merge into, Healthpeak, Healthpeak OP, the Parent, the Borrower or any other Subsidiary of Healthpeak OP; and (v) any Subsidiary of Healthpeak OP (other than the Borrower) may liquidate or dissolve if Healthpeak OP determines in good faith that such liquidation or dissolution is in the best interests of Healthpeak OP and is not materially disadvantageous to the Lenders. Notwithstanding anything herein to the contrary, in connection with an internal restructuring, (x) the Borrower may merge, consolidate or amalgamate with or into, or distribute or transfer all or substantially all its assets to, the Parent or Healthpeak OP and (y) the Parent may merge, consolidate or amalgamate with or into, or distribute or transfer all or substantially all its assets to, Healthpeak OP, provided that, in each case, (a) the Credit Parties have determined in good faith that such transaction or series of transactions is in the best interests of the Group and is not materially disadvantageous to the Lenders, (b) in connection with such transaction, the successor or transferee entity expressly assumes all obligations of the Borrower and/or the Parent, as applicable, under this Agreement and the other Credit Documents, and (c) the Credit Parties provide such customary “know your customer” documentation as the Lenders may reasonably require for such transfer.

Section 8.5          Dispositions. Make any Disposition (other than any Disposition to any Credit Party or any Subsidiary) of all or substantially all of the assets (whether now owned or hereafter acquired, including pursuant to a Delaware LLC Division) of Healthpeak or Healthpeak OP and its Subsidiaries, taken as a whole.

Section 8.6          ~~Section 8.4~~ Restricted Payments~~.~~. Declare or make, directly or indirectly, any Restricted Payment~~, or incur any obligation (contingent or otherwise) to do so, except that:~~

~~(a)~~ ; provided that, (i) (a) each Credit Party and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment required to qualify and maintain such Credit Party’s qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, and (b) each Credit Party and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment required to avoid the payment of federal or state income or excise tax; which permitted Restricted Payments under clauses (i)(a) and (i)(b), for the avoidance of doubt, include Restricted Payments from ~~each Subsidiary of the Borrower may make Restricted Payments to the Borrower, and the Borrower and each other Subsidiary of the Parent may make Restricted Payments to the Parent;~~

~~(b)~~ the Borrower, Parent, Healthpeak OP or any of their Subsidiaries to their respective equity holders in order for Healthpeak to comply with the foregoing, (ii) so long as no Default shall have occurred and be continuing or would result therefrom, each Credit Party and each Subsidiary may purchase, redeem, retire, acquire, cancel or terminate Equity Interests issued by such Credit Party or such Subsidiary so long as immediately after giving effect thereto Healthpeak is in compliance on a Pro Forma Basis with the requirements of Section 8.10(e), (iii) so long as no Default shall have occurred and be continuing or would result therefrom, each Credit Party and each Subsidiary may make any payment on account of any return of capital to Healthpeak’s stockholders, partners or members (or the equivalent Person thereof), (iv) each Credit Party and each Subsidiary may declare and make dividend payments ~~or~~, other distributions or other Restricted Payments payable solely in the ~~Capital Stock of~~Equity Interests in such Person~~; and~~ , (v) any Subsidiary may at any time make Restricted Payments to Healthpeak, Healthpeak OP, the Parent, the Borrower or any other Subsidiary and, solely to the extent such Restricted Payments to other holders of its Equity Interests are required by its Organizational Documents, to such other holders of Equity Interests, and (vi) each Credit Party and each Subsidiary may declare or make, directly or indirectly, any Restricted Payment within sixty (60) days after the date of declaration thereof, if on the date of declaration of such payment, such payment would have been permitted pursuant to another clause of this Section 8.6 and, on the date of such payment, no Default under Section 9.1(a), (f) or (g) shall have occurred and be continuing.

Section 8.7      Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by each Credit Party and its Subsidiaries at the Third Amendment Effective Time or any business substantially related or incidental thereto.

~~(c) the Credit Parties and the other Consolidated Parties (if any) shall be permitted to make other Restricted Payments, subject to the limitations with respect thereto set forth in Section 8.8(f).~~

Section 8.8      Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Credit Party (other than transactions between or among a Credit Party and a Subsidiary (including any entity that becomes a Subsidiary as a result of such transaction) (or any combination thereof)), whether or not in the ordinary course of business, except (i) transactions on fair and reasonable terms substantially as favorable to such Credit Party or such Subsidiary as would be obtainable by such Credit Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (ii) payments of compensation, perquisites and fringe benefits arising out of any employment or consulting relationship in the ordinary course of business, (iii) making Restricted Payments permitted by this Agreement, (iv) payments (whether in cash, securities or other property) by any non-Wholly-Owned Subsidiary of Healthpeak OP, the Parent or the Borrower, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of such Subsidiary, or on account of any return of capital to such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), in any such case, made to holders of Equity Interests in such Subsidiary (x) to the extent required pursuant to such Subsidiary’s Organizational Documents or (y) to the extent such payment would have been permitted by Section 8.6 had it constituted a Restricted Payment, (v) other transactions expressly permitted by this Agreement, (vi) transactions with Affiliates that are Disclosed Matters (together with any amendments, restatements, extensions, replacements or other modifications thereto that are not adverse to the interests of the Lenders in their capacities as such), (vii) transactions in the ordinary course of business that comply with the requirements of the North American Securities Administrators Association’s Statement of Policy of Real Estate Investment Trusts and (viii) transactions between a Credit Party or Subsidiary and any “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Internal Revenue Code) of any Credit Party or Subsidiary.

Section 8.9      ~~Section 8.5~~ Burdensome Agreements~~. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to the Borrower or other Credit Party (including by way of a Division) on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Borrower or any other Credit Party, (iii) make loans or advances to the Borrower or any other Credit Party, (iv) sell, lease or transfer any of its property to the Borrower or any other Credit Party, (v) pledge its property pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) other than customary Subsidiary Indebtedness limitations or covenants, act as a Borrower pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) this Agreement and the other Credit Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(e) or Section 8.1(j); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or secured thereby, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.10 pending the consummation of such sale, or (5) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(k).~~

~~Section 8.6 Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture Entity and any Foreign Subsidiary, except:~~

~~(a) Investments in cash and Cash Equivalents and deposit accounts or securities accounts in connection therewith;~~

~~(b) Investments owned as of the Effective Date in any Subsidiary or Unconsolidated Affiliate, and Investments in any Subsidiary formed or acquired after the Effective Date;~~

~~(c) intercompany loans and Guarantees to the extent permitted under Section 8.1;~~

~~(d) Investments existing on the Effective Date and described on Schedule 8.6;~~

~~(e) Investments in Real Estate Assets that constitute Healthcare Facilities (other than Development Property, Investments in which shall be subject to the exclusions set forth in clause (j) below);~~

~~(f) Investments in Subsidiaries formed or acquired after the Effective Date that do not own any Unencumbered Properties and that are not required to become Guarantors in accordance with Section 7.12(b), so long as the Credit Parties shall be in compliance, on a pro forma basis after giving effect to such Investment, with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements have been delivered pursuant to Section 7.1;~~

~~(g) Investments constituting Swap Contracts permitted by Section 8.1(f);~~

~~(h) Investments constituting accounts or lease or rent receivables, prepayments and deposits, in each case made in the ordinary course of business;~~

~~(i) Investments in the nature of capital expenditures in respect of any fixed or capital asset, to the extent such capital expenditures constitute normal replacements and maintenance which are properly charged to current operations or other reasonable and customary capital expenditures made in the ordinary course of the business of the Parent and its Subsidiaries; and~~

~~(j) subject to the following limitations, Investments in the following asset classes: (i) Capital Stock, the issuer with respect to which is an Unconsolidated Affiliate made to, or similar Investments in, any Person (other than an Affiliate of any Credit Party) that owns, directly or indirectly, one or more Real Estate Assets that constitute Healthcare Facilities (“Class I”), (ii) Development Properties (“Class II” and together with Class I may be referred to herein individually as a “Class” and collectively as “Classes”): provided, Investments in each of the foregoing asset Classes shall be permitted hereunder only to the extent that the aggregate amount of all Investments in such Class (based on the GAAP book value of each such Investment at such time of determination) does not exceed the corresponding percentage of Total Asset Value for such Class set forth below:~~

~~Class~~	~~Investment Type~~	~~Maximum Percentage~~
~~I~~	~~Unconsolidated Affiliates~~	~~25.0%~~
~~II~~	~~Development Property~~	~~35.0%~~

. Enter into, assume or otherwise be bound, or permit any Wholly-Owned Subsidiary to enter into, assume or otherwise be bound, by any Negative Pledge other than (i) any Negative Pledge contained in an agreement entered into in connection with any Indebtedness that is permitted pursuant to Section 8.3, which Indebtedness is of a type that customarily includes a Negative Pledge or with respect to which such Negative Pledge is no more restrictive on a Credit Party or such Wholly-Owned Subsidiary in any material respect, when taken as a whole, than this Section 8.9 (as determined in good faith by Healthpeak OP) and any Negative Pledge contained in any document governing the Healthpeak Debt; (ii) any Negative Pledge required or imposed by, or arising under or as a result of, any Law; (iii) Negative Pledges contained in (x) the 2021 Credit Agreement, the agreements set forth on Schedule 8.9 of the Healthpeak Credit Agreement or that are Disclosed Matters; (y) any agreement relating to the Disposition of any Subsidiary or any assets pending such Disposition; provided that, in any such case, the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such Disposition; or (z) any agreement in effect at the time any Person becomes a Wholly-Owned Subsidiary so long as such agreement was not entered into in contemplation of such Person becoming a Wholly-Owned Subsidiary and such restriction only applies to such Person and/or its assets, (iv) customary restrictions in leases, licenses and other contracts restricting the assignment thereof, (v) other customary restrictions set forth in agreements relating to assets specified in such agreements and entered into in the ordinary course of business to the extent such restrictions shall solely apply to such specified assets; and (vi) restrictions that apply only to the Equity Interests in, or assets of, any Person other than a Credit Party or a Wholly-Owned Subsidiary, in each case as such agreements, leases or other contracts may be amended from time to time and including any renewal, extension, refinancing or replacement thereof; provided that, with respect to any agreement described in clause (iii), such amendment, renewal, extension, refinancing or replacement does not contain restrictions of the type prohibited by this Section 8.9 that are, in the aggregate, more onerous in any material respect on a Credit Party or any Wholly-Owned Subsidiary than the restrictions, in the aggregate, in the original agreement.

~~Notwithstanding anything contained herein to the contrary, any failure of the Borrower to meet the foregoing Investment limitations shall not constitute an Event of Default hereunder, but shall result in the excess value of such Investment being excluded when calculating Total Asset Value hereunder.~~

~~Notwithstanding the foregoing, (x) in no event shall any Credit Party make any Investment under this Section 8.6 which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 8.4; and (y) in no event shall the Parent be permitted to make any equity Investment in any Person other than the Borrower.~~

~~Section 8.7 Use of Proceeds. No Credit Party shall use the proceeds of any Credit Extension except pursuant to Section 7.9.~~

Section 8.10      ~~Section 8.8~~ Financial Covenants~~. No Credit Party shall at any time:~~

.

(a)            ~~Consolidated~~ Leverage Ratio. Permit the ~~Consolidated~~ Leverage Ratio~~, tested as of the end of any Fiscal Quarter of the Borrower,~~  to be greater than 0.60 to 1.00~~; provided that, if the Borrower shall have consummated a Material Acquisition, at the Borrower’s election, then no Credit Party shall permit the Consolidated Leverage Ratio, tested as of the end of each of the four consecutive Fiscal Quarters following such Material Acquisition, to be greater than 0.65 to 1.00.~~ as of the end of any fiscal quarter. Notwithstanding the foregoing, in connection with the consummation of a Significant Acquisition, Healthpeak shall be permitted to increase the maximum Leverage Ratio to 0.65 to 1.00 for any fiscal quarter in which a Significant Acquisition occurs and for the three (3) consecutive full fiscal quarters immediately thereafter; provided that, solely in the case of any increase pursuant to this sentence, in no event shall the Leverage Ratio exceed 0.65 to 1.00 as of the end of any fiscal quarter or exceed 0.60 to 1.00 for more than four (4) consecutive fiscal quarters in any consecutive five (5) fiscal quarter period.

~~(b) Consolidated Secured Indebtedness Leverage Ratio. Permit the Consolidated Secured Indebtedness Leverage Ratio, tested as of the end of any Fiscal Quarter of the Borrower, to be greater than forty percent (40.0%).~~

(b)            ~~(c) Consolidated Unsecured Leverage~~Secured Debt Ratio. Permit the ~~Consolidated Unsecured Leverage Ratio, tested~~Secured Debt Ratio to be greater than 0.40 to 1.00 as of the end of any ~~Fiscal Quarter of the Borrower, to be greater than 0.60 to 1.00; provided that, if the Borrower shall have consummated a Material Acquisition, at the Borrower’s election, then no Credit Party shall permit the Consolidated Unsecured Indebtedness Leverage Ratio, tested as of the end of each of the four consecutive Fiscal Quarters following such Material Acquisition, to be greater than 0.65 to 1.00.~~fiscal quarter.

(c)            ~~(d) Consolidated~~ Fixed Charge Coverage Ratio. Permit the ~~Consolidated~~ Fixed Charge Coverage Ratio~~, tested as of the end of any Fiscal Quarter of the Borrower,~~  to be less than 1.50 to 1.00 as of the end of any fiscal quarter.

~~(e) Tangible Net Worth. Permit Tangible Net Worth, tested as of the end of any Fiscal Quarter of the Borrower, to be less than the sum of (x) $2,656,500,000, plus (y) an amount equal to, on a cumulative basis, the product of (i) the sum of all Net Cash Proceeds from any Equity Issuance after the Effective Date, multiplied by (ii) seventy-five percent (75.0%).~~

(d)            ~~(f) Distribution Limitation. Each Credit Party and each other Subsidiary shall be permitted to make Restricted Payments to the Borrower and the Borrower shall be permitted to make Restricted Payments to Parent (and the Borrower may make any corresponding Restricted Payments to the holders (other than the Parent) of common and preferred limited partnership units in the Borrower, based on such holders’ individual percentage ownership of Capital Stock in the Borrower or otherwise in accordance with the Borrower’s Organizational Documents); provided that if an Event of Default shall be in existence, such Restricted Payments shall be limited to the amount necessary to permit the Parent to make Restricted Payments to the holders of the Capital Stock in the Parent to the extent necessary to maintain Parent’s status as a REIT or to enable the Parent to avoid payment of any Tax for any calendar year that could be avoided by reason of a Restricted Payment by Parent to the holders of its Capital Stock, with such Restricted Payments by the Parent to be made as and when reasonably determined by Parent, whether during or after the end of the relevant calendar year, and in all cases as set forth in a certification to the Administrative Agent from the chief financial officer, principal accounting officer, treasurer or controller of the Parent; provided, further, that in no event shall the Consolidated Parties make any Restricted Payments to the holders of their Capital Stock (other than any Restricted Payments to such holders of Capital Stock which are also Credit Parties) if or to the extent that an Event of Default then exists under Section 9.1(a), (f) or (g) or if the Obligations shall have been accelerated under Section 9.2 as a result of the occurrence of an Event of Default.~~Unsecured Leverage Ratio. Permit the Unsecured Leverage Ratio to be greater than 0.60 to 1.00 as of the end of any fiscal quarter. Notwithstanding the foregoing, in connection with the consummation of a Significant Acquisition, Healthpeak shall be permitted to increase the maximum Unsecured Leverage Ratio to 0.65 to 1.00 for any fiscal quarter in which a Significant Acquisition occurs and for the three (3) consecutive full fiscal quarters immediately thereafter; provided that, solely in the case of any increase pursuant to this sentence, in no event shall the Unsecured Leverage Ratio exceed 0.65 to 1.00 as of the end of any fiscal quarter or exceed 0.60 to 1.00 for more than four (4) consecutive fiscal quarters in any consecutive five (5) fiscal quarter period.

(e)            Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth to be less than $7,700,000,000 as of the end of any fiscal quarter.

~~(g) Unencumbered Interest Coverage Ratio. Permit the Unencumbered Interest Coverage Ratio, tested as of the end of any Fiscal Quarter of the Borrower, to be less than 1.75 to 1.00.~~

~~Section 8.9 Capital Expenditures. The Credit Parties shall not make or become legally obligated to make any capital expenditures, except to the extent permitted under Section 8.6(i).~~

~~Section 8.10 Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Acquisition or transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or make any Asset Sale, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory and materials and the acquisition of equipment and capital expenditures in the ordinary course of business, subject to Section 8.9) the business, property or fixed assets of, or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:~~

~~(a) any Subsidiary of the Borrower may be merged with or into the Borrower or any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any other Credit Party; provided, in the case of such a merger, (i) if the Borrower is party to the merger, the Borrower shall be the continuing or surviving Person and (ii) if any Guarantor is the party to such merger, then a Guarantor shall be the continuing or surviving Person;~~

~~(b) Asset Sales, so long as no Default or Event of Default then exists or would result from any such Asset Sale and the consideration received for the assets subject to such Asset Sale is in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the applicable Credit Party (or similar governing body)); provided, each of the Credit Parties acknowledges and agrees that no proceeds of any such Asset Sale permitted hereunder shall be used to make Restricted Payments other than in compliance with Sections 8.4 and 8.8(f); and~~

~~(c) Investments made in accordance with Section 8.6 and the subsequent sale or other disposition of such Investments (so long the consideration received for such Investments subject to such sale or other disposition is in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the applicable Credit Party (or similar governing body)); provided, each of the Credit Parties acknowledges and agrees that no proceeds of any such sale or other disposition permitted hereunder shall be used to make Restricted Payments other than in compliance with Sections 8.4 and 8.8(f).~~

Section 8.11       ~~Disposal of Subsidiary Interests.~~Sanctions. Directly or, to its knowledge, indirectly, use any part of the proceeds of any Credit Extension or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions (except to the extent permitted for a Person required to comply with such Sanctions) or (ii) in any other manner that will result in a violation by any Person of Sanctions.

~~Except as otherwise permitted hereunder and except for Liens securing the Obligations, no Credit Party shall, nor shall it permit any of its Subsidiaries to (including by way of Division), (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by Applicable Laws; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by Applicable Laws.~~

Section 8.12       ~~Transactions with Affiliates and Insiders.~~Anti-Corruption Laws. Directly or, to its knowledge, indirectly use the proceeds of any Credit Extension for any purpose which would violate in any material respect any applicable Anti-Corruption Laws.

~~No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any officer, director or Affiliate of the Borrower or any its Subsidiaries on terms that are less favorable to the Borrower or such Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an officer, director or Affiliate of the Borrower or any of its Subsidiaries; provided, the foregoing restriction shall not apply to (a) any transaction between or among the Credit Parties; (b) normal and reasonable compensation and reimbursement of expenses of directors in the ordinary course of business; (c) compensation and reimbursement of out-of-pocket expenses, employment and severance arrangements for officers and other employees entered into in the ordinary course of business; (d) equity issuances by the Parent not constituting a Change of Control; (e) payments by the Parent permitted by Section 8.4; and (e) the payment of customary indemnities to directors, officers and employees in the ordinary course of business.~~

~~Section 8.13 Prepayment of Other Funded Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to:~~

~~(a) amend or modify, or permit or acquiesce to the amendment or modification (including waivers) of, any material provisions of any Subordinated Debt, including any notes or instruments evidencing any Subordinated Debt and any indenture or other governing instrument relating thereto in contravention of the terms of the subordination agreement in favor of the Lenders; or~~

~~(b) make any payment in contravention of the terms of any Subordinated Debt.~~

~~Without limiting the foregoing, nothing in this Section 8.13 shall be interpreted or deemed to permit any Credit Party or Subsidiary to incur any Funded Debt or Subordinated Debt to the extent such Funded Debt or Subordinated Debt is not otherwise expressly permitted under Section 8.1.~~

~~Section 8.14 Conduct of Business. From and after the Effective Date, the Parent and the Borrower shall not, nor shall they permit any of their Subsidiaries to, engage in any business other than the businesses engaged in by the Parent, the Borrower or such Subsidiary, respectively, on the Effective Date and businesses that are substantially similar, related or incidental thereto, including, but not limited to, owning, developing, and managing real and personal property and similar interests in leasehold properties which are net leased to healthcare operators for use as Healthcare Facilities.~~

~~Section 8.15 Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.~~

~~Section 8.16 Amendments to Organizational Agreements/Material Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or permit any amendments to its Organizational Documents if such amendment would reasonably be expected to be materially adverse to the Lenders or the Administrative Agent. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or permit any amendment to, or terminate or waive any provision of, any Material Contract unless such amendment, termination, or waiver would not have a material adverse effect on the Administrative Agent or the Lenders.~~

Section 9     EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS.

Section 9.1   Events of Default. ~~If any one or more~~Any of the following ~~conditions or events~~ shall ~~occur~~constitute an Event of Default:

(a)     Non-Payment. The Borrower or any other Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Credit Document; or

~~(a) Failure to Make Payments When Due. Failure by any Credit Party to pay (i) the principal of any Loan when due, whether at stated maturity, by acceleration or otherwise; (ii) within one (1) Business Day of when due any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) within three (3) Business Days of when due any interest on any Loan or any fee or any other amount due hereunder; or~~

~~(b) Default in Other Agreements. (i) Failure of any Credit Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of (x) Recourse Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $50,000,000 or more, in each case beyond the grace or cure period, if any, provided therefor or (y) Non-Recourse Indebtedness in an aggregate principal amount of $100,000,000 or more, in each case beyond the grace or cure period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other term of (1) one or more items of Indebtedness in the aggregate principal amounts referred to in clauses (i)(x) or (i)(y) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or~~

~~(c) Breach of Certain Covenants. Failure of Borrower or Parent or any Subsidiary, as applicable, to perform or comply with any term or condition contained in Section 7.1, Section 7.2(a), Section 7.5, Section 7.9, Section 7.12, Section 7.13, Section 7.15 or Section 8; or~~

(b)     Specific Covenants. The Borrower, any other Credit Party or any of their respective Subsidiaries fails to perform or observe any term, covenant or agreement contained in any of (i) Section 7.3(b), 7.5 (solely with respect to the legal existence of the Credit Parties) or 7.11 or Section 8 and such failure continues for five (5) consecutive Business Days, or (ii) Section 7.3(a) or Section 7.3(d) and such failure continues for fifteen (15) consecutive Business Days; or

(c)     Other Defaults. The Borrower, any Credit Party or any of their respective Subsidiaries fails to perform or observe any other covenant or agreement (not specified in Section 9.1(a) or 9.1(b)) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) consecutive days after the receipt by the Borrower of written notice of such failure from the Administrative Agent; provided that, if such failure is of such a nature that can be cured but cannot with reasonable effort be completely cured within thirty (30) days, then such thirty (30) day period shall be extended for such additional period of time (not exceeding ninety (90) additional days) as may be reasonably necessary to cure such failure so long as such Credit Party or its Subsidiaries, as applicable, commence such cure within such thirty (30) day period and diligently prosecute same until completion; or

~~(d) Breach of~~ (d)      Representations~~, etc~~ and Warranties. Any representation, warranty, certification or ~~other~~ statement of fact made or deemed made by or on behalf of any Credit Party herein, in any other Credit Document, or in any ~~statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or~~document delivered in connection herewith or therewith shall be ~~false~~incorrect in any material respect ~~as of the date~~when made or deemed made~~; or~~ and, with respect to any representation, warranty, certification or statement not known by such Loan Party at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made or deemed made is not removed within thirty (30) days after the first to occur of (i) the date upon which a Responsible Officer of any Credit Party obtains knowledge thereof or (ii) receipt by the Borrower of written notice thereof from the Administrative Agent; or

~~(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 9.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Borrower becoming aware of such default, or (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; provided, however, if such default is not capable of being cured within such thirty (30) day period, such period shall be extended for a reasonable period of time (not to exceed thirty (30) additional days), so long as such Credit Party has commenced and is diligently pursuing such cure within such initial thirty (30) day period; or~~

(e)     Cross-Default. (i) Healthpeak, Healthpeak OP, the Borrower, the Parent or any of their respective Subsidiaries (x) fails (after giving effect to any notice or grace periods applicable thereto) to make any required payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Recourse Indebtedness or (y) fails to observe or perform any other agreement or condition relating to any such Material Recourse Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, with the giving of notice if required, such Material Recourse Indebtedness pursuant to the terms thereof to be demanded or to become due or to require Healthpeak, Healthpeak OP, the Borrower, the Parent or such Subsidiary to repurchase, prepay, defease or redeem (automatically or otherwise) or make an offer to repurchase, prepay, defease or redeem such Material Recourse Indebtedness pursuant to the terms thereof, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Credit Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Credit Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Credit Party or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that this clause (e) shall not apply to (1) secured Indebtedness that becomes due and payable (or as to which an offer to repurchase, prepay, defease or redeem is required to be made) as a result of the voluntary Disposition of the property or assets securing such Indebtedness, if such Disposition is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness that has become so due and payable (including as a result of such offer to repurchase, prepay, defease or redeem such Indebtedness) is assumed or repaid in full when and to the extent required under the document providing for such Indebtedness (after giving effect to any notice or grace periods applicable thereto), (2) any redemption, repurchase, conversion or settlement with respect to any convertible debt security which is consummated in accordance with the terms of such convertible debt security, unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (3) any early payment requirement or unwinding or termination with respect to any Swap Contract (A) not arising out of a default by any Credit Party or any Subsidiary and (B) to the extent that such Swap Termination Value owed has been paid in full by any Credit Party or any of its Subsidiaries when due; or

~~(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any~~(f)      Insolvency Proceedings, Etc. Any Credit Party or any of its Material Subsidiaries ~~in an involuntary case under the Bankruptcy Code or Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party or any of its Material Subsidiaries under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for~~ institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of ~~a~~any receiver~~, liquidator, sequestrator~~, trustee, custodian ~~or other officer having similar powers over any Credit Party or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or~~, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged, undismissed or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undischarged, undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

~~(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party or any of its Material Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Credit Party or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party or any of its Material Subsidiaries or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 9.1(f); or~~

~~(h) Judgments and Attachments. (i) Any one or more money or judgments, writs or warrants of attachment or similar process against all or any material portion of any property of any~~(g)      Inability to Pay Debts; Attachment. (i) Any Credit Party or any of its Material Subsidiaries ~~or involving an aggregate amount at any time in excess of $50,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or (ii) any non-monetary judgment or order shall be rendered against any Credit Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or~~becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

~~(i) Dissolution. Any order, judgment or decree shall be  entered against any Credit Party or any of its Material Subsidiaries decreeing the dissolution or split up of such Credit Party or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or~~

(h)     Judgments. There is entered against any Credit Party or any of its Material Subsidiaries (i) a final non-appealable judgment or order that has not been discharged, satisfied, dismissed or vacated for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent (x) not paid, fully bonded or covered by independent third-party insurance as to which the insurer has not denied coverage or (y) for which such Credit Party or applicable Material Subsidiary has not been indemnified), or (ii) any one or more non-monetary final non-appealable judgments that have not been discharged, dismissed or vacated and that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case of clause (i) or (ii), (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

~~(j) Pension Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in liability of any Credit Party, any of its subsidiaries or any of their respective ERISA Affiliates in excess of $25,000,000 during the term hereof and which is not paid by the applicable due date; or~~

(i)      ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; or

(j)      Invalidity of Loan Documents. Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations arising under the Credit Documents, ceases to be in full force and effect; or any Credit Party or any of its Subsidiaries contests in writing in any manner the validity or enforceability of any material provision of any Credit Document; or any Credit Party denies in writing that it has any or further liability or obligation under any Credit Document, or purports in writing to revoke, terminate or rescind any material provision of any Credit Document; or

~~(k)~~ (k)      Change of Control. ~~A~~There occurs any Change of Control ~~shall occur; or~~.

~~(l) Invalidity of Credit Documents and Other Documents. At any time after the execution and delivery thereof, (i) this Agreement or any other Credit Document ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations (other than contingent and indemnified obligations not then due and owing) in accordance with the terms hereof) or shall be declared null and void, or (ii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or~~

~~(m) Failure to Maintain REIT Status. The Parent shall, for any reason, lose or fail to maintain its status as a REIT or the Borrower shall, for any reason, lose or fail to maintain its status as any of the following: a REIT, a partnership or other disregarded entity (in each case, for federal income tax purposes).~~

For purposes of clauses (f), (g), and (h) above (including as it relates to the exercise of remedies set forth below in Section 9.2), no Event of Default shall be deemed to have occurred with respect to a Material Group unless the type of event specified therein has occurred with respect to each Subsidiary that is a member of such Material Group.

Section 9.2      Remedies. (1) Upon the occurrence of any Event of Default described in Section 9.1(f) or Section 9.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Required Lenders, upon notice to the Borrower by the Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of the Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each of the Credit Parties: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of the Lenders under Section 2.2(b)(iii) or Section 2.3(e); and (C) the Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.1(f) and Section 9.1(g) to pay) to the Administrative Agent such additional amounts of cash, to be held as security for such Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding under arrangements acceptable to the Administrative Agent, equal to the Outstanding Amount of the Letter of Credit Obligations at such time. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default has been cured to the satisfaction of the Required Lenders or waived in writing in accordance with the terms of Section 11.4.

Section 9.3      Application of Funds. After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit Fees but including without limitation all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 3.1, Section 3.2 and Section 3.3) payable to the Administrative Agent, in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders including without limitation all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 3.1, Section 3.2 and Section 3.3), ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Obligations ratably among such parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings, (b) payment of breakage, termination or other amounts owing in respect of any Swap Contract between the Borrower or any of its Subsidiaries and any Swap Bank, to the extent such Swap Contract is permitted hereunder, (c) payments of amounts due under any Treasury Management Agreement between the Borrower or any of its Subsidiaries and any Treasury Management Bank, and (d) the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of the Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by ~~Applicable~~applicable Laws.

Subject to Section 2.3, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Treasury Management Agreements and Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received written notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Treasury Management Bank or Swap Bank, as the case may be. Each Treasury Management Bank or Swap Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.

Section 10      AGENCY

Section 10.1      Appointment and Authority.

(a)            Each of the Lenders and the Issuing Bank hereby irrevocably appoints KeyBank to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Credit Party nor any of its Subsidiaries shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any ~~Applicable~~applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)            Each of the Lenders hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any applicable Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any applicable Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in any Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any ~~Applicable~~applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 10.2      Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary of the Borrower or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3      Exculpatory Provisions.

(a)            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or ~~Applicable~~applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)            shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)            The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.4 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Bank.

(c)            The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower and its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.6     Resignation of Administrative Agent.

(a)            The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Bank (and, unless an Event of Default has occurred and is continuing, subject to the approval (not to be unreasonably withheld or delayed) of the Borrower), appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)            If the Person servicing as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by ~~Applicable~~applicable Law by notice in writing to the Borrower and such Person, remove such Person as the Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after such notice (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)            With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders shall appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 10 and Section 11.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 10.7      Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Book Runners, Lead Arrangers, Documentation Agents, Co-Syndication Agents or similarly titled Persons listed on the cover page hereof (if any) shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, Sustainable Agent, a Lender or an Issuing Bank hereunder.

Section 10.9    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 2.10 and Section 11.2) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.10 and Section 11.2).

Section 10.10      Security Matters.

(a)            As may be applicable at any time, the Lenders (including the Issuing Bank and the Swingline Lender) irrevocably authorize the Administrative Agent, at its option and in its discretion to release any Guarantor from its obligations under this Agreement and the other Credit Documents if such Person ceases to be a Guarantor as a result of a transaction permitted under the Credit Documents (including, for the avoidance of doubt, if such Person is released as a Guarantor in accordance with Section 4.9(b)). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under this Agreement pursuant to this Section, provided that neither the request nor the delivery of such confirmation shall be a condition to or shall cause any delay in the provision of any release permitted, required or requested in accordance with Section 4.9(b).

(b)            As may be applicable at any time, anything contained in any of the Credit Documents to the contrary notwithstanding, each of the Credit Parties, the Administrative Agent and each holder of the Obligations hereby agrees that no holder of the Obligations shall have any right individually to enforce this Agreement, the Notes or any other Credit Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the holders of the Obligations in accordance with the terms hereof and, as may be applicable at any time, all powers, rights and remedies under any Credit Documents may be exercised solely by the Administrative Agent.

(c)            As may be applicable at any time, no Swap Contract or Treasury Management Agreement will create (or be deemed to create) in favor of any Swap Bank or any Treasury Management Banks, respectively that is a party thereto any rights in connection with the obligations of the Borrower or any other Credit Party under the Credit Documents except as expressly provided herein or in the other Credit Documents.

Section 10.11    Erroneous Payments.

(a)            If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding (a), each Lender or any Person who has received funds on behalf of a Lender, such Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient to otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)            (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.11.

(c)            Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provided by such Lender to the Administrative Agent under this Agreement.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the this Agreement with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)            The parties hereto agree that an Erroneous Payment shall pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party or any of its Subsidiaries relating to this Agreement.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof).

Section 11      MISCELLANEOUS

Section 11.1       Notices; Effectiveness; Electronic Communications.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Administrative Agent, ~~the Borrower or any other Credit Party,~~ to the address, telecopier number, electronic mail address or telephone number specified in Appendix B; ~~or~~

(ii)            if to any Lender, the Issuing Bank or Swingline Lender, to the address, telecopier number, electronic mail address or telephone number in its Administrative Questionnaire on file with the Administrative Agent~~.~~; or

(iii)            if to the Parent or the Borrower, to the following address, telecopier number, electronic mail address or telephone number, as applicable, with copy delivered concurrently to Healthpeak in accordance with clause (iv) below:

c/o Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, CO 80237

Attention: Legal Department

Telephone No.: (720) 428-5050

Electronic Mail: legaldept@healthpeak.com

With a copy to:

Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, CO 80237

Attention: Treasurer

Telephone No.: (720) 428-5050

Electronic Mail: CashManagement@healthpeak.com and

DebtCompliance@healthpeak.com

(iv)            if to Healthpeak or Healthpeak OP, to the following address, telecopier number, electronic mail address or telephone number, as applicable:

c/o Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, CO 80237

Attention: Legal Department

Telephone No.: (720) 428-5050

Electronic Mail: legaldept@healthpeak.com

With a copy to:

Healthpeak Properties, Inc.

4600 South Syracuse Street, Suite 500

Denver, CO 80237

Attention: Treasurer

Telephone No.: (720) 428-5050

Electronic Mail: CashManagement@healthpeak.com and

DebtCompliance@healthpeak.com

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)            Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2 if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)            Change of Address, Etc. Any party hereto may change its address, telecopier number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)            Platform.

(i)            Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debtdomain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)            The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Credit Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

Section 11.2       Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Credit Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Sustainable Agent, and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent, the Sustainable Agent, and their respective Affiliates (which counsel may include their respective employees)) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank (which counsel may include their respective employees)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)            Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the documented and reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any of its Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby or otherwise in connection herewith or therewith, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, (iv) the execution or delivery of any commitment or fee letters in contemplation of this Agreement, the other Credit Documents and the transactions hereunder, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any of its Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.2(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of this Agreement that provide that their obligations are several in nature, and not joint and several.

(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by ~~Applicable~~applicable Law, none of the Credit Parties shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e)            Payments. All amounts due under this Section shall be payable promptly, but in any event within ten (10) Business Days after written demand therefor (including delivery of copies of applicable invoices).

(f)            Survival. The provisions of this Section shall survive resignation or replacement of the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender, termination of the commitments hereunder and repayment, satisfaction and discharge of the loans and obligations hereunder.

Section 11.3      Set-Off. Subject in all respects to Section 2.14, if an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by ~~Applicable~~applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each of the Lenders and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.4       Amendments and Waivers.

(a)            Required Lenders Consent. Subject to Section 3.1(a), Section 11.4(b) and Section 11.4(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided that (i) the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Issuing Bank, (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitments, Loans and/or Letter of Credit Obligations of such Lender may not be increased or extended without the consent of such Lender, and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender, (iv) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein, and (v) the Required Lenders shall determine whether or not to allow any Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders; provided further that, subject further to clauses (b) and (c) below, (A) any term of this Agreement or of any other Credit Document relating solely to the rights or obligations of any Term Lenders in respect of the Existing Term Loan or any Additional Term Loan, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Credit Party of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Class Term Lenders (and, in the case of an amendment to any Credit Document, the written consent of each Credit Party a party thereto), and (B) any term of this Agreement or of any other Credit Document relating solely to the rights or obligations of the Revolving Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Credit Party of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Required Revolving Lenders (and, in the case of an amendment to any Credit Document, the written consent of each Credit Party a party thereto).

(b)            Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender except as provided in clause (a)(iii) above) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)            extend the Revolving Commitment Termination Date, except pursuant to an extension thereof effected in accordance with Section 2.18, or extend any Term Maturity Date;

(ii)            waive, reduce or postpone any scheduled repayment (but not prepayment) or alter the required application of any prepayment pursuant to Section 2.12 or the application of funds pursuant to Section 9.3, as applicable;

(iii)           extend the stated expiration date of any Letter of Credit, beyond the Revolving Commitment Termination Date;

(iv)           reduce the principal of or the rate of interest on any Loan (other than under Section 3.1(a) or any waiver of the imposition of the Default Rate pursuant to Section 2.9) or any fee or premium payable hereunder, or change the manner of computation of any financial or other ratio (including any change in any applicable defined term) used in determining the Applicable Margin or Facility Fee Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(v)            extend the time for payment of any such interest or fees;

(vi)           reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii)          amend, modify, terminate or waive any provision of this Section 11.4(b) or Section 11.4(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(viii)         change the percentage of the outstanding principal amount of Loans that is required for the Lenders or any of them to take any action hereunder or amend the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Class Term Lenders” or “Revolving Commitment Percentage” or modify the amount of the Commitment of any Lender;

(ix)           as may be applicable at any time, release the Parent (as Guarantor) or all or substantially all of the other Guarantors from their respective obligations hereunder, in each case, except as expressly provided in the Credit Documents; or

(x)            consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document (except pursuant to a transaction permitted hereunder).

(c)            Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by the Borrower or any other Credit Party therefrom, shall:

(i)            increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii)            amend, modify, terminate or waive any provision hereof relating to the Swingline Sublimit or the Swingline Loans without the consent of the Swingline Lender;

(iii)           amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(c) without the written consent of the Administrative Agent and of the Issuing Bank;

(iv)           amend, modify, terminate or waive any provision of this Section 11 as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of the Administrative Agent, in each case without the consent of such Administrative Agent;

(v)            amend the provisions of Section 2.13(d) or Section 9.3 without the consent of all Lenders;

(vi)           reserved; or

(vii)          unless signed by the Credit Parties and the Required Revolving Lenders:

(1)            amend or waive compliance with the conditions precedent to the obligations of the Revolving Lenders to make any Credit Extension;

(2)            amend or waive non-compliance with any provision of Section 2.11(c);

(3)            waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of the Revolving Lenders to make any Credit Extension; or

(4)            change any of the provisions of this clause (c)(vii).

(d)            Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.4 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

(e)           Conforming Changes. Notwithstanding anything to the contrary, any amendment contemplated by Sections 1.5 or 3.5 shall be effective as contemplated by such Sections 1.5 or 3.5, as applicable.

Section 11.5       Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (provided that, for the avoidance of doubt, the rights and obligations of any Credit Party may be assigned to any other Credit Party in connection with a transaction permitted by, and consummated in accordance with, Section 8.4), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and obligations hereunder at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes loans and obligations in respect thereof outstanding thereunder) or, if the Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default shall then exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments and Loans assigned.

(iii)            Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default shall have occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of Revolving Commitments or any portion of the Existing Term Loan or any Additional Term Loan if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)            the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Commitment; and

(D)            the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Commitment.

(iv)           Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee in the amount of $3,500, unless waived, in whole or in part by the Administrative Agent in its discretion. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)            No Assignment to Borrower, Affiliates or Subsidiaries. No such assignment shall be made to the Borrower, any of the Borrower’s Affiliates or Subsidiaries, or any Defaulting Lender.

(vi)           No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)           Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under ~~Applicable~~applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.2 and 3.3 (subject to the requirements and limitations therein) and 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment. If requested by the assignee, the Borrower will execute and deliver, at their own expense, Notes to the assignee evidencing the interests taken by way of assignment hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)            Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)            Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Bank and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.2(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (b) or (c) of Section 11.4 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.3 (subject to the requirements and limitations therein, including the requirements under Section 3.3(f) (it being understood that the documentation required under Section 3.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 3.4 as if it were an assignee under clause (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.2 or 3.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, or any promissory notes evidencing its interests hereunder, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.6        Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 11.7        Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Section 3.1(c), Section 3.2, Section 3.3, Section 11.2, Section 11.3, and Section 11.10 and the agreements of the Lenders and the Administrative Agent set forth in Section 2.14, Section 10.3 and Section 11.2(c) shall survive the payment of the Loans, the cancellation, expiration or cash collateralization of the Letters of Credit, and the termination hereof.

Section 11.8       No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents, any Swap Contracts or any Treasury Management Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 11.9       Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the Administrative Agent, the Issuing Bank, the Swingline Lender or the Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent, the Issuing Bank or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.10      Severability. In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.11      Obligations Several; Independent Nature of Lenders’ Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 10.10(b), each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Credit Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 11.12      Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 11.13     Applicable Laws.

(a)           Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)           Submission to Jurisdiction. Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by ~~Applicable~~applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction.

(c)            Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by ~~Applicable~~applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by ~~Applicable~~applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by ~~Applicable~~applicable Law.

Section 11.14      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.15      Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by ~~Applicable~~applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries, unless, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as non-confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Issuing Bank and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower or any Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material ~~non-pubic~~non-public information and (iii) it will handle such material non-public information in accordance with ~~Applicable~~applicable Law, including United States federal and state securities laws.

Section 11.16      Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under ~~Applicable~~applicable Laws shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the aggregate outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and each of the Credit Parties to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the aggregate outstanding amount of the Loans made hereunder or be refunded to each of the applicable Credit Parties. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by ~~Applicable~~applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 11.17      Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or .pdf file shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.18      No Advisory of Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders, are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (ii) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for any Credit Party or any of their Affiliates or any other Person and (ii) neither the Administrative Agent nor any Lender has any obligation to any Credit Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Administrative Agent, each Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to any Credit Party or its Affiliates. To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases, any claims that it may have against the Administrative Agent and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.19      Electronic Execution of Assignments and Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or in any amendment, waiver, modification or consent relating hereto shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any ~~Applicable~~applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.20      USA PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act. As requested by any Lender, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.  Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and ~~Anti-Money Laundering Laws and~~ Anti-Corruption Laws, including the Patriot Act.

Section 11.21      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Affected Resolution Authority.

Section 11.22      Existing Agreement. Simultaneous with the initial Loans advanced hereunder, all amounts due under the Existing Agreement shall be repaid in full; provided that the parties hereby agree that there is no novation of the Existing Agreement. On the Effective Date, the rights and obligations of the parties under the Existing Agreement shall be subsumed within and be governed by this Agreement.

Section 11.23      Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this §36, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

[Signatures on Following Page(s)]

Exhibit ~~7.1~~7.2(~~c~~a)-1

[Form of] Compliance Certificate

~~Financial Statement Date:                  , 20__~~

For the Fiscal Quarter/Fiscal Year ended:_______ (the “Statement Date”)

To:      KeyBank National Association, as Administrative Agent

Re:	Third Amended and Restated Credit Agreement dated as of September 24, 2021 (as amended March 31, 2023, May 24, 2023 and March 1, 2024, and as further amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DOC DR, LLC, a Maryland limited liability company (as successor to PHYSICIANS REALTY L.P., a Delaware limited partnership) (the “Borrower”), DOC DR Holdco, LLC, a Maryland limited liability company (as successor to PHYSICIANS REALTY TRUST, a Maryland real estate investment trust) (the “Parent”), the guarantors from time to time party thereto, the Lenders from time to time party thereto and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The ~~undersigned~~Borrower hereby certifies~~, on behalf of the Borrower and not individually,~~  as of the date hereof that ~~[he/she] is the                        of the Parent, which is the general partner of~~the Responsible Officer executing this Compliance Certificate is the _____________________ of the Borrower, and that, ~~in [his/her] capacity~~ as such, ~~[~~he/she~~]~~  is authorized to execute and deliver this ~~certificate (including the schedules attached hereto and made a part hereof, this “~~Compliance Certificate~~”)~~  to the Administrative Agent on behalf of the Borrower, and not in an individual capacity, and that:

[Use following paragraph 1 for ~~Fiscal Year-end~~fiscal year-end financial statements~~:~~]

~~[~~1.            ~~Attached hereto as Schedule 1 are~~The Borrower has delivered the year-end audited ~~consolidated and consolidating~~ financial statements required by Section 7.1(~~b~~a) of the ~~Credit~~ Agreement for the ~~Fiscal Year of the Parent~~fiscal year of Healthpeak ended as of the above ~~date~~referenced Statement Date, together with the report and opinion of an independent certified public accountant ~~of recognized national standing~~ required by such section. ~~Such financial statements fairly present, in all material respects, the financial condition of the Consolidated Parties as at the date indicated and the results of their operations and their cash flows for the period indicated.]~~

[Use following paragraph 1 for ~~Fiscal Quarter-end~~fiscal quarter-end financial statements~~:~~]

~~[~~1~~,~~.            ~~Attached hereto as Schedule 1 are~~The Borrower has delivered the unaudited ~~consolidated and consolidating~~ financial statements required by Section 7.1(~~a~~b) of the ~~Credit~~ Agreement for the ~~Fiscal Quarter of the Parent~~fiscal quarter of Healthpeak ended as of the above ~~date~~referenced Statement Date. Such financial statements fairly present~~, in all material respects, the~~ the consolidated financial condition of the ~~Consolidated Parties as at the date indicated and the~~Group as at such Statement Date and their results of ~~their~~ operations ~~and their cash flows~~ for ~~the~~such period ~~indicated~~in accordance with GAAP, subject ~~to changes resulting from audit and~~only to normal year-end audit adjustments~~.]~~ and the absence of footnotes.

EXHIBIT 7.2(a)-1

~~2.            The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has~~
~~made, or has caused to be made, a detailed review of the transactions and financial condition of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements.~~

~~3~~2.      A review of the activities of the ~~Parent and its Subsidiaries~~Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether ~~a Default or Event of Default exists~~during such fiscal period covered by such financial statements the Credit Parties performed and observed all their respective Obligations under the Credit Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, no Default ~~or Event of Default exists~~has occurred and is continuing as of the date hereof.]

~~[on]~~-or-

[the following is a list of each such Default ~~or Event of Default, the~~and its nature and ~~extent thereof and proposed actions with respect thereto~~status:]

3.            The financial covenant analyses and information set forth on Schedule 1 and Annex 1 attached hereto are true and accurate on and as of the Statement Date referred to thereon.

~~4.            The financial covenant analyses and calculations for the periods identified therein of EBITDA, Fixed Charges, Consolidated Leverage Ratio, Consolidated Secured Indebtedness Leverage Ratio, Consolidated Unsecured Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Tangible Net Worth, and Unencumbered Interest Coverage Ratio are set forth on Schedule 2 attached hereto. In the event of any conflict between the formulas used for such analyses and calculations provided in the attached Schedule 2 and the formulas provided in the Credit Agreement, the Credit Agreement shall govern.~~

~~5.            Set forth on Schedule 3 is a summary of all material changes in GAAP and in the consistent application thereof, unless such change and the effects thereof have been described in a previous Compliance Certificate, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants before and after giving effect to such changes.~~

~~6~~4.      As set forth on Schedule 4, as of the end of the immediately preceding fiscal year of the Borrower most recently ended prior to the delivery of this Compliance Certificate to the Administrative Agent (such year, the “Reference Year”), the (a) Sustainability Rating Change for such Reference Year is [equal to or greater than five percent (5.0%)][less than five percent (5.0%)] and (b) Sustainability Rating for such Reference Year is [equal to or greater than ninety-six (96)][less than ninety-six (96)].1

~~[7~~5.      [__________] has been identified as Sustainable Agent and has agreed to perform all required obligations, reviews, certifications, and calculations related to Borrower’s satisfaction of the Applicable Sustainability Adjustment in accordance with the Credit Agreement.]2

1 Certifications with respect to the Applicable Sustainability Adjustment to be included at the Borrower’s election.

2 Sustainable Agent to be identified when Borrower receives a Sustainability Rating from GRESB.

EXHIBIT 7.2(a)-2

[Signature ~~on Following~~ Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ~~_______________, 20__~~____________________________, 202__.

~~PHYSICIANS REALTY L.P.,~~
~~a Delaware limited partnership~~

~~By: Physicians Realty Trust, as General Partner~~
~~By:____________________________________~~

Name:
Title:

EXHIBIT 7.2(a)-3

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

~~Title:~~

Schedule 1-1

~~Schedule 1~~
~~to Compliance Certificate~~

~~For the Fiscal [Quarter] [Year] ending _____________ ___, 20__.~~

~~Financial Statements~~

~~(see attached)~~

Schedule 1-2

~~Schedule 2~~
~~to Compliance Certificate3~~

For the Fiscal ~~[~~Quarter~~] [~~/Fiscal Year~~] ending                  ___, 20__~~ ended_____________ (~~the~~ “Statement Date”)~~.~~

~~Covenant Calculations~~

~~Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. In the event of any conflict between the formulas used for such analyses and calculations provided in this Schedule 2 and the formulas provided in the Credit Agreement, the Credit Agreement shall govern.~~

~~1. Consolidated Leverage Ratio~~
~~(a) Consolidated Total Indebtedness as of the Statement Date~~	~~$___________~~
~~(b) Total Asset Value as of the Statement Date~~
~~(i) the Real Estate Property Values of all Real Estate Assets as determined in accordance with GAAP beginning January 1, 2019, plus all accumulated depreciation associated with such Real Estate Asset:~~	~~$___________~~
~~(ii) cash and Cash Equivalents of the Consolidated Parties:~~	~~$___________~~
~~(iii) the GAAP book value of land holdings of the Consolidated Parties:~~	~~$___________~~
~~(iv) the GAAP book value of the actual funded portion of Construction-In-Process of the Consolidated Parties:~~	~~$___________~~
~~(v) the sum of (i) the book value of Mezzanine Receivables and Unencumbered Mortgage Receivables of the Consolidated Parties, including the effect of any impairment charges and (ii) unencumbered marketable securities, including the effect of any impairment charges:~~
~~(vi) the Consolidated Parties’ pro rata share of the forgoing items (i)-(v) attributable to interests in Unconsolidated Affiliates:~~	~~$___________~~
~~(vii) Total Asset Value:~~	~~$___________~~
~~(i)+(ii)+(iii)+(iv)+(v)+ (vi)~~
~~(c) Consolidated Leverage Ratio (a) / (b)(vii)~~	~~________ to 1.0~~
~~Maximum permitted: 0.60 to 1.0; provided that, if the Borrower shall have consummated a Material Acquisition, at the Borrower’s election, then no Credit Party shall permit the Consolidated Leverage Ratio, tested as of the end of each Fiscal Quarter for the four consecutive Fiscal Quarter period following such Material Acquisition, to be greater than 0.65 to 1.00.~~

~~2.       Consolidated Secured Indebtedness Leverage Ratio~~

~~(a) Secured Indebtedness as of the Statement Date $___________~~

~~(b) Total Asset Value as of the Statement Date (from 1(b)(vii) above): $___________~~

~~(c) Consolidated Secured Indebtedness Leverage Ratio  __________ to~~

~~(a) / (b) 1.0~~

~~Maximum permitted: 0.40 to 1.0~~

Schedule 1-3

~~3. Consolidated Unsecured Leverage Ratio~~
~~(a) Unsecured Indebtedness as of the Statement Date~~	~~$___________~~
~~(b) Consolidated Unencumbered Asset Value as of the Statement  Date~~
~~(i) the aggregate net book value, as determined in accordance with GAAP, of all real property of a Person that is not subject to a Lien (other than Permitted Liens):~~	~~$___________~~
~~(ii) all accumulated depreciation and amortization with respect to such real properties~~	~~$___________~~
~~(iii) unrestricted cash and cash equivalents of such Person:~~	~~$___________~~
~~(iv) the sum of (i) unencumbered mezzanine receivables and Unencumbered Mortgage Receivables (at the value reflected in the consolidated financial statements of the Borrower, in accordance with GAAP, as of such date, including the effect of any impairment charges), and (ii) unencumbered marketable securities (at the value reflected in the consolidated financial statements of the Borrower, in accordance with GAAP, as of such date, including the effect of any impairment charges):[4]~~	~~$___________~~
~~(v) any Consolidated Party’s pro rata share of the forgoing items attributable to interests in Unconsolidated Affiliates:~~	~~$___________~~
~~(vi) Total Consolidated Unencumbered Asset Value:[5]~~	~~$___________~~
~~(i)+(ii)+(iii)+(iv)+(v)~~
~~(c) Consolidated Unsecured Leverage Ratio (a) / (b)(vi)~~	~~________ to 1.0~~
~~Maximum permitted: 0.60 to 1.0; provided that, if the Borrower shall have consummated a Material Acquisition, at the Borrower’s election, then no Credit Party shall permit the Consolidated Unsecured Leverage Ratio, tested as of the end of each Fiscal Quarter for the four consecutive Fiscal Quarter period following such Material Acquisition, to be greater than 0.65 to 1.00.~~

~~4 The items described in this clause (ii) and the preceding clause (i) shall not be taken into account to the extent that the amounts of such items exceed, in aggregate, 20% of the Consolidated Unencumbered Asset Value.~~

~~5 To the extent that Consolidated Unencumbered Asset Value attributable to (x) a Joint Venture Entity exceeds 25% of Consolidated Unencumbered Asset Value, such excess shall be excluded from the Consolidated Unencumbered Asset Value or (y) a foreign asset, any foreign asset not located in a OECD country shall be excluded from the Consolidated Unencumbered Asset Value.~~

Schedule 1-4

~~4. Consolidated Fixed Charge Coverage Ratio~~
~~(a) EBITDA for the four fiscal quarter period ending on the Statement Date~~
~~(i) net income (or loss) of the Consolidated Parties and Unconsolidated Affiliates for such period determined on a consolidated basis (excluding any income or losses from minority interests in the case of the Parent), in accordance with GAAP:~~	~~$___________~~
~~(ii) Consolidated Interest Charges:~~	~~$___________~~
~~(iii) Federal, state, local and foreign income taxes payable by the Consolidated Parties and Unconsolidated Affiliates:~~	~~$___________~~
~~(iv) Depreciation expense of the Consolidated Parties and Unconsolidated Affiliates:~~	~~$___________~~
~~(v) Amortization expense of the Consolidated Parties and Unconsolidated Affiliates:~~	~~$___________~~
~~(vi) Other non-recurring expenses of the Consolidated Parties and Unconsolidated Affiliates reducing such net income which do not represent a cash item in such period or any future period:~~	~~$___________~~
~~(vii) Costs and expenses of legal settlements, fines, judgments or orders to the extent reimbursed by insurance:~~	~~$___________~~
~~(viii) All non-cash losses, charges, expenses or other items (including the effects of purchase accounting, stock compensation expense and other stock related charges) and items related to FAS 107 adjustments, FAS 141 adjustments, the straight lining of rents, tax stabilization adjustments, the amortization of non-cash interest expense and the amortization of market rate adjustments on any Indebtedness permitted under the Credit Documents (but excluding non-cash charges, expenses or other items that constitute an accrual of or reserve for future cash payments):~~	~~$___________~~
~~(ix) Federal, state, local and foreign income tax credits of the Consolidated Parties and Unconsolidated Affiliates:~~	~~$___________~~
~~(x) Non-recurring, non-cash gains increasing net income for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period); provided, that, in the case of this subclause (x), if any non-cash gain represents an accrual or asset for future cash items in any future period, the cash payment in respect thereof shall in such future period be added to EBITDA for such period to the extent excluded from EBITDA in any prior period:~~	~~$___________~~
~~(xi) EBITDA: (i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)-(ix)-(x)[6]~~	~~$___________~~
~~(b) Adjusted EBITDA for the four fiscal quarter period ending on the Statement Date~~
~~(i) EBITDA (from Line 3(a)(xi)):~~	~~$___________~~
~~(ii) Non-recurring charges not otherwise added back in the calculation of EBITDA of the Consolidated Parties for the purposes hereof under the definition of “EBITDA”, including acquisition expenses:~~	~~$___________~~
~~(iii) Capital Reserves:~~	~~$___________~~
~~(iv) Adjusted EBITDA: (i)+(ii)-(iii)~~	~~$___________~~
~~(c) Fixed Charges for the four Fiscal Quarter period ending on the Statement Date~~
~~(i) Consolidated Interest Charges for such four Fiscal Quarter period:~~	~~$___________~~
~~(ii) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower, the Guarantors and their respective Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full (provided that any such regularly scheduled principal payments that are not payable monthly shall, for purposes of this definition, be treated as if such payment were payable in equal monthly installments commencing on such payment date to and including the month immediately prior to the date of the next such scheduled payment or, if there is no such next scheduled payment, the maturity date therefor):~~	~~$___________~~
~~(iii) Preferred Dividends:~~	~~$___________~~
~~(iv) Consolidated Fixed Charges: (i)+(ii)+(iii)[7]~~	~~$___________~~
~~(d) Consolidated Fixed Charge Coverage Ratio: (b)(iv) / (c)(iv)~~	~~________ to 1.0~~
~~Maximum permitted: 1.50 to 1.0~~

~~6 To the extent the calculations under clauses (a)(i) through (a)(x) above include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests.~~

~~7 Each Consolidated Party's Ownership Share of the Fixed Charges of its Unconsolidated Affiliates shall be included in the determination of Fixed Charges.~~

Schedule 1-5

~~5. Tangible Net Worth~~
~~(a) Shareholder Equity of the Parent and its Subsidiaries determined on a consolidated basis:~~	~~$___________~~
~~(b) Accumulated depreciation and amortization expense:~~	~~$___________~~
~~(c) The amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired:~~	~~$___________~~
~~(d) All amounts appearing on the assets side of any such balance sheet for assets which would be classified as “goodwill” under GAAP:~~	~~$___________~~
~~(e) Total Net Worth: (a)+(b)-(c)-(d)~~	~~$___________~~
~~Minimum permitted: $2,656,500,000, plus (y) an amount equal to, on a cumulative basis, the product of (1) the sum of all Net Cash Proceeds from any Equity Issuance after the Effective Date multiplied by (ii) seventy-five percent (75.0%)~~

Schedule 1-6

~~6. Unencumbered Interest Coverage Ratio~~
~~(a) Consolidated Unencumbered EBITDA for the four fiscal quarter period ending on the Statement Date~~
~~(i) The consolidated EBITDA of all Unencumbered Properties:~~	~~$___________~~
~~(ii) Capital Reserves from Unencumbered Properties for such Period:~~	~~$___________~~
~~(iii) Consolidated Unencumbered EBITDA: (i)-(ii)[8]~~	~~$___________~~
~~(b) Consolidated Unsecured Interest Expense for the four Fiscal Quarter period ending on the Statement Date~~
~~(i) Consolidated Unsecured Interest Expense:~~	~~$___________~~
~~(d) Unencumbered Interest Coverage Ratio: (a)(iii) / (b)(i)~~	~~________ to 1.0~~
~~Maximum permitted: 1.75 to 1.0~~

~~8 To the extent the calculations under clauses (a)(i) through (a)(ii) above include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests.~~

Schedule 1-7

~~7. Investments permitted pursuant to Section 8.6(j) of the Credit Agreement~~
~~(a) Unconsolidated Affiliate not to exceed 25.0% of Consolidated Total Asset Value:~~	~~$___________~~
~~(b) Development Property not to exceed 35.0% of Consolidated Total Asset Value:~~	~~$___________~~

~~Any failure of the Borrower to meet the foregoing Investment limitations shall not constitute an Event of Default hereunder, but shall result in the excess value of such Investment being excluded when calculating Gross Asset Value. Notwithstanding the foregoing, (x) in no event shall any Credit Party make any Investment under Section 8.6 of the Credit Agreement which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 8.4 of the Credit Agreement; and (y) in no event shall the Parent be permitted to make any equity Investment in any Person other than the Borrower.~~

Schedule 1-8

I.	Section 8.10(a) — Leverage Ratio.

A.	Enterprise Total Indebtedness on the Statement Date:

1.	Indebtedness of the Group on a consolidated basis outstanding on the Statement Date:	$________

2.	Healthpeak OP’s Pro Rata Share of Indebtedness of each Material Joint Venture outstanding on the Statement Date:	$________

3.	Enterprise Total Indebtedness (Line I.A.1 plus Line I.A.2 (without duplication))[3]:	$________

B.	Enterprise Gross Asset Value on the Statement Date:

1.	Gross Asset Value of the Group on a consolidated basis:	$________

2.	Healthpeak OP’s Pro Rata Share of Gross Asset Value of each Material Joint Venture:	$________

3.	Enterprise Gross Asset Value on the Statement Date (Line I.B.1 + Line I.B.2 (without duplication)):[4]	$________

C.	Leverage Ratio (Line I.A.3 ÷ Line I.B.3):	____ to 1.00

Maximum Permitted as of the end of any fiscal quarter: 0.60 to 1.00

Notwithstanding the foregoing, in connection with the consummation of a Significant Acquisition, Healthpeak shall be permitted to increase the maximum Leverage Ratio to 0.65 to 1.00 for any fiscal quarter in which a Significant Acquisition occurs and for the three (3) consecutive full fiscal quarters immediately thereafter; provided that, solely in the case of any increase pursuant to this sentence, in no event shall the Leverage Ratio exceed 0.65 to 1.00 as of the end of any fiscal quarter or exceed 0.60 to 1.00 for more than four (4) consecutive fiscal quarters in any consecutive five (5) fiscal quarter period.

3For purposes of calculating the Leverage Ratio, (x) Line I.A.1. shall be reduced by the aggregate amount of (i) all unrestricted cash and cash equivalents of the Group and (ii) escrow and other deposits to the extent available on the Statement Date for the repayment of any of the Indebtedness included in the calculation of Line I.A.1. up to an amount in the aggregate for this clause (x) not to exceed the aggregate amount of Indebtedness reflected in Line I.A.1. maturing in the immediately succeeding 24 months and (y) Line 1.A.2. shall be reduced by the aggregate amount of (i) all unrestricted cash and cash equivalents of each such applicable Material Joint Venture and (ii) escrow and other deposits to the extent available on the Statement Date for the repayment of any of the Indebtedness included in the calculation of Line 1.A.2. up to an amount in the aggregate for this clause (y) not to exceed the aggregate amount of Indebtedness reflected in Line 1.A.2. maturing in the immediately succeeding 24 months. Enterprise Total Indebtedness shall not include accounts payable, intracompany debt, dividends and distributions declared but not payable, security deposits, accrued liabilities or prepaid rent, each as defined in accordance with GAAP.

4 Enterprise Gross Asset Value shall not include the aggregate amount of unrestricted cash and cash equivalents deducted in the calculation of Enterprise Total Indebtedness pursuant to the immediately preceding footnote.

Schedule 1-9

II.	Section 8.10(b) — Secured Debt Ratio.

A.	Enterprise Secured Debt outstanding on the Statement Date:	$________

B.	Enterprise Gross Asset Value on the Statement Date (Line I.B.3):	$________

C.	Secured Debt Ratio (Line II.A ÷ Line II.B): [5]	____ to 1.00

Maximum Permitted as of the end of any fiscal quarter: 0.40 to 1.00

III.	Section 8.10(c) — Fixed Charge Coverage Ratio.

A.	Enterprise EBITDA for the twelve-month period ended on the Statement Date (See Annex 1):

1.	EBITDA of the Group on a consolidated basis (From Annex 1):	$________

2.	Healthpeak OP’s Pro Rata Share of EBITDA of each Material Joint Venture (From Annex 1):	$________

3.	Enterprise EBITDA (Line III.A.1 + Line III.A.2 (without duplication)):	$________

B.	Enterprise Fixed Charges for the twelve-month period ended on the Statement Date:

1.	Enterprise Interest Expense paid in cash during such period:

a.	Interest Expense of the Group on a consolidated basis paid in

cash during such period:	$________

b.	Healthpeak OP’s Pro Rata Share of Interest Expense of each Material Joint Venture paid in cash during such period:	$________

c.	Enterprise Interest Expense paid in cash during such period (Line III.B.1.a + Line III.B.1.b (without duplication)):	$________

5 For purposes of calculating the Secured Debt Ratio, the aggregate amount of all unrestricted cash and cash equivalents on the Statement Date deducted from Enterprise Secured Debt pursuant to the definition of “Enterprise Total Indebtedness” shall exclude the aggregate amount of all unrestricted cash and cash equivalents deducted from Enterprise Unsecured Debt pursuant to the definition of “Enterprise Total Indebtedness” for the purpose of determining the Unsecured Leverage Ratio as of the Statement Date.

Schedule 1-10

2.	Scheduled Principal Payments during such period:	$________

a.	Regularly scheduled principal payments during such period
by Healthpeak and its Subsidiaries with respect to
Indebtedness of Healthpeak and its Subsidiaries
(other than payments due at final maturity of any
tranche of Indebtedness):	$________

b.	Healthpeak OP’s Pro Rata Share of all regularly scheduled
principal payments during such period with respect to the
Indebtedness (other than payments due at final
maturity of any tranche of Indebtedness) of
each Material Joint Venture:	$________

c.	Scheduled Principal Payments (Line III.B.2.a + Line III.B.2.b (without duplication)):[6]	$________

3.	Cash dividends and distributions during such period in respect of preferred stock of the Group (excluding (i) redemption payments or charges in connection with the redemption of preferred stock and (ii) amounts paid to Healthpeak, the Borrower or any of their respective Subsidiaries):

$________

4.	Enterprise Fixed Charges (Line III.B.1.c + Line III.B.2.c + Line III.B.3 (without duplication))[7]:	$________

C.	Fixed Charge Coverage Ratio (Line III.A.3 ÷ Line III.B.4):	____ to 1.00

Minimum requirement as of the end of any fiscal quarter: 1.50 to 1.00

IV.	Section 8.10(d) — Unsecured Leverage Ratio.

A.	Enterprise Unsecured Debt outstanding on the Statement Date:	$________

B.	Enterprise Unencumbered Asset Value on the Statement Date:

1.	Unencumbered Asset Value of the Group on a consolidated basis:

$________

2.	Healthpeak OP’s Pro Rata Share of Unencumbered Asset Value of each Material Joint Venture:	$________

3.	Enterprise Unencumbered Asset Value (Line IV.B.1 + Line IV.B.2 (without duplication)):	$________

6 For purposes of determining Scheduled Principal Payments, Indebtedness shall not include accounts payable, intracompany debt, dividends and distributions declared but not payable, security deposits, accrued liabilities or prepaid rent, each as defined in accordance with GAAP.

7 Enterprise Fixed Charges shall not include (i) any amounts with respect to any Intercompany Indebtedness, (ii) gains and losses from unwinding or break-funding of Swap Contracts, (iii) write-offs of unamortized deferred financing fees, (iv) prepayment fees, premiums and penalties, and (v) other unusual or non-recurring items as are reasonably acceptable to the Administrative Agent and the Required Lenders.

Schedule 1-11

C.	Unsecured Leverage Ratio (Line IV.A ÷ Line IV.B.3): [8]	____ to 1.00

Maximum Permitted as of the end of any fiscal quarter: 0.60 to 1.00

Notwithstanding the foregoing, in connection with the consummation of a Significant Acquisition, Healthpeak shall be permitted to increase the maximum Unsecured Leverage Ratio to 0.65 to 1.00 for any fiscal quarter in which a Significant Acquisition occurs and for the three (3) consecutive full fiscal quarters immediately thereafter; provided that, solely in the case of any increase pursuant to this sentence, in no event shall the Unsecured Leverage Ratio exceed 0.65 to 1.00 as of the end of any fiscal quarter or exceed 0.60 to 1.00 for more than four (4) consecutive fiscal quarters in any consecutive five (5) fiscal quarter period.

V.	Section 8.10(e) — Consolidated Tangible Net Worth.

A.	Consolidated Tangible Net Worth on the Statement Date

1.	Consolidated Shareholders’ Equity:	$________

2.	Accumulated depreciation and amortization, determined on a

consolidated basis in accordance with GAAP:	$________

3.	Consolidated Intangible Assets:	$________

4.	Consolidated Tangible Net Worth (Line V.A.1 plus Line V.A.2 minus Line V.A.3):	$________

Minimum required as of the end of any fiscal quarter: $7,700,000,000

8 For purposes of calculating the Unsecured Leverage Ratio, the aggregate amount of all unrestricted cash and cash equivalents on the Statement Date deducted from Enterprise Unsecured Debt pursuant to the definition of “Enterprise Total Indebtedness” shall exclude the aggregate amount of all unrestricted cash and cash equivalents deducted from Enterprise Secured Debt pursuant to the definition of “Enterprise Total Indebtedness” for the purpose of determining the Secured Debt Ratio as of the Statement Date.

Schedule 1-12

~~Schedule 3~~Annex 1
to the Compliance Certificate

For the Fiscal ~~[~~Quarter~~] [~~/Fiscal Year~~] ending ____________ ___, 20__.~~ ended______________, _____

EBITDA of the Group on a consolidated basis

EBITDA of the Group	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
Net Income (without duplication)
+ Interest Expense of the Group
+ provision for taxes on or measured by income (whether or not payable during such period)
+ depreciation and amortization expense
+ non-cash expenses
- items increasing Net Income which do not represent a cash receipt
- any addition to EBITDA under “provision for taxes on or measured by income” above taken or payable during such period to the extent added to EBITDA in any prior or future period
= EBITDA of the Group on a consolidated basis

~~Changes in GAAP~~

~~(see attached)~~

Annex 1-1

Healthpeak OP’s Pro Rata Share of EBITDA of Material Joint Ventures

Healthpeak OP’s Pro Rata Share of EBITDA of Material Joint Ventures	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
Net Income (without duplication)
+ Healthpeak OP’s Pro Rata Share of Interest Expense of Material Joint Ventures
+ provision for taxes on or measured by income (whether or not payable during such period)
+ depreciation and amortization expense
+ non-cash expenses
- items increasing Net Income which do not represent a cash receipt
- any addition to EBITDA under “provision for taxes on or measured by income” above taken or payable during such period to the extent added to EBITDA in any prior or future period
= Healthpeak OP’s Pro Rata Share of EBITDA of Material Joint Ventures

Annex 1-2

Schedule 4
to Compliance Certificate

For the Reference Year commencing ____________ ___, 20__, and ending ____________ ___, 20__.9

Sustainability Rating Change
(a) Sustainability Rating[10] for the Reference Year ending ____________ ___, 20__	___________
(b) Sustainability Rating for the Reference Year ending ____________ ___, 20__[11]	___________
(d) Sustainability Rating Change:
(((b) - (a)) / (a)) * 100	___________%[12]

9 The date upon which Borrower has obtained a Sustainability Rating and a Sustainable Agent has been identified and has accepted responsibility for calculating sustainability performance targets (SPTs) and key performance indicators (KPIs).

10 The “GRESB Score”, as calculated and assigned to the Borrower from time to time by GRESB and published in the most recently released GRESB Real Estate Assessment thereof.

11 The Reference Year in item (b) should be the reference Year immediately following the Reference Year in item (a).

12 If (i) the Sustainability Rating Change for such Reference Year shall be equal to or greater than five percent (5.0%) or (ii) the Sustainability Rating for such Reference Year shall be equal to or greater than 96, the Applicable Sustainability Adjustment for such Sustainability Adjustment Period shall be a one basis point reduction in the Applicable Margin set forth in the Investment Grade Pricing Grid

Schedule 4 - 1

[Different first page setting changed from off in original to on in modified.].

[Different first page setting changed from off in original to on in modified.].

Schedule 1-2

APPENDIX A

Outstanding Term Loans as of Amendment Effective Date

Lender	2028 Term Commitment	2028 Term Commitment Percentage
KeyBank National Association	$86,666,666.66	21.666666665000%
BMO Harris Bank N.A.	$86,666,666.67	21.666666667500%
Bank of America, N.A.	$50,000,000.00	12.500000000000%
Raymond James Bank	$25,000,000.00	6.250000000000%
Regions Bank	$86,666,666.67	21.666666667500%
Credit Agricole Corporate and Investment Bank	$50,000,000.00	12.500000000000%
Associated Bank, National Association	$15,000,000.00	3.750000000000%
Total	$400,000,000	100.000000000%